                                                                    EXHIBIT 16

                                $1,000,000,000
                               CREDIT AGREEMENT
                         Dated as of January 12, 1999
                                     among



                           PROVIDIAN NATIONAL BANK,
                                      and
                                PROVIDIAN BANK,
                                 as Borrowers,
                       PROVIDIAN FINANCIAL CORPORATION,
                                 as Guarantor,
                           THE LENDERS NAMED HEREIN,
                                  as Lenders
                                      and
                           THE CHASE MANHATTAN BANK
                            as Administrative Agent

                                      and

                     NATIONSBANC MONTGOMERY SECURITIES LLC
                              CITICORP USA, INC.
                          CREDIT SUISSE FIRST BOSTON

                             as Syndication Agents


                             CHASE SECURITIES INC.
                       as Lead Arranger and Book Manager

                               TABLE OF CONTENTS
                               -----------------


          This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                                        Page

Section 1.  Definitions................................................................    1
1.02  Other Definitional Provisions....................................................   17

Section 2.  Amount and Terms of Commitments............................................   17
     2.01  Syndicated Loan Commitments.................................................   17
     2.02  Procedure for Syndicated Loan Borrowing.....................................   18
     2.03  Competitive Bid Option Loans................................................   18
     2.05  Changes of Commitments......................................................   24
     2.06  Fees........................................................................   25
     2.07  Lending Offices.............................................................   25
     2.08  Several Obligations.........................................................   25
     2.09  Evidence of Indebtedness....................................................   26
     2.10  Optional Prepayments and Conversions or Continuations
             of Eurodollar Loans.......................................................   26
     2.11  Mandatory Prepayments and Reductions of Commitments.........................   27
     2.12  Extension of Termination Date...............................................   28
     2.13  New Lenders.................................................................   29
     2.14  Increases in Commitments....................................................   30

Section 3.  Payments of Principal and Interest.........................................   30
     3.01  Repayment of Loans..........................................................   30
     3.02  Interest....................................................................   31

Section 4.  Payments; Pro Rata Treatment; Computations; Etc............................   32
     4.01  Payments....................................................................   32
     4.02  Pro Rata Treatment..........................................................   32
     4.03  Computations................................................................   33
     4.04  Minimum Amounts.............................................................   33
     4.05  Certain Notices.............................................................   33
     4.06  Non-Receipt of Funds by the Administrative Agent............................   34
     4.07  Sharing of Payments, Etc....................................................   35

Section 5.  Yield Protection, Etc......................................................   36
     5.01  Additional Costs............................................................   36
     5.02  Limitation on Types of Loans................................................   38
     5.03  Illegality..................................................................   39

                                                                              ii

     5.04  Treatment of Affected Loans.................................................   39
     5.05  Compensation................................................................   39
     5.06  U.S. Taxes..................................................................   40

Section 6.  Conditions Precedent.......................................................   43
     6.01  Effective Date..............................................................   43

Section 7.  Representations and Warranties.............................................   45
     7.01  Financial Condition.........................................................   45
     7.02  No Change...................................................................   46
     7.03  Corporate Existence; Compliance with Law....................................   46
     7.04  Corporate Power; Authorization; Enforceable Obligations.....................   46
     7.05  No Legal Bar................................................................   47
     7.06  No Material Litigation......................................................   47
     7.07  No Default..................................................................   47
     7.08  Ownership of Property; Liens................................................   47
     7.09  Taxes.......................................................................   47
     7.10  Federal Regulations.........................................................   47
     7.11  ERISA.......................................................................   48
     7.12  Investment Company Act; Other Regulations...................................   48
     7.13  Subsidiaries................................................................   48
     7.14  Purpose of Loans............................................................   49
     7.15  True and Complete Disclosure................................................   49
     7.16   Public Utility Holding Company Act.........................................   49
     7.17  Year 2000 Matters...........................................................   49

Section 8.  Certain Covenants of Each Obligor..........................................   49
     8.01  Financial Statements, Etc...................................................   49
     8.02  Litigation..................................................................   51
     8.03  Existence, Etc..............................................................   51
     8.04  Insurance...................................................................   52
     8.05  Notices.....................................................................   52
     8.06  Limitation on Fundamental Changes...........................................   55
     8.07  Limitation on Sale of Assets................................................   55
     8.08  Limitation on Liens.........................................................   56
     8.09  Limitation on Transactions with Affiliates..................................   57

Section 9.  Additional Obligor-Specific Covenants......................................   58
     9.01  Guarantor Covenants.........................................................   58
     9.02  Covenants of the Borrowers..................................................   58

Section 10.  Guarantee.................................................................   58
     10.01  Guarantee..................................................................   58
     10.02  Right of Set-off...........................................................   59

                                                                             iii

     10.03  Waiver of Subrogation......................................................   59
     10.04  Amendments, etc. re Obligations; Waiver of Rights..........................   60
     10.05  Guarantee Absolute and Unconditional.......................................   60
     10.06  Reinstatement..............................................................   61

Section 11.  Events of Default.........................................................   61

Section 12.  The Administrative Agent..................................................   64
     12.01  Appointment, Powers and Immunities ........................................   64
     12.02  Reliance by Administrative Agent...........................................   65
     12.03  Defaults...................................................................   65
     12.04  Rights as a Lender.........................................................   66
     12.05  Indemnification............................................................   66
     12.06  Non-Reliance on Administrative Agent and Other Lenders.....................   66
     12.07  Failure to Act.............................................................   67
     12.08  Resignation of Administrative Agent........................................   67
     12.09  Syndication Agents.........................................................   67

Section 13.  Miscellaneous.............................................................   68
     13.01  Waiver.....................................................................   68
     13.02  Notices....................................................................   68
     13.03  Expenses, Etc..............................................................   68
     13.04  Amendments, Etc............................................................   69
     13.05  Successors and Assigns.....................................................   70
     13.06  Assignments and Participations.............................................   70
     13.07  Survival...................................................................   73
     13.08  Captions...................................................................   73
     13.09  Counterparts...............................................................   74
     13.10  Independence of Covenants..................................................   74
     13.11  Severability...............................................................   74
     13.12  Integration................................................................   74
     13.13  Governing Law..............................................................   74
     13.14  Submission to Jurisdiction; Waivers........................................   74
     13.15  Waivers of Jury Trial......................................................   75

                                                                              iv

SCHEDULE I   -  Subsidiaries
SCHEDULE II  -  Section 8.08(d) Existing Liens
EXHIBIT A    -  Form of Assignment and Acceptance
EXHIBIT B    -  Form of CBO Quote Request
EXHIBIT C    -  Form of CBO Quote
EXHIBIT D-1  -  Form of Notice of Borrowing of CBO Loans
EXHIBIT D-2  -  Form of Notice of Borrowing of Syndicated Loans
EXHIBIT D-3  -  Form of Notice of Borrowing of Swing Line Loans
EXHIBIT E-1  -  Form of Opinion of Orrick, Herrington & Sutcliffe LLP, Counsel to the Obligors
EXHIBIT E-2  -  Form of Opinion of Ellen Richey, general counsel to the Obligors
EXHIBIT F-1  -  Form of Syndicated Note
EXHIBIT F-2  -  Form of Competitive Bid Note
EXHIBIT G    -  Form of Additional Lender Addendum
EXHIBIT H    -  Form of Increased Commitment Addendum
EXHIBIT I    -  Form of Opinion of Counsel to the Lenders


     CREDIT AGREEMENT, dated as of January 12, 1999 among PROVIDIAN NATIONAL BANK, a national banking association incorporated, organized and existing under the laws of the United States of America ("PNB"), PROVIDIAN BANK, a corporation
                                           ---
organized and existing under the laws of the State of Utah ("PB"; together with
                                                             --
PNB, the "Borrowers"); PROVIDIAN FINANCIAL CORPORATION, a corporation organized
          ---------
and existing under the laws of the State of Delaware (the "Guarantor"; together
                                                           ---------
with the Borrowers, the "Obligors"); the several banks and other financial
                         --------
institutions or entities from time to time party hereto (individually, a

"Lender" and, collectively, the "Lenders"); and THE CHASE MANHATTAN BANK, a New
 ------                          -------
York banking corporation, as Administrative Agent for the Lenders (in such capacity, together with any successor appointed pursuant to Section 12.08, the

"Administrative Agent") and NATIONSBANC MONTGOMERY SECURITIES LLC, CITICORP USA,
---------------------
INC. and CREDIT SUISSE FIRST BOSTON (collectively, the Syndication Agents).
                                                       ------------------


                                   AGREEMENT

          The parties hereto agree as follows:

          Section 1.  Definitions.
                      -----------

          1.01  Defined Terms.  As used in this Agreement, the following terms
                -------------
shall have the following meanings:

          "ABR": for any day, a rate per annum equal to the greater of (a) the
           ---
Prime Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate
                                                 ----------
of interest per annum publicly announced from time to time by the Reference Lender as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors). Any change in the ABR due to a change in the Prime Rate or the Federal Funds Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Rate, respectively.

          "ABR Loans": Loans the rate of interest applicable to which is based
           ---------
upon the ABR.

          "Additional Lender Addendum":  an agreement, substantially in the form
           --------------------------
attached hereto as Exhibit G, made by a financial institution becoming a "Lender" hereunder and accepted by the Borrowers and the Administrative Agent in accordance with Section 2.13.

          "Administrative Agent":  as defined in the preamble.
           --------------------

          "Affiliate":  as to any Person, any other Person which, directly or
           ---------
indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agreement":  this Credit Agreement, as amended, supplemented or
           ---------
otherwise modified from time to time.

          "Applicable Lending Office":  for each Lender and for each Type of
           -------------------------
Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and each Borrower as the office at which its Loans of such Type are to be made and maintained.

          "Applicable Margin": on any date, with respect to Eurodollar Loans or
           -----------------
ABR Loans, the applicable percentage set forth below based upon the lower of the highest two ratings (or if neither of such highest two ratings is lower, the highest rating) assigned by S&P, Moody's and D&P, respectively, applicable on such date to senior unsecured indebtedness of PNB:

    Applicable Rating                   Eurodollar Margin                    ABR Margin
----------------------------------------------------------------------------------------------------------
 BBB+ or higher by S&P or
 D&P                                         .225%                              0%
 Baa1 or higher by Moody's
----------------------------------------------------------------------------------------------------------
 BBB by S&P or D&P
 Baa2 by Moody's                             .350%                              0%

----------------------------------------------------------------------------------------------------------
 BBB- by S&P or D&P
 Baa3 by Moody's                             .450%                              0%

----------------------------------------------------------------------------------------------------------
 BB+ by S&P or D&P
 Ba1 by Moody's                              .750%                              0%

----------------------------------------------------------------------------------------------------------
 BB by S&P or D&P
 Ba2 by Moody's                             1.125%                           .125%

----------------------------------------------------------------------------------------------------------


          "Assignment and Acceptance":  an assignment and acceptance,
           -------------------------
substantially in the form attached hereto as Exhibit A, made by a Lender and an assignee of such Lender and accepted by the Guarantor and the Administrative Agent in accordance with and to the extent required by Section 13.06(b).

          "Available Commitment":  as to any Lender at any time, an amount equal
           --------------------
to such Lender's Commitment Percentage of the excess, if any, of (a) the aggregate Commitments over (b) the aggregate principal amount of all Loans then outstanding.

          "Bankruptcy Code": the Federal Bankruptcy Code of 1978, as amended
           ---------------
from time to time.

          "Borrowing Date":  any Business Day specified in a notice pursuant to
           --------------
Section 2.02, 2.03 or 2.04 as a date on which a Borrower requests the Lenders to make Loans hereunder.

          "Business Day":  any day on which (a) commercial banks are not
           ------------
authorized or required to close in New York City or San Francisco or the State of New Hampshire and (b) if such day relates to the giving of notices or quotes in connection with a LIBOR Auction or to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a LIBOR Market Loan or a notice by any Borrower with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, dealings in Dollar deposits are carried out in the London interbank market.

          "Capital Securities":  in the case of the Guarantor, cumulative
           ------------------
preferred stock or similar securities issued by a special purpose subsidiary of the Guarantor that would be given Tier 1 Capital status under the Federal Reserve Board's risk-based capital guidelines (regardless of whether the Guarantor is then required to comply with such guidelines).

          "Capital Stock":  any and all shares, interests, participations or
           -------------
other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "CBO Quote": an offer in accordance with Section 2.03(c) by a Lender
           ---------
to make a Competitive Bid Option Loan with one single specified interest rate.

          "CBO Quote Request":  as defined in Section 2.03(b).
           -----------------

          "Chase":  The Chase Manhattan Bank a New York banking corporation.
           -----

          "Class":  as to any Loan, its nature as a Competitive Bid Option Loan,
           -----
a Swing Line Loan or a Syndicated Loan.

          "Code":  the Internal Revenue Code of 1986, as amended from time to
           ----
time.

          "Commitment":  as to any Lender, the obligation of such Lender to make
           ----------
Syndicated Loans in an aggregate amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Lender on the signature pages hereof under the caption "Commitment", or if such Lender has entered into an Increased Commitment Addendum or one or more Assignment and Acceptances, and with respect to each Lender that becomes a Lender pursuant to an Assignment and Acceptance or an Additional Lender Addendum, as set forth in such Increased Commitment Addendum, Assignment and Acceptance or Additional Lender Addendum (as the same may be reduced from time to time pursuant to Section 2.05). The original aggregate principal amount of the Commitments is $1,000,000,000.

          "Commitment Percentage":  as to any Lender at any time, the percentage
           ---------------------
which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding (plus, in the case of each Lender, such Lender's participation in Unrefunded Swing Line Loans made by any other Swing Line Lenders, and minus, in the case of any Swing Line Lender, the aggregate participations of the Lenders in its Unrefunded Swing Line Loans) constitutes of the aggregate principal amount of the Loans then outstanding).

          "Commitment Period":  the period from and including the date hereof to
           -----------------
but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

          "Commonly Controlled Entity":  with respect to any Obligor, an entity,
           --------------------------
whether or not incorporated, which is under common control with such Obligor within the meaning of Section 4001 of ERISA or is part of a group which includes such Obligor and which is treated as a single employer under Section 414 of the Code.

          "Competitive Bid Option Loans":  loans provided for in Section 2.03.
           ----------------------------

          "Consolidated Net Income":  for any period, the consolidated net
           -----------------------
income (or loss) of the Guarantor and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, provided that there shall be
                                            --------
excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Guarantor or is merged into or consolidated with the Guarantor or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Guarantor) in which the Guarantor or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Guarantor or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Guarantor to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under this Agreement or any other credit agreement to which such Subsidiary is a party) or requirement of law applicable to such Subsidiary.

     "Consolidated Shareholders' Equity" : as of any date of determination, with
      ---------------------------------
respect to any Person, the consolidated total stockholders' equity of such Person and its Consolidated Subsidiaries.

          "Consolidated Subordinated Debt" : as of any date of determination,
           ------------------------------
with respect to any Person, the Subordinated Debt of such Person and its Consolidated Subsidiaries.

          "Consolidated Subsidiary" : as of any date of determination, with
           -----------------------
respect to any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall or should be consolidated with the financial statements of such Person.

          "Consolidated Tangible Capital" : as of any date of determination,
           -----------------------------
with respect to any Person, (a) Consolidated Shareholders' Equity of such Person less (i) goodwill and identifiable intangibles of such Person (other than identified intangible assets consisting of mortgage and non-mortgage servicing assets and purchased credit card relationships to the extent that such intangibles are not required to be deducted from such Person's capital under the applicable regulator's risk-based capital guidelines, with any limitations thereunder determined on a consolidated basis) and (ii) unrealized gains or losses on available for sale debt securities plus (b) Consolidated Subordinated Debt and Capital Securities of such Person minus (c) the excess, if any, of (i) Consolidated Subordinated Debt and Capital Securities of such Person over (ii) 25% of the amount calculated pursuant to clauses (a) and (b) of this definition.

          "Continue", "Continuation" and "Continued" shall refer to the
           --------    ------------       ---------
continuation pursuant to Section 2.10 of a Eurodollar Loan as a Eurodollar Loan from one Interest Period to the next Interest Period.

          "Continuing Directors":  the directors of the Guarantor on the Closing
           --------------------
Date, and each other director, if, in each case, such other director's nomination for election to the board of directors of the Guarantor is recommended by (or in the case of a vacancy filled by the board of directors, such other director is appointed by) at least a majority of the then Continuing Directors.

          "Contractual Obligation":  as to any Person, any provision of any
           ----------------------
security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Convert", "Conversion" and "Converted" shall refer to a conversion
           -------    ----------       ---------
pursuant to Section 2.10 of one Type of Syndicated Loan into another Type of Syndicated Loan, which may be accompanied by the transfer by a Lender (at its sole discretion but subject to the proviso in the first sentence of (S) 5.01(c)) of a Loan from one Applicable Lending Office to another.

          "Credit Documents":  this Agreement and the Fee Letter.
           ----------------

          "D&P": Duff & Phelps Credit Rating Co.
           ---

          "Default":  any of the events specified in Section 11, whether or not
           -------
any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Dollars" and "$":  dollars in lawful currency of the United States of
           -------       -
America.

          "Effective Date":  as defined in Section 6.01.
           --------------

          "ERISA":  the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time.

          "ERISA Affiliate": with respect to any Obligor, any corporation or
           ---------------
trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code and the regulations issued thereunder of which such Obligor is a member and (ii) solely with respect to potential liability under Section 302(c)(11) of ERISA or Section 412(c)(11) of the Code or the lien created under Section 302(f) of ERISA or Section 412(n) of the Code, described in Section 414(m) or (o) of the Code and the regulations issued thereunder of which such Obligor is a member.

          "ERISA Multiemployer Plan": with respect to any Obligor, a
           ------------------------
multiemployer plan as defined in Section 3(37) of ERISA to which such Obligor or any of its ERISA Affiliates has an obligation to contribute.

          "ERISA Pension Plan": with respect to any Obligor, an employee pension
           ------------------
benefit plan as defined in Section 3(2) of ERISA, other than a Multiemployer Plan, which is maintained by such Obligor or any of its ERISA Affiliates.

          "ERISA Plan": an ERISA Pension Plan or an ERISA Welfare Plan.
           ----------

          "ERISA Welfare Plan": with respect to any Obligor, an employee welfare
           ------------------
benefit plan as defined in Section 3(1) of ERISA, other than a Multiemployer Plan, which is maintained by such Obligor or any of its ERISA Affiliates.

          "Eurocurrency Reserve Requirements":  for any day as applied to a
           ---------------------------------
Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System with deposits exceeding $1 billion in respect of eurodollar currency funding liabilities.

          "Eurodollar Base Rate": with respect to each day during each Interest
           --------------------
Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Bridge Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Bridge Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to
                   --------------------
such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

          "Eurodollar Loans":  Syndicated Loans the interest rates on which are
           ----------------
determined on the basis of the Eurodollar Rate.

          "Eurodollar Rate":  with respect to each day during each Interest
           ---------------
Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                    Eurodollar Base Rate
          ----------------------------------------
          1.00 - Eurocurrency Reserve Requirements

          "Event of Default":  any of the events specified in Section 11,
           ----------------
provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Existing Agreement": the Amended and Restated Credit Agreement dated
           ------------------
as of May 14, 1996 (as amended) among PNB, PB and Providian Credit Corporation, as Borrowers, the Guarantor, as Guarantor, the Lenders named therein and The Chase Manhattan Bank, as Administrative Agent.

          "Extended Termination Date": the fifth (5th) anniversary date of the
           -------------------------
Effective Date, provided that if such date is not a Business Day, the Extended Termination Date shall be the next preceding Business Day.

          "Facility Fee":  as defined in Section 2.06(a).
           ------------



          "Facility Fee Rate":  on any date, the applicable percentage set forth
           -----------------
below based upon the lower of the highest two ratings (or if neither of such highest two ratings is lower, the highest rating) assigned by S&P, Moody's and D&P, respectively, applicable on such date to senior unsecured indebtedness of
PNB:

 Applicable Rating                  Facility Fee Rate
-----------------------------------------------------------------
 BBB+ or higher by S&P or
 D&P                                .125%
 Baa1 or higher by Moody's
-----------------------------------------------------------------
 BBB by S&P or D&P
 Baa2 by Moody's                    .150%
-----------------------------------------------------------------
 BBB- by S&P or D&P
 Baa3 by Moody's                    .175%
-----------------------------------------------------------------
 BB+ by S&P or D&P
 Ba1 by Moody's                     .250%
-----------------------------------------------------------------
 BB by S&P or D&P
 Ba2 by Moody's                     .375%
-----------------------------------------------------------------


          "FDIA": the Federal Deposit Insurance Act, as amended, or any
           ----
successor statute.

          "FDIC":  the Federal Deposit Insurance Corporation.
           ----

          "Federal Funds Rate": for any day, the rate per annum (rounded
           ------------------
upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York,

provided that (a) if the day for which such rate is to be determined is not a
--------
Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the arithmetic mean of three rates quoted by Federal funds brokers to the Reference Lender on such Business Day on such transactions as determined by the Administrative Agent.

          "Fee Letter":  the letter dated October 20, 1998 between the Obligors
           ----------
and the Administrative Agent relating to certain agency and other fees in respect of the credit facilities provided hereunder.


          "Financing Lease":  any lease of property, real or personal, the
           ---------------
obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "First Scheduled Termination Date": the fourth (4th) anniversary date
           --------------------------------
of the Effective Date, provided that if such date is not a Business Day, the
                       --------
First Scheduled Termination Date shall be the preceding Business Day.

          "GAAP":  generally accepted accounting principles in the United States
           ----
of America in effect from time to time, consistent with those used in the preparation of the audited financial statements referred to in Section 7.01 and 8.01.

          "Governmental Authority":  any nation or government, any state or
           ----------------------
other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee Obligation":  as to any Person (the "guaranteeing person"),
           --------------------                           -------------------
any obligation of the guaranteeing person guaranteeing or intended to guarantee any Indebtedness (the "primary obligations") of any other Person (the "primary
                       -------------------                             -------
obligor") in any manner, whether directly or indirectly, including, without
-------
limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof;

provided, however, that the term Guarantee Obligation shall not include
--------  -------
endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by such guaranteeing person in good faith.

          "Guarantor":  as defined in the preamble.
           ---------

          "Increased Commitment Addendum":  an agreement, substantially in the
           -----------------------------
form attached hereto as Exhibit H, made by a Lender and accepted by the Obligors and the Administrative Agent in accordance with Section 2.14.

          "Indebtedness":  of any Person at any date, (a) all indebtedness of
           ------------
such Person for borrowed money (including, without limitation, deposits but excluding non-interest bearing deposits classified as official checks of such Person) or for the deferred purchase price of property or services (other than trade liabilities and other current or accrued liabilities arising in

                                                                              10
the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture, credit agreement or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person and (e) all indebtedness for borrowed money secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof; provided, however, that the
                                                 --------  -------
term Indebtedness shall not include any repurchase obligation of such Person with a term of no more than three months with respect to book-entry U.S. Government securities where the repurchase obligation matures no later than the maturity of underlying government securities and where such Person owns the corresponding underlying government securities.

          "Insured Depository Institution": an "insured depository institution"
           ------------------------------
as defined in the FDIA, 12 U.S.C.A. (S) 1813(c)(2) (or any successor provision of the FDIA).

          "Interest Period":
           ---------------

          (a) with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Loan of another Type or the last day of the next preceding Interest Period for such Loan and ending on (1) the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 4.05, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month or (2) for any period of less than one month or more than six months selected by the Borrower and acceptable to each Lender as provided in Section 4.05, the last day of such period;

          (b) with respect to any Set Rate Loan, the period commencing on the date such Set Rate Loan is made and ending on any Business Day at least seven days thereafter, as the Borrower may select as provided in Section 2.03(b); and

          (c) with respect to any LIBOR Market Loan, the period commencing on the date such LIBOR Market Loan is made and ending on the numerically corresponding day in that number of calendar months thereafter as the Borrower may select as provided in

     Section 2.03(b), except that each such Interest Period that commences on the last Business Day of a calendar month (or any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

Notwithstanding the foregoing: (i) if any Interest Period for any Eurodollar Loan or Competitive Bid Option Loan would otherwise end after the Termination Date, such Interest Period shall, subject to clause (iii) below, end on the Termination Date; (ii) subject to clause (i) above, each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for a Eurodollar Loan or a LIBOR Market Loan, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business
Day); and (iii) subject to clause (ii) above, except as permitted in Section 4.05, no Interest Period for any Loan (other than a Set Rate Loan or a Swing Line Loan) shall have a duration of less than one month (in the case of a Eurodollar Loan or a LIBOR Market Loan) and, if the Interest Period for any Eurodollar Loan or LIBOR Market Loan would otherwise be a shorter period, a Eurodollar Loan or LIBOR Market Loan shall not be available hereunder for such period.

          "Lenders": as defined in the preamble.
           -------

          "LIBO Margin": as defined in Section 2.03(c)(ii)(C).
           -----------

          "LIBO Rate": for any LIBOR Market Loan, a rate per annum equal to the
           ---------
Eurodollar Rate for the Interest Period for such Loan.

          "LIBOR Auction": a solicitation of CBO Quotes setting forth LIBO
           -------------
Margins based on the LIBO Rate pursuant to Section 2.03.

          "LIBOR Market Loans": Competitive Bid Option Loans interest rates on
           ------------------
which are determined on the basis of LIBO Rates pursuant to a LIBOR Auction.

          "Lien": any mortgage, pledge, hypothecation, assignment, deposit
           ----
arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

          "Loan":  any loan made by any Lender pursuant to this Agreement.
           ----

          "Majority Lenders":  at any time, Lenders the Commitment Percentages
           ----------------
of which aggregate more than 50%.


          "Managed Receivables" : as of any date of determination, with respect
           -------------------
to the Guarantor, the aggregate of Receivables consisting of (a) on-balance sheet Receivables (including secured credit card Receivables) of the Guarantor and its Consolidated Subsidiaries (but excluding any charged-off Receivables owned or acquired by the Guarantor or its Consolidated Subsidiaries) and (b) Receivables (including secured credit card Receivables) transferred or pledged by the Guarantor or any of its Consolidated Subsidiaries in a Securitization (but excluding any charged-off Receivables owned or acquired by the Guarantor or its Consolidated Subsidiaries prior to such transfer).

          "Material Adverse Effect":  with respect to any Obligor, a material
           -----------------------
adverse effect on (a) the financial condition of such Obligor and its Subsidiaries taken as a whole, (b) the ability of such Obligor to perform its material obligations under any of the Credit Documents to which it is a party, (c) the validity or enforceability of any material provisions of the Credit Documents or (d) the rights and remedies of the Lenders and the Administrative Agent under any of the Credit Documents.

          "Material Subsidiary": as to any Person, a Subsidiary, in which (a)
           -------------------
such Person's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of such Subsidiary exceeds 10 percent of the total assets of such Person and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or (b) such Person's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items, and the cumulative effect of a change in accounting principles of such Subsidiary exceeds 10 percent of such income of such Person and its Subsidiaries consolidated for the most recently completed fiscal year.

          "Moody's": Moody's Investors Service, Inc.
           -------

          "New Lender":  as defined in Section 2.13.
           ----------

          "Non-Performing Assets": as of any date of determination, with respect
           ---------------------
to the Guarantor, the sum (determined with respect to the Guarantor and its Subsidiaries on a consolidated basis without duplication in accordance with
GAAP) of (a) all Managed Receivables the minimum payments on which are at least 91 days overdue on such date plus (b) all other Managed Receivables which are on
                             ----
a non-accrual basis; provided that Managed Receivables that are credit card
                     --------
loans, whether or not at least 91 days overdue, shall not constitute "Non-Performing Assets" to the extent of any deposit balance maintained by the account debtor with the creditor or an affiliate of such creditor (but only to the extent such creditor is entitled under an agreement governing such credit card loan to set-off such deposit balance against the obligations of the account debtor under such loan and to the extent such balances are not subject to any other set-off or deduction by such creditor or any of its affiliates against another matured obligation owing by such debtor).

          "Obligations":  the collective reference to the unpaid principal of
           -----------
and interest on the Loans and all other amounts owing by the Borrowers to the Administrative Agent and the Lenders (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred under this Agreement or any other Credit Document, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrowers pursuant to the terms of this Agreement).

          "Obligors":  as defined in the preamble.
           --------

          "OCC":  the United States Office of the Comptroller of Currency.
           ---

          "Participants":  as defined in Section 13.06(c).
           ------------

          "PB":  as defined in the preamble.
           --

          "PBGC":  the Pension Benefit Guaranty Corporation established pursuant
           ----
to Subtitle A of Title IV of ERISA, or any successor thereto.

          "Person" shall mean an individual, partnership, corporation, business
           ------
trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan":  at a particular time, any employee benefit plan which is
           ----
covered by ERISA and in respect of which a Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "PNB":  as defined in the preamble.
           ---

          "Post-Default Rate":  in respect of any principal of or interest on
           -----------------
any Loan or any other amount under this Agreement or any other Credit Document that is not paid when due, after giving effect to any applicable grace period (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus
                                                                           ----
the ABR as in effect from time to time (provided that, if the amount so in
                                        --------
default is principal of a Eurodollar Loan or a Competitive Bid Option Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of the Interest Period,

2% plus the interest rate for such Loan as provided in Section 3.02 and,
   ----
thereafter, the rate provided for above in this definition).

          "Principal Office": the principal office of Chase, located on the date
           ----------------
hereof at 270 Park Avenue, New York, New York 10017, Attention: Financial Institutions Division, 36th Floor.

          "Quarterly Dates": the last day of March, June, September and December
           ---------------
in each year; provided that if any such day is not a Business Day, then such
              --------
Quarterly Date shall be the next preceding Business Day.

          "Quotation Date":  as defined in Section 2.03(b).
           --------------

          "Receivable": any amount owing, from time to time, with respect to a
           ----------
credit card, consumer revolving or consumer installment loan account, home equity line of credit or residential mortgage loan account or other consumer receivable owned by a Borrower, including without limitation, amounts owing for payment of goods and services, cash advances, convenience checks, annual membership fees, finance charges, late charges, credit insurance premiums and cash advance fees and fees relating to additional consumer products.

          "Reference Lender": Chase or any successor designated pursuant to
           ----------------
Section 2.05(c).

          "Register":  as defined in Section 13.06(h).
           --------

          "Regulation U":  Regulation U of the Board of Governors of the Federal
           ------------
Reserve System as in effect from time to time.

          "Regulatory Change":  with respect to any Lender, any change after the
           -----------------
date of this Agreement in Federal, state or foreign law or regulations (other than a voluntary change by such Lender of its status from a national bank to a state bank or thrift or vice versa) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks or financial institutions including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "Requirement of Law":  as to any Person, the Certificate of
           ------------------
Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer":  with respect to any Obligor, the chairman of
           -------------------
the board, the chief executive officer, president, chief financial officer, treasurer, vice president, funding, or any executive vice president or senior vice president of such Obligor or, with respect to financial matters, the chief financial officer, treasurer, vice president, funding, or controller of such Obligor; provided, that the term
                                                   --------
Responsible Officer shall also include any officer of such Obligor having a different title but performing the same or similar functions as the above-designated officers.

          "S&P": Standard & Poor's Ratings Services.
           ---

          "Securitization": the transfer or pledge of assets or interests in
           --------------
assets to a trust, partnership, corporation or other entity, which transfer or pledge is funded by such entity in whole or in part by the issuance of instruments or securities that are paid principally from the cash flow derived from such assets or interests in assets.

          "Set Rate": as defined in Section 2.03(c)(ii)(D).
           --------

          "Set Rate Auction": a solicitation of CBO Quotes setting forth Set
           ----------------
Rates pursuant to Section 2.03.

          "Set Rate Loans": Competitive Bid Option Loans the interest rates on
           --------------
which are determined on the basis of Set Rates pursuant to a Set Rate Auction.

          "Subordinated Debt" : with respect to any Person, any unsecured
           -----------------
indebtedness of such Person the payment of the principal of and interest on which by its terms is specifically subordinate and junior in right of payment to the Loans in the event of any liquidation or dissolution of such Person or any distribution of the assets of such Person upon bankruptcy, reorganization, receivership or similar proceeding.

          "Subsidiary" : as to any Person, a corporation, partnership or other
           ----------
entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

          "Swing Line Amount":  $100,000,000.
           -----------------

          "Swing Line Base Rate Loans": Swing Line Loans that bear interest at
           --------------------------
rates based upon the ABR.

          "Swing Line Commitment": the obligation of the Swing Line Lenders to
           ---------------------
make, on a pro rata basis, Swing Line Loans in an aggregate amount at any one time outstanding up to but not exceeding the Swing Line Amount.


          "Swing Line Lenders": Chase, NationsBank, N.A., Citicorp USA, Inc. and
           ------------------
Credit Suisse First Boston.

          "Swing Line Loans": as defined in Section 2.04(a).
           ----------------

          "Swing Line Federal Funds Loans": Swing Line Loans that bear interest
           ------------------------------
at rates based upon the Swing Line Federal Funds Rate.

          "Swing Line Federal Funds Rate": the Federal Funds Rate in effect on
           -----------------------------
such day plus 3/4 of 1%.

          "Syndicated Loans":  as defined in Section 2.01.
           ----------------

          "Syndication Agents":  NationsBanc Montgomery Securities LLC, Citicorp
           ------------------
USA, Inc. and Credit Suisse First Boston.

          "Termination Date": (i) (A) the First Scheduled Termination Date or
           ----------------
(B) if the Termination Date has been extended pursuant to Section 2.12, the Extended Termination Date, or (ii) such earlier date as the Commitments shall be terminated pursuant to Section 2.05(b) or 11.

          "Tier 1 Capital":  as of any date of determination, with respect to
           --------------
the Guarantor, the amount of Tier 1 Capital of the Guarantor and its Consolidated Subsidiaries, as determined in accordance with applicable regulatory risk-based capital guidelines (regardless of whether the Guarantor is then required to comply with such guidelines).

          "Tier 1 Capital to Managed Receivables Ratio" : as of any date of
           -------------------------------------------
determination, with respect to the Guarantor, the ratio of (a) Tier 1 Capital, to (b) Managed Receivables on such date.

          "Type":  as to any Loan, its nature as an ABR Loan, a Eurodollar Loan,
           ----
a Swing Line Base Rate Loan, a Swing Line Federal Funds Loan, a LIBOR Market Loan or a Set Rate Loan.

          "Unrefunded Swing Line Loans":  as defined in Section 2.04(d).
           ---------------------------

          "Utilization Fee":  as defined in Section 2.06(b).
           ---------------

          "Utilization Fee Rate": on any date, the applicable percentage set
           --------------------
forth below based upon the lower of the highest two ratings (or if neither of such highest two ratings is lower, the highest rating) assigned by S&P, Moody's and D&P, respectively, applicable on such date to senior unsecured indebtedness of PNB:

Applicable Rating                   Utilization Fee
-----------------------------------------------------------------
BBB+ or higher by S&P or D&P        .050%
Baa1 or higher by Moody's
-----------------------------------------------------------------
BBB by S&P or D&P
Baa2 by Moody's                     .100%
-----------------------------------------------------------------
BBB- by S&P or D&P
Baa3 by Moody's                     .125%
-----------------------------------------------------------------
BB+ by S&P or D&P
Ba1 by Moody's                      .250%
-----------------------------------------------------------------
BB by S&P or D&P
Ba2 by Moody's                      .250%
-----------------------------------------------------------------

          1.02  Other Definitional Provisions.
                -----------------------------

          (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

          (b) As used herein, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Obligors and their respective Subsidiaries not defined in Section 1.01 and accounting terms partly defined in Section 1.01, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          Section 2.  Amount and Terms of Commitments.
                      -------------------------------

          2.01  Syndicated Loan Commitments.
                ---------------------------

          (a) Subject to the terms and conditions hereof, each Lender severally agrees to make Syndicated Loans ("Syndicated Loans") to any and each Borrower
                                  ----------------
severally and not jointly from time to time during the Commitment Period on any Business Day in an aggregate principal amount at any one time outstanding not to exceed the amount of such Lender's Commitment; provided that the aggregate
                                               --------
principal amount of all Syndicated Loans, together with the aggregate principal amount of all Competitive Bid Option Loans and all Swing Line Loans at any one time outstanding to all the Borrowers shall not exceed an amount equal to the aggregate amount of the Commitments in effect at such time. During the Commitment Period each Borrower may use the Commitments by borrowing, prepaying the Syndicated Loans in whole or in part, reborrowing, Converting Syndicated Loans of one Type into Syndicated Loans of another Type or Continuing Syndicated Loans of one Type as Syndicated Loans of the same Type, all in accordance with the terms and conditions hereof.

          (b) The Syndicated Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the applicable Borrower and notified to the Administrative Agent in accordance with Sections 2.02 and 2.10, provided that no Syndicated Loan shall be made as a
                        --------
Eurodollar Loan after the day that is one month prior to the Termination Date.

          (c) The Competitive Bid Option Loans and Swing Line Loans made by a Lender shall not reduce the Commitment of such Lender to make Syndicated Loans, except to the extent that the aggregate principal amount of all Syndicated Loans, together with the aggregate principal amount of all Competitive Bid Option Loans and all Swing Line Loans at any one time outstanding to all the Borrowers shall exceed an amount equal to the aggregate amount of the Commitments in effect at such time.

          2.02  Procedure for Syndicated Loan Borrowing.  Each Borrower may
                ---------------------------------------
borrow under the Commitments during the Commitment Period on any Business Day, provided that each Borrower shall give the Administrative Agent irrevocable
--------
notice prior to 11:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Syndicated Loans are to be initially Eurodollar Loans, or (b) on the requested Borrowing Date, otherwise, specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the amount of such Type of Loan and the length of the initial Interest Period therefor. Each borrowing under the Commitments shall be in an amount equal to (x) in the case of ABR Loans, at least $5,000,000 (or, if the then Available Commitments are less than $5,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from a Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing
                                        --- ----
available to the Administrative Agent for the account of such Borrower at account number 323-506569 maintained by the Administrative Agent with Chase at the Principal Office prior to 1:00 P.M., New York City time, on the Borrowing Date requested by such Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to such Borrower by the Administrative Agent by depositing the aggregate of the amounts made available to the Administrative Agent by the Lenders, in like funds as received by the Administrative Agent, in the account of such Borrower at such office, or in another account designated by such Borrower in a notice to the Administrative Agent hereunder.

          2.03  Competitive Bid Option Loans.
                ----------------------------

          (a) Subject to the terms and conditions of this Agreement, any Borrower may request the Lenders to make offers to make Competitive Bid Option Loans to such Borrower from time to time during the Commitment Period on any Business Day. The Lenders may, but shall have no obligation to, make such offers and such Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.03. Competitive Bid Option Loans may be LIBOR Market Loans or Set Rate Loans, provided that the aggregate
                                                   --------
principal amount of all Competitive Bid Option Loans, together with the aggregate principal amount of all Syndicated Loans and all Swing Line Loans, at any one time outstanding to all Borrowers shall not exceed an amount equal to the aggregate amount of the Commitments at such time.

          (b) When any Borrower wishes to request offers to make Competitive Bid Option Loans, it shall give the Administrative Agent (which shall promptly notify the Lenders) notice (a "CBO Quote Request") no later than 11:00 a.m., New
                               -----------------
York City time, on (x) the fourth Business Day prior to the date of borrowing proposed therein, in the case of a LIBOR Auction or (y) the

Business Day next preceding the date of borrowing proposed therein, in the case of a Set Rate Auction (or, in any such case, such other time and date as such Borrower and the Administrative Agent, with the consent of the Majority Lenders, may agree). Each Borrower may request offers to make Competitive Bid Option Loans for up to three different Interest Periods in a single notice (for which purpose Interest Periods in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous); provided that the request for each separate Interest
                       --------
Period shall be deemed to be a separate CBO Quote Request for a separate borrowing (a "Competitive Bid Option Borrowing"). Each such notice shall be
              --------------------------------
substantially in the form of Exhibit B hereto and shall specify as to each Competitive Bid Option Borrowing:

          (i)     the proposed date of such borrowing, which shall be a Business
     Day;

          (ii) the aggregate amount of such Competitive Bid Option Borrowing, which shall be at least $5,000,000 (or a larger whole multiple of $1,000,000) but shall not cause the limit specified in Section 2.03(a) to be violated;

          (iii) the duration of the Interest Period applicable thereto, provided that, in the case of LIBOR Market Loans, such Interest Period may
     --------
     not be more than six months;

          (iv) whether the CBO Quotes requested for a particular Interest Period are for LIBOR Market Loans or Set Rate Loans; and

          (v) if the CBO Quotes requested are for Set Rate Loans, the date on which the CBO Quotes are to be submitted if it is before the proposed date of borrowing (the date on which such CBO Quotes are to be submitted is called the "Quotation Date").
                 --------------

          (c)(i) Each Lender may submit one or more CBO Quotes, each containing an offer to make a Competitive Bid Option Loan in response to any CBO Quote Request; provided that, if a Borrower's request under Section 2.03(b) specified
         --------
more than one Interest Period, such Lender may make a single submission containing one or more CBO Quotes for each such Interest Period. Each CBO Quote must be submitted to the Administrative Agent not later than (x) 2:30 p.m., New York City time, on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 9:45 a.m., New York City time, on the Quotation Date, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Borrower requesting such bids and the Administrative Agent, with the consent of the Majority Lenders, may agree); provided that any CBO Quote may be submitted by the Administrative Agent (or its
--------
Applicable Lending Office) only if the Administrative Agent (or such Applicable Lending Office) notifies the requesting Borrower of the terms of the offer contained therein not later than (x) 2:15 p.m., New York City time, on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 9:30 a.m., New York City time, on the Quotation Date, in the case of a Set Rate Auction. Subject to Sections 5.03, 6.02 and 11 hereof, any CBO Quote so made shall be irrevocable except with the consent of the Administrative Agent given on the instructions of the requesting Borrower.

          (ii) Each CBO Quote shall be substantially in the form of Exhibit C hereto and shall specify:

          (A) the proposed date of borrowing (which shall be a Business Day) and the Interest Period therefor;

          (B) the principal amount of the Competitive Bid Option Loan for which each such offer is being made, which principal amount shall be at least $5,000,000 (or a larger whole multiple of $1,000,000); provided that
                                                                  --------
     the aggregate principal amount of all Competitive Bid Option Loans for which a Lender submits CBO Quotes (x) may be greater or less than the Available Commitment of such Lender but (y) may not exceed the principal amount of the Competitive Bid Option Borrowing for a particular Interest Period for which offers were requested;

          (C) in the case of a LIBOR Auction, the margin above or below the applicable LIBO Rate (the "LIBO Margin") offered for each such Competitive
                                -----------
     Bid Option Loan, expressed as a percentage (rounded, if necessary, to the nearest 1/10,000th of 1%) to be added to or subtracted from the applicable LIBO Rate;

          (D) in the case of a Set Rate Auction, the rate of interest per annum (rounded, if necessary, to the nearest 1/10,000th of 1%) offered for each such Competitive Bid Option Loan (the "Set Rate"); and
                                                 --------

          (E)     the identity of the quoting Lender.

Unless otherwise agreed by the Administrative Agent and the requesting Borrower, no CBO Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable CBO Quote Request (other than a condition limiting the aggregate amount of Competitive Bid Option Loans for which such CBO Quote may be accepted) and, in particular, no CBO Quote may be conditioned upon acceptance by such Borrower of all (or some specified minimum other than set forth herein) of the principal amount of the Competitive Bid Option Loans for which such CBO Quote is being made.

          (d) The Administrative Agent shall (x) in the case of a Set Rate Auction, as promptly as practicable after the CBO Quote is submitted (but in any event not later than 10:15 a.m., New York City time, on the Quotation Date) or
(y) in the case of a LIBOR Auction, by 4:00 p.m., New York City time, on the day a CBO Quote is submitted, notify the requesting Borrower of the terms (i) of any CBO Quote submitted by a Lender in accordance with Section 2.03(c) and (ii) of any CBO Quote that amends, modifies or is otherwise inconsistent with a previous CBO Quote submitted by such Lender with respect to the same CBO Quote Request. Any such subsequent CBO Quote shall be disregarded by the Administrative Agent unless such subsequent CBO Quote is submitted solely to correct a manifest error in such former CBO Quote. The Administrative Agent's notice to the requesting Borrower shall specify (A) the aggregate principal amount of the Competitive Bid Option Borrowing for which offers have been received and (B) the respective principal amounts and LIBO Margins or Set Rates, as the case may be, so offered by each Lender (identifying the Lender that made each CBO Quote).

          (e) Not later than (x) 10:00 a.m., New York City time, on the third Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 11:00 a.m., New York City time, on the Quotation Date, in the case of a Set Rate Auction (or, in any such case, such other time and date as the requesting Borrower and the Administrative Agent, with the consent of the Majority Lenders, may agree), the requesting Borrower shall notify the Administrative Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.03(d) (and the failure of the requesting Borrower to give such notice by such time shall constitute nonacceptance) and the Administrative Agent shall promptly notify each affected Lender. In the case of acceptance, such notice shall be in substantially the form of Exhibit D-1 hereto and shall specify the aggregate principal amount of offers that are accepted for each Interest Period. The requesting Borrower may accept any CBO Quote in whole or in part (provided that any CBO Quote accepted in part shall be
                           --------
at least $5,000,000 or a larger whole multiple of $1,000,000, but provided,
                                                                  --------
further, that the CBO Quote with the highest LIBO Margin or Set Rate of the CBO
-------
Quotes that are accepted for each Competitive Bid Option Borrowing may be accepted in part for less than $5,000,000, but shall be for at least $1,000,000 or a larger whole multiple thereof); provided that:
                                     --------

          (i) the aggregate principal amount of each Competitive Bid Option Borrowing may not exceed the applicable amount set forth in the related CBO Quote Request;

          (ii) the aggregate principal amount of each Competitive Bid Option Borrowing shall be at least $5,000,000 (or a larger whole multiple of $1,000,000) but shall not cause the limits specified in Section 2.03(a) to be violated;

          (iii) acceptance of offers may be made only in ascending order of LIBO Margins or Set Rates, as the case may be, in each case beginning with the lowest rate so offered; and

          (iv) the requesting Borrower may not accept any offer where the Administrative Agent has advised such Borrower that such offer fails to comply with Section 2.03(c)(ii) or otherwise fails in any material respect to comply with the requirements of this Agreement (including, without limitation, Section 2.03(a)).

If offers are made by two or more Lenders with the same LIBO Margins or Set Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Option Loans in respect of which such offers are accepted shall be allocated by the requesting Borrower among such Lenders as nearly as possible (in amounts of at least $5,000,000 or larger whole multiples of $1,000,000, except that if such Lenders' LIBO Margins or Set Rates are the highest of those accepted, such Borrower may allocate Competitive Bid Option Loans to such Lenders in amounts of less than $5,000,000, but such Loans shall be for at least $1,000,000 or a larger whole multiple thereof) in proportion to the aggregate principal amount of such offers.

Determinations by the requesting Borrower of the amounts of Competitive Bid Option Loans shall be conclusive in the absence of manifest error. Notwithstanding anything else herein to the contrary, the requesting Borrower shall not be obligated to accept any CBO Quote unless it shall have delivered a notice of acceptance as provided in this Section 2.03(e).

          (f) Any Lender whose offer to make any Competitive Bid Option Loan has been accepted shall, not later than 1:00 p.m., New York City time, on the date specified for the making of such Loan, make the amount of such Loan available to the Administrative Agent at account number 323-506569 maintained by the Administrative Agent with Chase at the Principal Office in immediately available funds, for account of the requesting Borrower. Such borrowing will then be made available to such Borrower by the Administrative Agent by depositing the aggregate of the amounts made available to the Administrative Agent by the Lenders, in like funds as received by the Administrative Agent, in the account of such Borrower at such office, or in another account designated by such Borrower in a notice to the Administrative Agent hereunder.

          (g)     Except for the purpose and to the extent expressly stated in
Section 2.05(b) and Section 2.06(b), the amount of any Competitive Bid Option Loan made by any Lender shall not constitute a utilization of such Lender's Commitment.

          (h) Promptly following each Competitive Bid Option Borrowing, the Administrative Agent shall notify each Lender of the ranges of bids submitted and the highest and lowest bids accepted for each Interest Period requested by the requesting Borrower and the aggregate amount borrowed pursuant to such Competitive Bid Option Borrowing.

          (i) Each Borrower which makes a Competitive Bid Loan request shall pay to the Administrative Agent an administrative fee of $1,000 (regardless of the number of Interest Periods in such request).

          2.04  Swing Line Loans.
                ----------------

          (a)   Each Borrower may request the Swing Line Lenders to make, on a pro rata basis, and the Swing Line Lenders agree, upon the terms and subject to
--- ----
the conditions hereof, to make, on a pro rata basis, loans (each, a "Swing Line
                                     --- ----                        ----------
Loan") to such Borrower from time to time during the Commitment Period on any
----
Business Day in an aggregate amount not to exceed at any time outstanding the Swing Line Commitment in effect at such time; provided, that (i) the aggregate
                                              --------
principal amount of all Swing Line Loans, together with the aggregate principal amount of all Competitive Bid Option Loans and all Syndicated Loans at the time outstanding to all Borrowers shall not exceed an amount equal to the aggregate amount of the Commitments in effect at such time, and (ii) the aggregate principal amount of all Swing Line Loans made by such Swing Line Lender, together with the aggregate principal amount of all Syndicated Loans made by such Swing Line Lender at the time outstanding to all Borrowers, shall not exceed the greater of such Swing Line Lender's Commitment or such Swing Line Lender's pro rata share of the Swing Line Commitment in effect at such time.
         --------
Each borrowing of Swing Line Loans shall be in an amount not less than $2,500,000 and in integral multiples of $500,000 in excess thereof, and shall bear interest as provided in Section 3.02. On the terms and subject to the conditions of this Agreement, each Borrower may borrow under this Section 2.04, repay pursuant to Section 3.01 or prepay and reborrow under this Section 2.04.

          (b) Each borrowing of Swing Line Loans shall be made on notice, given not later than 3:00 p.m., New York City time, on the date of the proposed borrowing, by the Borrower requesting such Swing Line Loan to the Administrative Agent. The Administrative Agent shall give prompt notice thereof to each of the Swing Line Lenders. Each such notice of a borrowing of Swing Line Loans shall be substantially in the form of Exhibit D-3 hereto (a "Notice of Swing Line
                                                       --------------------
Borrowing") and shall be by telephone (promptly confirmed in writing by
---------
telecopy), telecopy or delivered by hand, specifying therein (i) the requested date of such borrowing; (ii) the requested amount of such borrowing and (iii) whether the Swing Line Loans requested by such notice will bear interest at the Swing Line Federal Funds Rate or the ABR. The Swing Line Lender will make such borrowing available to the Administrative Agent within two (2) hours after receipt of such notice of such borrowing at account number 323-506569 maintained by the Administrative Agent with Chase at the Principal Office in immediately available funds, for account of the requesting Borrower. Such borrowing will then be made available to such Borrower by the Administrative Agent by depositing the aggregate of the amounts made available to the Administrative Agent by the Swing Line Lenders, in like funds as received by the Administrative Agent, in the account of such Borrower at such office, or in another account designated by such Borrower in a notice to the Administrative Agent hereunder.

          (c) The amount of each Swing Line Loan shall be payable on the seventh (7th) Business Day following the making of such Loan and in any event on the Termination Date. A Borrower may prepay any Swing Line Loan on any Business Day only upon notice, which shall be irrevocable, to the Administrative Agent, received by the Administrative Agent not later than 12:00 noon, New York City time, on such Business Day and otherwise given in accordance with Section 4.05. Notwithstanding the occurrence of any Default or Event of Default or noncompliance with the conditions precedent set forth in Section 6, if any Swing Line Loans shall remain outstanding at 10:00 A.M., New York City time, on the seventh Business Day following the Borrowing Date thereof and if by such time on such seventh Business Day the Administrative Agent shall have received neither
(i) a notice of borrowing delivered pursuant to Section 2.02 requesting that Loans be made pursuant to Section 2.01 on such Business Day in an amount at least equal to the aggregate principal amount of such Swing Line Loans, nor (ii) any other notice indicating the related Borrower's intent to repay such Swing Line Loans with funds obtained from other sources, the Administrative Agent shall be deemed to have received a Notice of Borrowing from such Borrower pursuant to Section 2.02 requesting that ABR Loans be made pursuant to Section
2.01 on such Business Day in an amount equal to the aggregate amount of such Swing Line Loans, and the procedures set forth in Section 2.02 shall be followed in making such ABR Loans. The proceeds of such ABR Loans shall be applied to repay such Swing Line Loans.

          (d) If, for any reason, ABR Loans may not be made pursuant to paragraph (c) of this Section 2.04 to repay Swing Line Loans as required by such paragraph, effective on the date such ABR Loans would otherwise have been made, each Lender severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Default or Event of Default, to the extent of such Lender's Commitment Percentage, purchase a participating interest in such Swing Line Loans ("Unrefunded Swing
                                                             ----------------
Line Loans"). Each Lender will transfer to the Administrative Agent, in
----------
immediately available funds, the amount of its participation, and the proceeds of such participation shall be distributed by the Administrative Agent to the relevant Swing Line Lender in such amount as will reduce the amount of the participating interest retained by such Swing Line Lender in its Swing Line Loans to its Commitment Percentage of the ABR Loans which were to have been made pursuant to paragraph (c) of this Section 2.04. Each Lender shall share on a pro
                                                                             ---
rata basis (calculated by reference to its participating interest in such Swing
----
Line Loans) in any interest which accrues thereon and in all repayments thereof. All payments in respect of Unrefunded Swing Line Loans and participations therein shall be made in accordance with Section 4.02.

          2.05  Changes of Commitments.
                ----------------------

          (a) The aggregate amount of the Commitments and the Swing Line Commitments shall be automatically reduced to zero on the Termination Date.

          (b) The Borrowers shall have the right at any time or from time to time (i) so long as no Swing Line Loans, Syndicated Loans or Competitive Bid Option Loans are outstanding, to terminate the Commitments and (ii) to reduce the aggregate unused amount of the Commitments (for which purpose use of the Commitments shall be deemed to include the aggregate principal amount of all Swing Line Loans, Competitive Bid Option Loans and Syndicated Loans); provided
                                                                      --------
that (x) the Borrowers shall give notice of each such termination or reduction as provided in Section 4.05 and (y) each partial reduction shall be in an aggregate amount at least equal to $10,000,000 or in whole multiples of $1,000,000 in excess thereof or, if less, the amount of the Available Commitments.

          (c) Provided that no Default or Event of Default shall have occurred and be continuing, the Borrowers, may, at any time, replace any Lender that has requested compensation from any Borrower pursuant to Section 5.01 or 5.06 or whose obligations in respect of Eurodollar Loans or LIBOR Market Loans have been suspended pursuant to Section 5.03 by giving not less than ten (10) Business Days' prior notice to the Administrative Agent (which shall promptly notify such Lender) that it intends to replace such Lender with respect to its Commitment with one or more banks or financial institutions (including, but not limited to, any other Lender under this Agreement) selected by the Borrowers and acceptable to the Administrative Agent (which acceptance shall not be unreasonably withheld). Upon the effective date of any replacement under this Section 2.05(c) and as a condition to such replacement, (i) the replacement bank or financial institution shall purchase the Loans of the Lender being replaced and such Lender's rights hereunder for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus accrued and unpaid interest on such Loans and accrued and unpaid Facility Fees or Utilization Fees and any other amounts payable to such Lender hereunder and (ii) an Assignment and Acceptance shall be executed and delivered by such Lender and replacement bank or financial institution at the expense of the Borrowers and accepted by the Administrative Agent as provided in Section 13.06(b), whereupon such replacement bank or financial institution shall become a "Lender" for all purposes of this Agreement having a Commitment in the amount of such Lender's Commitment assumed by it, and such Commitment of the Lender being replaced shall be terminated upon such effective date and all of such Lender's rights and obligations under this Agreement shall terminate (provided that the obligations
                                                  --------
of the Borrowers under Sections 5.01, 5.05, 5.06 and 13.03 to such Lender shall survive such replacement as provided in Section 13.07). If the Commitment of the Reference Lender shall terminate (other than pursuant to Section 11 hereof) such Reference Lender shall thereupon cease to be the Reference Lender and the Administrative Agent (with the approval of the Borrowers, such approval not to be unreasonably withheld) shall, by notice to the Borrowers and the Lenders, designate another Lender as the Reference Lender, so that there shall at all times be a Reference Lender.

          (d)  The Commitments once terminated or reduced may not be reinstated.

          2.06.  Fees.
                 ----

          (a) The Borrowers jointly and severally agree to pay to the Administrative Agent for the account of each Lender a fee (a "Facility Fee") on
                                                              ------------
the average daily amount of such Lender's Commitment (whether or not such Commitment has been used, in whole or in part, by the making of Loans hereunder) for the period from and including the date of this Agreement to but not including the earlier of the date such Commitment is terminated and the Termination Date, at a rate per annum equal to the Facility Fee Rate in effect from time to time. Accrued Facility Fees shall be payable in arrears on each Quarterly Date and on the earlier of the date the Commitments are terminated and the Termination Date.

          (b) For any day on which the aggregate principal amount of all Loans outstanding on such day equals or exceeds an amount equal to 50% of the total Commitments in effect on such day, each Borrower agrees to pay to the Administrative Agent for the account of the Lenders a fee (a "Utilization Fee")
                                                              ---------------
on such Borrower's proportionate share (based on the Loans outstanding to both Borrowers) of the Loans outstanding on such day, at a rate per annum equal to the Utilization Fee Rate in effect on such date. Accrued Utilization Fees, if any, shall be payable in arrears on each Quarterly Date and on the earlier of the date the Commitments are terminated and the Termination Date.

          (c) The Borrowers jointly and severally agree to pay to the Administrative Agent an annual administration fee pursuant to the terms of the Fee Letter.

          2.07  Lending Offices.  The Loans of each Type made by each Lender
                ---------------
shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

          2.08  Several Obligations.  The failure of any Lender to make any Loan
                -------------------
to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and no Lender shall have any obligation to the Administrative Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender. The amounts payable by any Borrower at any time hereunder to each Lender shall be separate and independent debts.

          2.09  Evidence of Indebtedness.
                ------------------------

          (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to the Applicable Lending Office of such Lender resulting from each Loan made by such Applicable Lending Office of such Lender from time to time, including amounts of principal and interest payable and paid to such Applicable Lending Office of such Lender from time to time under this Agreement.

          (b)  The Administrative Agent shall maintain the Register pursuant to
Section 13.06(h), and a subaccount for each Lender, in which Register and subaccount (taken together) shall be recorded (i) the amount of each Loan made hereunder, the Borrower of each Loan, the Type and Class of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from each Borrower and any Lender's share thereof.

          (c) The entries made in the Register and accounts maintained pursuant to paragraphs (a) and (b) of this Section 2.09 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the
                                               --------  -------
failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of each Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

          2.10  Optional Prepayments and Conversions or Continuations of
                --------------------------------------------------------
Eurodollar Loans.  Subject to Sections 4.04, 5.01, 5.02 and 5.03, each Borrower
----------------
shall have the right to prepay, in whole or in part, Syndicated Loans, or to Convert Syndicated Loans of one Type into Syndicated Loans of another Type or Continue Syndicated Loans of one Type as Syndicated Loans of the same Type, at any time or from time to time, without premium or penalty (but without limiting the obligations of such Borrower under Section 5.05), provided that: (a) the
                                                      --------
Borrower shall give the Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder), and (b) upon any prepayment of any Eurodollar Loan prior to the last day of the Interest Period applicable thereto, the Borrower shall pay to each Lender, in addition to any other amounts payable by the Borrower hereunder in connection with such prepayment, any amounts payable to such Lender pursuant to Section 5.05(a). Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 11 hereof, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Lenders shall) suspend the right of any Borrower to Convert any Loan into a Eurodollar

Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Syndicated Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as ABR Loans. No Borrower shall have any right to prepay Competitive Bid Option Loans without the consent of the relevant Lender (unless the right to prepay was specified in the applicable CBO Quote).

          2.11  Mandatory Prepayments and Reductions of Commitments.
                ---------------------------------------------------

          (a) If, at any time, the aggregate principal amount of Loans outstanding exceeds the aggregate amount of the Commitments, the Borrowers will, within one (1) Business Day, prepay an amount of Loans (together with accrued interest thereon and amounts payable pursuant to Section 5.05) such that, after giving effect thereto, the aggregate principal amount of Loans outstanding to all Borrowers does not exceed such aggregate amount of the Commitments.

          (b) The Borrowers shall repay the aggregate principal amount of all Loans to the Borrowers hereunder (together with accrued interest thereon) and any other amounts owing to any Lender that shall have declined to extend the Termination Date as set forth in Section 2.12 on the Termination Date in effect with respect to such Lender without giving effect to such extension.

          (c) If, on any Business Day, the aggregate principal amount of Swing Line Loans outstanding to the Swing Line Lenders exceeds the Swing Line Commitment in effect on such Business Day the Borrowers shall, within one (1) Business Day after notice thereof delivered by the Administrative Agent to the Borrowers, prepay an amount of the Swing Line Loans (together with accrued interest thereon and amounts payable pursuant to Section 5.05) such that, after giving effect thereto, the aggregate principal amount of the Swing Line Loans does not exceed the Swing Line Commitment.

          (d) If, on any Business Day on which any Syndicated Loans are made or are to be made to any Borrower, the effect of the making of any such Loan is or would be to cause the aggregate amount of the Syndicated Loans and the Swing Line Loans of any Swing Line Lender to exceed the greater of such Swing Line Lender's Commitment or such Swing Line Lender's pro rata share of the
                                                      --- ----
               Swing Line Commitment in effect on such Business Day after giving effect to the making of such Loan, such Borrower shall, on such Business Day, apply such portion of the proceeds of such Syndicated Loans as is required to prepay an amount of Swing Line Loans (together with accrued interest thereon and amounts payable pursuant to Section 5.05) such that, after giving effect thereto, the aggregate principal amount of the Syndicated Loans and Swing Line Loans of such Swing Line Lender does not exceed the greater of such Swing Line Lender's Commitment or such Swing Line Lender's pro rata share of the Swing Line Commitment in
                        --- ----
               effect at such time. Each Borrower hereby irrevocably authorizes and directs the Administrative Agent to apply such portion of the proceeds of such Syndicated Loans, otherwise payable to such Borrower's account pursuant to Section 2.02, to such Swing Line Lender in satisfaction of such Borrower's prepayment obligation under this Section 2.11(d).


          2.12  Extension of Termination Date.
                -----------------------------

          (a) The Borrowers may, by notice given to the Administrative Agent (which shall promptly deliver a copy thereof to the Lenders) not less than sixty
(60) days prior to the first, second or third anniversaries of the Effective Date request that the Termination Date for all Lenders be extended for one additional year; provided that the Borrowers may obtain only one such extension.
                 --------
Not later than thirty (30) days after the Borrowers shall have made such request, each Lender, acting in its sole discretion, shall notify the Administrative Agent of its response to such request; provided that any Lender
                                                      --------
which fails to respond to any such request shall be deemed to have denied such request. Such extension shall be effective as to each Lender agreeing to such extension when (i) each Borrower shall have delivered a certificate to the Administrative Agent to the effect that no Default or Event of Default shall have occurred and be continuing with respect to such Borrower either on the date of the notice requesting such extension or the last date for the Lenders' responses, (ii) each Obligor shall have delivered a certificate to the Administrative Agent to the effect that each of the representations and warranties of such Obligor set forth herein or in any Credit Document shall be true and complete in all material respects on and as of each of the date of such notice and the last date for the Lenders' responses with the same force and effect as if made on and as of each such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and (iii) Lenders having not less than 50% of the Commitments as in effect at such time shall have agreed to such extension. Each Lender shall make its own independent decision upon a request for extension of the Termination Date and no Lender shall be bound by the decision of any other Lender. The Administrative Agent shall give each Lender notice of the responses of all of the Lenders within 45 days of receipt of such request from the Borrowers. In connection with any extension of the Termination Date, the aggregate amount of the Commitments shall be permanently reduced on the First Scheduled Termination Date by the aggregate amount of the Commitments of all Lenders electing not to extend the Termination Date for an additional year from such date which have not been replaced pursuant to paragraph (b) of this Section 2.12.

          (b) If the Borrowers shall have requested an extension of the Termination Date pursuant to paragraph (a) of this Section 2.12, and Lenders having not less than 50% of the Commitments shall agree to such extension pursuant thereto, the Borrowers shall have the right on or before the First Scheduled Termination Date to replace any Lender which has not agreed to extend the Termination Date beyond such date with, and otherwise add to this Agreement, one or more other banks or financial institutions (which may include any Lender) with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), each of which additional banks or financial institutions shall have entered into an Assignment and Acceptance pursuant to which such additional bank or financial institution shall accept an assignment of such replaced Lender's Loans and shall undertake a Commitment (and, if any such additional bank or financial institution is a Lender, the Commitment so undertaken shall be in addition to such

Lender's existing Commitment hereunder on such date), provided that the
                                                      --------
Commitments so undertaken shall not exceed the aggregate Commitments of all non-extending Lenders. If the Termination Date has been extended to the Extended Termination Date pursuant to this Section 2.12, on the First Scheduled Termination Date, (i) the Borrowers shall repay in full all Loans outstanding on such date made by any Lender which has not agreed to extend the Termination Date beyond such date and all other amounts owed to such Lender, and (ii) each Lender that has increased its Commitment and each additional bank or financial institution undertaking a Commitment shall make Loans hereunder to the Borrowers in such amounts as shall be necessary to cause the outstanding amount of such existing Lender's or additional bank's or financial institution's share of the Syndicated Loans of all Lenders, expressed as a percentage, to be equal to such existing Lender's or such additional bank's or financial institution's Commitment Percentage (after giving effect to such increase in any such existing Lender's Commitment). The proceeds of such Loans shall be applied by the Administrative Agent on behalf of the Borrowers to the partial repayment of the other Lenders' Loans (including Loans of existing Lenders that have increased their Commitments) to the extent necessary to effect such proration (and the prorating and sharing provisions of Section 4.02 shall not be applicable to such payment).

          2.13  New Lenders.  At any time prior to the Termination Date with the
                -----------
consent of the Borrowers and upon notification to and with consent of the Administrative Agent (which consent shall not be unreasonably withheld), one or more additional banks or financial institutions may become a party to this Agreement by executing an addendum hereto with the Obligors and the Administrative Agent, substantially in the form of Exhibit G, whereupon such bank or financial institution (each, a "New Lender") shall become a Lender for
                                        ----------
all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, provided that, after
                                                         --------
giving effect to such addition, (i) the aggregate Commitments shall not exceed $1,500,000,000 and (ii) no Lender shall have a Commitment which equals or exceeds 25% of the aggregate Commitments. Effective as of the date on which any such New Lender becomes a Lender pursuant to the provisions of this Section 2.13, the aggregate Commitments shall be increased by the amount of such New Lender's Commitment. Each New Lender undertaking a Commitment shall make Loans hereunder to the Borrowers in such amounts as shall be necessary to cause the outstanding amount of such New Lender's share of the Syndicated Loans of all Lenders, expressed as a percentage, to be equal to such New Lender's Commitment Percentage. The proceeds of such Loans shall be applied by the Administrative Agent on behalf of the Borrowers to the partial repayment of the other Lenders' Loans to the extent necessary to effect such proration (and the prorating and sharing provisions of Section 4.02 shall not be applicable to such payment). Notwithstanding anything herein to the contrary, if there are Eurodollar Loans outstanding to any Borrower, a financial institution that becomes a New Lender will make Eurodollar Loans to such Borrower (pro rata according to its
                                             --- ----
Commitment Percentage) having Interest Periods corresponding to the then unexpired portions of the respective Interest Periods of such Eurodollar Loans and bearing interest at a rate equal to the respective interest rates then applicable to such Eurodollar Loans. Promptly following the addition of a New Lender hereunder, the Administrative Agent shall advise the Lenders of such addition, of the amount of its Commitment and of the amount of any borrowing from it hereunder made simultaneously upon its addition.

          2.14  Increases in Commitments.  At any time prior to the Termination
                ------------------------
Date at the request of the Borrowers and upon notification to the Administrative Agent, any Lender may increase the amount of its Commitment by executing an addendum hereto with the Obligors and the Administrative Agent, substantially in the form of Exhibit H, whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Commitment as so increased, provided that, after giving effect to any such increase, (i)
                 --------
the aggregate Commitments shall not exceed $1,500,000,000 and (ii) no Lender shall have a Commitment which equals or exceeds 25% of the aggregate Commitments. Effective as of the date on which any such Lender increases its Commitment pursuant to the provisions of this Section 2.14, the aggregate Commitments shall be increased by the amount of such Lender's additional Commitment. If on the date upon which such Lender increases its Commitment pursuant to this Section 2.14 there is an unpaid principal amount of Syndicated Loans under Section 2.01, each Borrower to whom Syndicated Loans are outstanding shall borrow from such Lender through the Administrative Agent, subject to
Section 6, an amount determined by multiplying the amount of the increase in such Lender's Commitment by a fraction, the numerator of which shall be the then unpaid principal amount of the Syndicated Loans outstanding under Section 2.01 and the denominator of which shall be the aggregate Commitments of the Lenders other than the amount of the additional Commitment of such Lender. Notwithstanding anything herein to the contrary, if there are Eurodollar Loans outstanding to any Borrower, such Lender may increase its Commitment and make Eurodollar Loans to such Borrower having Interest Periods corresponding to the then unexpired portions of the respective Interest Periods of such Eurodollar Loans and bearing interest at a rate equal to the respective interest rates then applicable to such Eurodollar Loans. The Administrative Agent shall advise the Lenders of such increase in the Commitment of a Lender and of the amount of any borrowing from it hereunder made simultaneously upon such increase.

          Section 3.  Payments of Principal and Interest.
                      ----------------------------------

          3.01  Repayment of Loans.
                ------------------

          (a) Each Borrower hereby promises to pay to the Administrative Agent for the account of each Lender the entire outstanding principal amount of such Lender's Syndicated Loans to such Borrower, and each such Syndicated Loan shall mature and be payable in full, on the Termination Date.

          (b) Each Borrower hereby promises to pay to the Administrative Agent for the account of each Lender that makes any Competitive Bid Option Loan to such Borrower the entire principal amount of such Competitive Bid Option Loan, and such Competitive Bid Option Loan shall mature and be payable in full, on the last day of the Interest Period for such Competitive Bid Option Loan.

          (c) Each Borrower hereby promises to pay to the Administrative Agent for the account of the Swing Line Lenders the entire outstanding principal amount of the Swing Line Loans, and such Swing Line Loans shall mature and be payable in full, on the seventh (7th)

Business Day following the date each such Loan is made and in any event on the Termination Date.

          3.02  Interest.  Each Borrower hereby promises to pay to the
                --------
Administrative Agent for account of each Lender interest on the unpaid principal amount of each Loan made by such Lender to the Borrower for the period from and including the date of the Loan to but excluding the date such Loan shall be paid or prepaid in full, at the following rates per annum:

          (a) during such periods as such Loan is an ABR Loan, the ABR (as in effect from time to time) plus the Applicable Margin for ABR Loans;

          (b) during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period plus the Applicable Margin for Eurodollar Loans;

          (c) if such Loan is a LIBOR Market Loan, the LIBO Rate for such Loan for the Interest Period therefor plus (or minus) the LIBO Margin quoted by
                                      ----     -----
     the Lender making such Loan in accordance with Section 2.03;

          (d) if such Loan is a Set Rate Loan, the Set Rate for such Loan for the Interest Period therefor quoted by the Lender making such Loan in accordance with Section 2.03;

          (e) if such Loan is a Swing Line Federal Funds Loan, the Swing Line Federal Funds Rate; and

          (f) if such Loan is a Swing Line Base Rate Loan, the ABR (as in effect from time to time).

Notwithstanding the foregoing, so long as any Event of Default consisting of a failure to pay any amount due hereunder shall have occurred and be continuing with respect to a Borrower, such Borrower hereby promises to pay to the Administrative Agent for the account of each Lender interest at the applicable Post-Default Rate (but not in excess of that permitted by applicable law) on any principal of and interest on any Loan made by such Lender to such Borrower and on any other amount owing by such Borrower hereunder or under any other Credit Document. Accrued interest on each Loan shall be payable (i) in the case of an ABR Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan or a Competitive Bid Option Loan, on the last day of the Interest Period therefor and, in addition, if such Interest Period is longer than three months, on each Quarterly Date, and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to the Borrowers.

          Section 4.  Payments; Pro Rata Treatment; Computations; Etc.
                      ------------------------------------------------

          4.01  Payments.
                --------

          (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by any Obligor under this Agreement, and, except to the extent otherwise provided therein, all payments to be made by any Obligor under any other Credit Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at account number 323-506569 maintained by the Administrative Agent with Chase at the Principal Office, not later than 2:00 p.m., New jYork City time, on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

          (b) Each Obligor shall, at the time of making each payment under this Agreement, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans or other amounts payable by such Obligor hereunder to which such payment is to be applied (and in the event that such Obligor fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Lenders for application in accordance with Section 4.02 or in such manner as the Majority Lenders may determine to be appropriate).

          (c) Each payment received by the Administrative Agent under this Agreement for account of any Lender shall be paid by the Administrative Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

          (d) If the due date of any payment under this Agreement would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          4.02   Pro Rata Treatment.  Except to the extent otherwise provided
                 ------------------
herein:  (a) each borrowing of Syndicated Loans from the Lenders under Section
2.01 shall be made from the Lenders, each payment of a Facility Fee under
Section 2.06 and each payment of a Utilization Fee under Section 2.06 in respect of Commitments and Loans, respectively, shall be made for account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.05 shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b)
         --- ----
the making, Conversion and Continuation of Syndicated Loans of a particular Type (other than Conversions provided for by Section 5.04) shall be made pro rata
                                                                    --- ----
among the Lenders according to the amounts of their Commitments (in the case of making of Syndicated Loans) or their respective Syndicated Loans (in the case of Conversions and Continuations of Loans) and the Interest Period for each Loan of such Type at the time of the making, Conversion or Continuation thereof shall be coterminous with the Interest Period of each other Loan of such Type made, Converted or Continued at such time (other than Loans of such Type for which a different Interest Period has been chosen in accordance with the terms of this Agreement); (c) each payment or prepayment of principal of Syndicated Loans by any Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal
        --- ----
amounts of the Syndicated Loans held by them, provided that if immediately prior
                                              --------
to giving effect to any such payment in respect of any Syndicated Loans the outstanding principal amount of the Syndicated Loans shall not be held by the Lenders pro rata in accordance with their respective Commitments in
            --- ----
effect at the time such Loans were made (by reason of a failure of a Lender to make a Loan hereunder in the circumstances described in the last paragraph of
Section 13.04), then such payment shall be applied to the Syndicated Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Syndicated Loans being held by the Lenders pro rata in
                                                                   --- ----
accordance with their respective Commitments; (d) each payment of interest on Syndicated Loans by any Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans
        --- ----
then due and payable to the respective Lenders; and (e) each payment or prepayment of principal of Loans by any Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal
            --- ----
amounts of each Loan then due and payable.

          4.03 Computations.  Facility Fees, Utilization Fees and interest on
               ------------
Competitive Bid Option Loans, Swing Line Base Rate Loans and Eurodollar Loans shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on ABR Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the ABR is calculated by reference to the Federal Funds Rate, interest on ABR Loans shall be computed on the basis of a year of 360 days and actual days elapsed.

          4.04 Minimum Amounts.  Except as provided in Section 2.02 and 2.04(a)
               ---------------
and except for mandatory prepayments made pursuant to Section 2.11 and Conversions or prepayments made pursuant to Section 5.04, each borrowing, Conversion and partial prepayment of principal of Loans shall be in an aggregate amount at least equal to $5,000,000 or in whole multiples of $1,000,000 in excess thereof (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be in an amount at least equal to $5,000,000 or in whole multiples of $1,000,000 in excess thereof.

          4.05 Certain Notices.  Except as otherwise provided in Section 2.03
               ---------------
with respect to the borrowing of Competitive Bid Option Loans and in Section
2.04 with respect to the borrowing of Swing Line Loans, notices by any Borrower to the Administrative Agent of terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans and of Classes and Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 11:00 a.m., New York City time, on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                                          Number of
                     Notice                          Business Days Prior

Termination or reduction of Commitments                      3
Borrowing or prepayment of, or Conversions into,             0
ABR Loans
Borrowing or prepayment of, Conversions into,                3
Continuations as, or duration of Interest
Period for, Eurodollar Loans
Duration of Interest Period for Eurodollar Loans             4
of less than one month or more than six months

Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing of Syndicated Loans shall be in substantially the form of Exhibit D-2 hereto, specifying the amount (subject to Section 4.04) and Type of each Loan to be borrowed and the date of borrowing. Each such notice of Conversion, Continuation or optional prepayment shall specify the Type of Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04) (and, in the case of a Conversion, the Type of Loan to result from such Conversion) and the date of Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event that such notice from the Borrower requests a borrowing or Continuation of, or a Conversion into, a Eurodollar Loan specifying an Interest Period of less than one month or more than six months, each Lender shall notify the Administrative Agent not later than 11:00 a.m., New York City time, one Business Day after such Lender's receipt of such notice as to whether funds are available to such Lender in the amount and for the Interest Period requested. Unless such funds are so available to each Lender, in its sole discretion, such notice (requesting an Interest Period of less than one month or more than six months) from the Borrower shall be deemed to be canceled. In the event that the Borrower fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a ABR Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a ABR
Loan) will remain as, or (if not then outstanding) will be made as, a ABR Loan.

          4.06 Non-Receipt of Funds by the Administrative Agent.  Unless the
               ------------------------------------------------
Administrative Agent shall have been notified by a Lender or any Borrower (the

"Payor") prior to the date on which the Payor is to make payment to the
------
Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of a Borrower) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which
                                                 ----------------
notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to, for each of the first three days following the date such amount was made available by the Administrative Agent, the Federal Funds Rate for such day, and following such three day period, the interest rate applicable to the Loans corresponding to such amount, and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid.

          4.07 Sharing of Payments, Etc.
               -------------------------

          (a)  Each Borrower agrees that, in addition to (and without limitation
of) any right of set-off, banker's lien or counterclaim the Administrative Agent or a Lender may otherwise have, the Administrative Agent and each Lender shall be entitled, at its option, to offset balances held by it for account of such Borrower at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans to such Borrower or any other amount payable by such Borrower to such Lender or to the Administrative Agent hereunder, that is not paid when due (regardless of whether the balances are then due to such Borrower), in which case it shall promptly notify such Borrower and the Administrative Agent thereof, provided that the Administrative
                                               --------
Agent's or Lender's failure to give such notice shall not affect the validity thereof.

          (b) If any Lender shall obtain from any Borrower payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any other Credit Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans or such other amounts then due hereunder or thereunder by such Borrower to such Lender than the percentage received by any other Lender except as permitted hereunder, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance
                                             --- ----
with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Lenders, provided that if at the time of such
                                            --------
payment the outstanding principal amount of the Syndicated Loans shall not be held by the Lenders pro rata in accordance with their respective Commitments in
                    --- ----
effect at the time such Loans were made (by reason of a failure of a Lender to make a Loan hereunder in the circumstances described in the last paragraph of
Section 13.04), then such purchases of participations and/or direct interests shall be made in such manner as will result, as nearly as is practicable, in the outstanding principal amount of the Syndicated Loans being held by the Lenders pro rata according to the amounts of such Commitments. To such end all the
--- ----
Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

          (c) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Borrower. If, under any applicable bankruptcy, insolvency or other similar law any Lender receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

          Section 5.  Yield Protection, Etc.
                      ----------------------

          5.01  Additional Costs.
                ----------------

          (a) Each Borrower agrees to pay directly to each Lender from time to time within 15 days after request is made by such Lender and receipt by such Borrower of the certificate of such Lender described in Section 5.01(c) such amounts as such Lender may reasonably determine to be necessary to compensate such Lender for any increase in the costs that such Lender reasonably determines are attributable to its making or maintaining any Eurodollar Loans to such Borrower or its obligation to make any Eurodollar Loans hereunder to such Borrower by an amount such Lender deems to be material, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation, resulting from any Regulatory Change that:

          (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement in respect of any of such Loans (other than taxes imposed on or measured by the overall net income of such Lender or of its Applicable Lending Office for any of such Loans by any jurisdiction in which such Lender has its principal office or such Applicable Lending Office or is subject to taxation other than as a result of the transactions contemplated by this Agreement); or

          (ii) imposes or modifies any reserve, special deposit or similar requirements (other than Eurocurrency Reserve Requirements) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender or any commitment of such Lender (including, without limitation, the Commitment of such Lender hereunder).

If any Lender requests compensation from any Borrower under this Section 5.01(a), such Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender thereafter to make or Continue Loans to such Borrower of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable), provided that such suspension shall not affect the right of such Lender to
--------
receive the compensation so requested.

          (b)  Without limiting the effect of the foregoing provisions of this
Section 5.01 (but without duplication), each Borrower agrees to pay directly to each Lender from time to time on request such amounts as such Lender may reasonably determine to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any increase in such costs that it reasonably determines to be material which are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) changing after the date hereof the interpretation or administration of any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 208, Appendix A; 12 C.F.R. Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 C.F.R. Part 3, Appendix A)), of capital in respect of its Commitment or Loans to such Borrower (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this Section 5.01(b), "Basle Accord" shall mean the proposals for risk-based
                          ------------
capital framework described by the Basle Committee on Lending Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

          (c) Each Lender shall notify each Borrower of any event occurring after the date of this Agreement entitling such Lender to compensation under paragraph (a) or (b) of this Section 5.01 as promptly as practicable, but in any event within 30 days, after such Lender obtains actual knowledge thereof;

provided that each Lender will designate a different Applicable Lending Office
--------
for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Lender will furnish to each Borrower a certificate setting forth the basis and amount of each request by such Lender for compensation under paragraph (a) or (b) of this

Section 5.01. Determinations and allocations by any Lender for purposes of this
Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph
(b) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 5.01, shall be prima facie evidence of such determinations and allocations.

          (d) Notwithstanding the foregoing, no Lender shall be entitled to any compensation described in Section 5.01(a) or (b) unless, at the time it requests such compensation, it is the policy or general practice of such Lender to request compensation for comparable costs in similar circumstances under comparable provisions of other credit agreements for comparable customers unless specific facts or circumstances applicable to any Obligor or the transactions contemplated by this Agreement would alter such policy or general practice, provided that nothing in this Section 5.01(d) shall preclude a Lender from
--------
waiving the collection of similar costs from one or more of its other customers.

          (e) If any Lender fails to give the notice described in Section 5.01(c) within 30 days after it obtains actual knowledge of the event required to be described in such notice, such Lender shall, with respect to any compensation that would otherwise be owing to such Lender under paragraph (a) or
(b) of this Section 5.01, only be entitled to payment for increased costs incurred from after the date that such Lender does give such notice.

          5.02  Limitation on Types of Loans.  Anything herein to the contrary
                ----------------------------
notwithstanding, if, on or prior to the determination of any Eurodollar Rate for any Interest Period:

               (a) the Administrative Agent is advised by the Reference Bank that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for any Eurodollar Loans or LIBOR Market Loans as provided herein; or

               (b) if the related Loans are Syndicated Loans, the Majority Lenders notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Lenders of making or maintaining such Type of Loans for such Interest Period (which determination by the Majority Lenders shall be conclusive);

then the Administrative Agent shall give each affected Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Loans of such Type, to Continue Loans of such Type or to Convert Loans of any other Type into Loans of such Type, and the Borrowers shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of such Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with
Section 2.10.

          5.03  Illegality.  Notwithstanding any other provision of this
                ----------
Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans or LIBOR Market Loans hereunder, then such Lender shall promptly notify the Borrowers thereof (with a copy to the Administrative Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 shall be applicable), and such Lender shall no longer be obligated to make any LIBOR Market Loan that it offered to make prior to such event.

          5.04  Treatment of Affected Loans.  If the obligation of any Lender to
                ---------------------------
make a Eurodollar Loan or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to Section 5.01 or
5.03 (Loans of such Type being herein called "Affected Loans" and such Type
                                              --------------
being herein called the "Affected Type"), such Lender's Affected Loans shall be
                         -------------
automatically Converted into ABR Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 5.03, on such earlier date as required by law) and, unless and until such Lender gives notice as provided below that the circumstances specified in
Section 5.01 or 5.03 that gave rise to such Conversion no longer exist:

          (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its ABR Loans; and

          (b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as ABR Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) ABR Loans.

If such Lender gives notice to the Borrowers with a copy to the Administrative Agent that the circumstances specified in Section 5.01 or 5.03 that gave rise to the Conversion of such Lender's Affected Loans pursuant to this Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's ABR Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Syndicated Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal
                                                       --- ----
amounts, Types and Interest Periods) in accordance with their respective Commitments.

          5.05  Compensation.  Each Borrower shall pay to the Administrative
                ------------
Agent for the account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender reasonably determines is attributable to:

          (a) any payment, mandatory or optional prepayment or Conversion of a Eurodollar Loan, LIBOR Market Loan or a Set Rate Loan made by such Lender to such Borrower for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 11 hereof) on a date other than the last day of the Interest Period for such Loan; or

          (b) any failure by such Borrower for any reason (including, without limitation, the failure of any of the conditions precedent specified in
     Section 6 hereof to be satisfied but excluding any failure by such Borrower due to an event or circumstance described in Section 5.02 or 5.03) to borrow a Eurodollar Loan or a Competitive Bid Option Loan (with respect to which, in the case of a Competitive Bid Option Loan, such Borrower has accepted a CBO Quote) from such Lender on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section
     2.02 or 2.03(e).

Without limiting the effect of the preceding sentence, such compensation shall be an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid or Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein less the Applicable Margin (and less any LIBO Margin above the applicable LIBO Rate in the case of any LIBOR Market Loans) over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid in the London interbank market (if such Loan is a Eurodollar Loan or a LIBOR Market Loan) or the United States secondary certificate of deposit market (or other comparable United States market agreeable to such Lender and such Borrower, if such amount cannot be determined for the United States secondary certificate of deposit market) (if such Loan is a Set Rate Loan or a Swing Line Federal Funds Loan) for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

          5.06.  U.S. Taxes.
                 ----------

          (a) Each Borrower agrees to pay to each Lender that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person by such Borrower hereunder after deduction for or withholding in respect of any U.S. Tax imposed with respect to such payment (or in lieu thereof, payment of such U.S. Tax by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such additional amounts
         --------
shall not apply:

          (i) to any payment to a Lender hereunder unless such Lender is, on the date hereof (or on the date it becomes a Lender as provided in Section 2.12, 2.13 or 13.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Lender, entitled to submit either a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all payments to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all payments to be received by such Lender hereunder in respect of the Loans); or

          (ii) to any U.S. Tax that would not have been imposed but for the failure by such non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Tax.

For the purposes of this Section 5.06(a), (w) "Form 1001" shall mean Form 1001
                                               ---------
(Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America, (x) "Form 4224" shall mean Form 4224
                                               ---------
(Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates including without limitation Form W-8ECI (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States), (y)

"U.S. Person" shall mean a citizen, national or resident of the United States of
------------
America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America, or any estate or trust that is subject to Federal income taxation regardless of the source of its income and
(z) "U.S. Taxes" shall mean any present or future tax, assessment or other
     ----------
charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein.

          (b) Within 30 days after paying any amount to the Administrative Agent or any Lender from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, each Borrower shall deliver to the Administrative Agent for delivery to such non-U.S. Person evidence in the control of such Borrower and reasonably satisfactory to such Person of such deduction, withholding or payment (as the case may be).

          (c)  Each Lender which is not a U.S. Person agrees that:

          (i) it shall, no later than the date of this Agreement (or, in the case of a Lender which becomes a party hereto pursuant to Section 2.12,
     2.13 or 13.06(b) after the date hereof, the date upon which the Lender becomes a party hereto) deliver to the Borrowers and the Administrative Agent two accurate and complete signed originals of Form 4224 or Form 1001, as appropriate, in each case indicating that the Lender is on the date of delivery thereof entitled to receive payments under this Agreement free from withholding of U.S. Taxes;

          (ii) if at any time the Lender makes any changes necessitating a new Form 4224 or Form 1001 or at any time any Borrower shall not be able to continue to rely on any Form 4224 or 1001 previously submitted by such Lender, such Lender shall, to the extent legally entitled to do so at such time, promptly deliver to the Borrowers and the Administrative Agent in replacement for, or in addition to, the forms previously delivered by it hereunder, two accurate and complete signed originals of Form 4224 or two accurate and complete signed originals of Form 1001, as appropriate, in each case indicating that the Lender is on the date of delivery thereof entitled to receive payments under this Agreement free from withholding of U.S. Taxes;

          (iii) it shall, promptly upon any Borrower's reasonable request to that effect, deliver to such Borrower and the Administrative Agent such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes.

          (d) Notwithstanding anything herein to the contrary, no Borrower will be required to pay any additional amounts in respect of U.S. Taxes:

          (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with its obligations under Section 5.06(c);

          (ii) if such Lender shall have delivered to the Borrowers and the Administrative Agent a Form 4224 or a Form 1001 in respect of such Applicable Lending Office pursuant to Section 5.06(c), and such Lender shall not on the date of delivery thereof or at any time thereafter be entitled to exemption from deduction or withholding of U.S. Taxes in respect of payments by such Borrower hereunder for the account of such Applicable Lending Office for any reason other than as a result of a change in United States law or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the interpretation or administration thereof after the Effective Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 2.12,
     2.13 or 13.06(b) after the date hereof, the date upon which such Lender becomes a party hereto);

          (iii) with respect to each Lender, if such additional amounts represent taxes imposed on its income, or franchise taxes imposed on it, by the jurisdiction of its Applicable Lending Office, or by the jurisdiction under the laws of which the Lender is organized, or, in either such case, any political subdivision or taxing authority thereof or therein.

          Section 6.  Conditions Precedent.
                      --------------------

          6.01  Effective Date.  This Agreement shall become effective on the
                --------------
first date (the "Effective Date") that each of the following conditions shall
                 --------------
have been satisfied or fulfilled (or waived in accordance with Section 13.04) but in no event later than January 29, 1999:

          (a)  Approvals.  All governmental and third party approvals necessary
               ---------
     or, in the reasonable discretion of the Administrative Agent, advisable in connection with the continuing operations of the Borrowers and their respective Subsidiaries and the financing contemplated hereby shall have been obtained and be in full force and effect.

          (b)  Documents.  The receipt by the Administrative Agent of the
               ---------
     following documents, each of which shall be satisfactory to the Administrative Agent in form and substance:

          (i)  Corporate Documents.  The following documents, each certified as
               -------------------
     indicated  below:

               (1) a copy of the charter, as amended and in effect, of each Obligor certified as of a recent date by the secretary or assistant secretary of such Obligor, and a certificate from the Comptroller of the Currency or the Secretary of State of its jurisdiction of incorporation, as the case may be, dated as of a recent date, as to the good standing of such Obligor; and

               (2) a certificate of the secretary or an assistant secretary of each Obligor, dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Obligor as amended and in effect at all times from the date on which the resolutions referred to in clause (B) were adopted to and including the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of such Obligor authorizing the execution, delivery and performance of such of the Credit Documents to which such Obligor is or is intended to be a party and the extensions of credit hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the charter of such Obligor has not been amended since the date of the certification thereto furnished pursuant to clause (1) above, and (D) as to the incumbency and specimen signature of each officer of such Obligor executing the Credit Documents and each other document to be delivered by such Obligor in connection therewith (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Obligor).

          (ii)  Status and Officer's Certificates.  Each of the conditions set
                ---------------------------------
     forth in Section 6.02(a) and (b) shall be true and the Administrative Agent shall have received a certificate of a senior officer of each Borrower, dated the Effective Date, to the effect set forth in Section 6.02(a) and
     (b).

          (iii)  Opinion of Counsel to the Obligors.  Opinions, dated the
                 ----------------------------------
     Effective Date, of Orrick, Herrington & Sutcliffe LLP, counsel to the Obligors, and Ellen Richey, general counsel to the Obligors, substantially in the form of Exhibits E-1 and E-2, respectively, hereto and covering such other matters as the Administrative Agent may reasonably request.

          (iv)  Opinion of Counsel to the Administrative Agent.  An opinion,
                ----------------------------------------------
     dated the Effective Date, of Simpson Thacher & Bartlett, counsel to the Administrative Agent, substantially in the form of Exhibit I hereto.

          (v)  Credit Agreement.  Counterparts of this Agreement duly executed
               ----------------
     on behalf of each Obligor and each of the Administrative Agent and the Lenders.

          (vi)  Other Documents.  Such other documents as the Administrative
                ---------------
     Agent may reasonably request.

          (c)   Termination of Existing Agreement:  Obligors shall have
                ---------------------------------
     terminated the commitments under the Existing Agreement. In connection therewith, the Obligors shall have paid to the Administrative Agent, for the account of the lenders under the Existing Agreement, the total outstanding principal amount, if any, under the Existing Agreement together with all fees and all interest accrued on such outstanding amounts, to the extent such fees and interest were due and payable on or before the Effective Date.

          (d)  Fees.  The Lenders and the Administrative Agent shall have
               ----
     received all fees required to be paid, and all expenses (other than fees and expenses of legal counsel) for which invoices have been presented, on or before the Closing Date.

The Administrative Agent shall promptly give the Borrowers and each Lender notice of the Effective Date.

          6.02  Initial and Subsequent Loans.  The obligation of any Lender to
                ----------------------------
make to any Borrower its initial Loan (including any Swing Line Loan, Competitive Bid Option Loan or Syndicated Loan), any subsequent Swing Line Loan or Competitive Bid Option Loan and any subsequent Syndicated Loan (other than Syndicated Loans made pursuant to Section 2.04(c)) that increases the principal amount of outstanding Syndicated Loans, upon the occasion of each borrowing, is subject to the conditions precedent that, both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof:

          (a)  No Default.  No Default or Event of Default with respect to such
               ----------
     Borrower or the Guarantor shall have occurred and be continuing;

          (b)  Representations and Warranties True.  The representations and
               -----------------------------------
     warranties made by such Borrower and the Guarantor in Section 7 hereof and in each of the other Credit Documents, shall be true and complete on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

          (c)  Notice.  All notices of such borrowing shall have been properly
               ------
     and timely given in accordance with the requirements of this Agreement.

Each notice of borrowing by any Borrower hereunder shall constitute a certification by such Borrower to the effect set forth in the preceding sentence (both as of the date of such notice and, unless such Borrower otherwise notifies the Administrative Agent prior to the date of such borrowing, as of the date of such borrowing).

          Section 7.  Representations and Warranties.
                      ------------------------------

          To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, each Obligor (but in the case of Section 7.01, only the Guarantor) hereby represents and warrants to the Administrative Agent and each Lender that:

          7.01  Financial Condition.  The consolidated statement of financial
                -------------------
condition of the Guarantor and its Consolidated Subsidiaries as at December 31, 1997 and the consolidated statement of financial condition of PB and its Consolidated Subsidiaries as at December 31, 1997 and their related consolidated statements of income and changes in shareholders' equity and of cash flows for the fiscal year ended on such date, reported on by Ernst & Young LLP, copies of which have heretofore been furnished to each Lender, present fairly their consolidated financial condition as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The pro forma unaudited consolidated statement of financial condition of
            --- -----
PNB and its Consolidated Subsidiaries as at December 31, 1997 and the related consolidated statement of income for the fiscal year ended on such date, copies of which have heretofore been furnished to each Lender, present fairly the pro
                                                                           ---
forma consolidated financial condition of PNB and its Consolidated Subsidiaries
-----
as at such date, and the consolidated results of their operations for the fiscal year then ended. The unaudited consolidated statement of financial condition of each of the Borrowers and the Guarantor and their respective Consolidated Subsidiaries as at September 30, 1998 and the related unaudited consolidated statements of income and (with respect to the Guarantor only) of cash flows for the nine-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, present fairly the consolidated financial condition of each of the Borrowers and the Guarantor and their respective Consolidated Subsidiaries as at such date, and the consolidated results of their operations and (with respect to the Guarantor only) their consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither the Guarantor nor any of its Consolidated Subsidiaries had, at the date of the most recent statement of financial condition referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which are required to be, but which are not, reflected in the foregoing statements or in the notes thereto. During the period from December 31, 1997 to and including the date hereof there has been no sale, transfer or other disposition by any of the Borrowers or the Guarantor or any of their Consolidated Subsidiaries of any material part of their business or property, other than assets securitized in the ordinary course of business or assets transferred from one Consolidated Subsidiary to another, and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of any of the Borrowers or the Guarantor and their respective Consolidated Subsidiaries at December 31, 1997, except as previously disclosed to the Administrative Agent.

          7.02  No Change.  From December 31, 1997 to the Effective Date, there
                ---------
has been no development or event in or relating to the business and affairs of such Obligor which has had or would reasonably be expected to have a Material Adverse Effect on such Obligor.

          7.03  Corporate Existence; Compliance with Law.  Each of such Obligor
                ----------------------------------------
and its Material Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on such Obligor, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on such Obligor.

          7.04  Corporate Power; Authorization; Enforceable Obligations.  Such
                -------------------------------------------------------
Obligor has the corporate power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party and to borrow hereunder (in the case of each Borrower) and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority is required for the borrowings by such Obligor hereunder or with the execution, delivery, performance, validity or enforceability by such Obligor of the Credit Documents to which such Obligor is a party, except such as have been obtained or will be obtained as and when required or if the failure to obtain such consent or take such other action would not reasonably be expected to have a Material Adverse Effect on such Obligor. This Agreement has been, and each other Credit Document to which it is a party will be, duly executed and delivered on behalf of such Obligor. This Agreement constitutes, and each other Credit Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          7.05  No Legal Bar.  The execution, delivery and performance of the
                ------------
Credit Documents to which such Obligor is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of such Obligor or of any of its Material Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation, except to the extent such violation or Lien would not reasonably be expected to have a Material Adverse Effect on such Obligor.

          7.06  No Material Litigation.  No litigation, investigation or
                ----------------------
proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Obligor, threatened by or against such Obligor or any of its Material Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Credit Documents or any of the transactions contemplated hereby or thereby, or (b) which would reasonably be expected to have a Material Adverse Effect on such Obligor.

          7.07  No Default.  Neither such Obligor nor any of its Material
                ----------
Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect on such Obligor. No Default or Event of Default has occurred and is continuing with respect to such Obligor.

          7.08  Ownership of Property; Liens.  As of the Effective Date (i) each
                ----------------------------
of such Obligor and its Material Subsidiaries has valid record title in fee simple to, or a valid leasehold interest in, its interest in all of its real property, and valid title to, or a valid leasehold interest in, its interest in all of its other property, and (ii) none of such property is subject to any Lien except as permitted by Section 8.08.

          7.09  Taxes.  Each of such Obligor and its Material Subsidiaries has
                -----
filed or caused to be filed all tax returns which, to the knowledge of such Obligor, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Obligor or such Material Subsidiary, as the case may be); as of the Effective Date no tax Lien has been filed, and, to the knowledge of such Obligor, no claim is being asserted, with respect to any such tax, fee or other charge.

          7.10  Federal Regulations.  No part of the proceeds of any Loans to
                -------------------
such Obligor will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. The value of all margin stock owned directly or indirectly by such Obligor does not and will not constitute more than 25% of the total assets of such Obligor.

          7.11  ERISA.  With respect to such Obligor's ERISA Plans:
                -----

          (a) each such ERISA Plan is in compliance in all material respects with, and has been administered in all material respects in compliance with, the terms of such plan, the applicable provisions of ERISA (to the extent said plan is an ERISA Plan), the Code (to the extent said plan is intended to comply with the Code) and any other Federal or state law, except to the extent any such non-compliance would not have a Material Adverse Effect;

          (b) a favorable determination of qualification under Section 401(a) or Section 403(a) of the Code of each ERISA Pension Plan of such Obligor which is intended to be so qualified and each amendment thereto, and a recognition of exemption from federal income taxation under Section 501(c)(9) of each funded ERISA Welfare Plan of such Obligor, has been received from the Internal Revenue Service, and to such Obligor's knowledge, nothing has occurred since the date of each such determination or recognition that would affect adversely such qualification or exemption;

          (c) the amount for which such Obligor or any ERISA Affiliate would be liable pursuant to the provisions of Section 4062 or 4064 of ERISA with respect to each ERISA Pension Plan would be not greater than $25,000,000 if such plan had terminated as of the date of this representation; and

          (d) as of the most recent valuation date of each ERISA Pension Plan of such Obligor, the market value of plan assets of each such ERISA Pension Plan subject to Section 302 of ERISA or to Section 412 of the Code is not less than (i) the greater of (1) the plan's accrued liability as determined under Section 302(c)(7)(A)(i)(II) of ERISA and Section 412(c)(7)(A)(i)(II) of the Code and (2) the present value of vested benefits of the plan as determined on the basis of PBGC Form 1 less (ii) $25,000,000.

          7.12  Investment Company Act; Other Regulations.  Such Obligor is not
                -----------------------------------------
an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Such Obligor is not subject to regulation under any Federal or state statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness other than, in the case of PNB, statutes and regulations generally applicable to national banks and FDIC-insured institutions and, in the case of PB, statutes and regulations generally applicable to Utah industrial loan corporations and FDIC-insured institutions.

          7.13  Subsidiaries.  All the Subsidiaries of such Obligor at the date
                ------------
hereof are listed on Schedule I.

          7.14  Purpose of Loans.  The proceeds of any Loans to such Obligor
                ----------------
shall be used by such Obligor for general corporate purposes.

          7.15  True and Complete Disclosure.  All factual information, when
                ----------------------------
taken as a whole, furnished in writing by such Obligor to the Administrative Agent pursuant to or in connection with this Agreement is accurate in all material respects on the date as of which such information is dated or certified and is not incomplete by reason of omitting to state a material fact respecting such Obligor and necessary to make such information, when taken as a whole, not misleading in any material respect, in light of the circumstances under which such information was provided.

          7.16   Public Utility Holding Company Act.  Neither such Obligor nor
                 ----------------------------------
any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7.17   Year 2000 Matters.  The Borrowers have commenced and are
                 -----------------
currently in the process of carrying out a year 2000 project which, in accordance with applicable regulatory guidelines, is designed to identify and make any modifications necessary to avoid potential disruptions to its computer systems arising from year 2000 issues. Any reprogramming or other modifications to the systems used or relied upon by the Borrowers (including any such systems supplied by third parties with which the Borrowers' systems interface) and the related testing are scheduled to be completed by July 31, 1999. The costs to the Borrowers and their respective Subsidiaries that have not been incurred as of the date hereof for such modifications and testing are not reasonably expected to result in a Default or Event of Default or to have a Material Adverse Effect.

          Section 8.  Certain Covenants of Each Obligor.
                      ---------------------------------

          Each Obligor, as applicable, covenants and agrees with the Lenders and the Administrative Agent that, so long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by any Obligor hereunder:

          8.01  Financial Statements, Etc.  Each Borrower, in the case of
                --------------------------
clauses (a), (d), (f), (g) and (h), and the Guarantor, in the case of clauses
(b), (c), (e), (f) and (g), shall deliver to each of the Administrative Agent and the Lenders:

          (a) as soon as available and in any event within sixty (60) days after the end of each of the first three (3) quarterly fiscal periods of each fiscal year of such Borrower, consolidated statements of income of such Borrower and its Consolidated Subsidiaries for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets of such Borrower and its Consolidated Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a senior financial or accounting officer of such Borrower stating that said consolidated financial statements fairly present the consolidated financial condition and results of operations of such Borrower and its Consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (b) as soon as available and in any event within sixty (60) days after the end of each of the first three (3) quarterly fiscal periods of each fiscal year of the Guarantor, consolidated statements of income, changes in shareholders' equity and cash flows of the Guarantor and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a senior financial or accounting officer of the Guarantor stating that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Guarantor and its Consolidated Subsidiaries at the end of, and for, such period (subject to normal year-end audit adjustments);

          (c) (i) as soon as available and in any event within one-hundred twenty (120) days after the end of each fiscal year of the Guarantor, consolidated statements of income, changes in shareholders' equity and cash flows of the Guarantor and its Consolidated Subsidiaries for such fiscal year and the related consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Guarantor and its Consolidated Subsidiaries as at the end of, and for, such fiscal years in accordance with GAAP and (ii) as soon as available and in any event within one-hundred twenty (120) days after the end of each fiscal year of such Borrower, consolidated statements of income of such Borrower and its Consolidated Subsidiaries for such fiscal year and the related consolidated balance sheet of such Borrower and its Consolidated Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, accompanied by a certificate of a senior financial or accounting officer of such Borrower stating that said consolidated financial statements fairly present the consolidated financial condition and results of operations of such Borrower and its Consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, such fiscal year;

          (d) at the time each Borrower furnishes each set of financial statements pursuant to paragraph (a) above and at the time the Guarantor furnishes each set of financial statements pursuant to paragraph (c) above, a certificate of a senior financial or accounting officer of each Borrower to the effect that to such officer's knowledge no Default or Event of Default has occurred and is continuing (or, if any Default or Event of

     Default has occurred and is continuing, describing the same in reasonable detail and describing the action, if any, that such Borrower has taken or proposes to take with respect thereto);

          (e) at the time it furnishes each set of financial statements pursuant to paragraph (b) or (c) above, a certificate of a senior financial or accounting officer of the Guarantor (i) to the effect that to such officer's knowledge no Default or Event of Default has occurred and is continuing (or, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action, if any, that the Guarantor has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Guarantor is in compliance with Section 9.01 as of the end of the respective quarterly fiscal period or fiscal year;

          (f) promptly upon receipt thereof, copies of any reports and management letters submitted to such Obligor by its independent certified public accountants in connection with any annual or interim audit of the books of such Obligor and its Subsidiaries, together with such Obligor's responses thereto, if any;

          (g) from time to time such other information regarding the financial condition, operations, business or prospects of such Obligor (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as the Administrative Agent may reasonably request; and

          (h) with respect only to the Borrowers, at the time each Borrower furnishes each set of financial statements pursuant to paragraph (a) or
     (c)(ii) above, copies of the publicly available portion of such Borrower's quarterly Call Reports (or successors) to the OCC or the FDIC and, if permitted by applicable law, copies of any reports of examination by the OCC or the FDIC.

          8.02  Litigation.  Each Obligor will promptly give to the
                ----------
Administrative Agent notice of all legal or arbitral proceedings, and of all proceedings by or before any Governmental Authority, and any material development in respect of such legal or other proceedings, against such Obligor or any of its Subsidiaries, which have a reasonable likelihood of being adversely determined and which, if adversely determined, would reasonably be expected to result in a Material Adverse Effect.

          8.03  Existence, Etc.  Each Obligor will, and will cause each of its
                --------------
Material Subsidiaries to:

          (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises if failure to maintain such rights, privileges, licenses and franchises would reasonably be expected to have a Material Adverse Effect on such Obligor; provided that nothing in
                                                     --------
     this Section 8.03 shall prohibit any transaction expressly permitted under
     Section 8.06 hereof;

          (b) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities if failure to comply with such requirements would reasonably be expected to have a Material Adverse Effect on such Obligor;

          (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its significant property (whether real, personal or mixed and whether tangible or intangible) prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

          (d) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

          (e) upon at least five Business Days' prior notice, permit officers and employees of the Administrative Agent or, with the consent of such Obligor, a Lender, to visit and inspect any of the properties of such Obligor and to examine and audit the minute books, books of account and other records of such Obligor and make copies thereof or extracts therefrom, and discuss its affairs, finances and accounts with its officers and, at the request of the Administrative Agent and the consent of such Obligor, with such Obligor's independent accountants, during normal business hours as often as the Administrative Agent may reasonably desire.

          8.04  Insurance.  Each Obligor will, and will cause each of its
                ---------
Material Subsidiaries to, maintain insurance in full force and effect with responsible and financially sound insurance companies, against such risks, on such properties and in such amounts as is customarily maintained by similar businesses; and file with the Administrative Agent upon its request a detailed list of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby; provided, however, to the extent that it would be consistent with prudent
--------
business practice and customary among corporations engaged in similar businesses, such Obligor may self-insure for damage or loss.

          8.05  Notices.  Each Obligor will promptly give notice to the
                -------
Administrative Agent of:

          (a)  the occurrence of any Default or Event of Default;

          (b) any change of the rating assigned by S&P, Moody's or D&P to the senior unsecured indebtedness of PNB;

          (c) as soon as possible, and in any event within ten days after such Obligor knows or has reason to believe that any of the events or conditions specified below with respect to any ERISA Plan or ERISA Multiemployer Plan of such Obligor has occurred or exists, a statement signed by a Responsible Officer setting forth details respecting such event or condition and the action, if any, that such Obligor or ERISA Affiliate thereof proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by such Obligor or ERISA Affiliate with respect to such event or condition):

               (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder (other than any event the reporting requirement with respect to which has been waived by PBGC), with respect to an ERISA Pension Plan of such Obligor (provided that a
                                                                 --------
          failure to meet the minimum funding standard of Section 302 of ERISA or Section 412 of the Code, including, without limitation, the failure to make on or before its due date a required installment under Section 302(e) of ERISA or Section 412(m) of the Code, shall be treated as a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any ERISA Pension Plan of such Obligor;

               (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any ERISA Pension Plan of such Obligor or any action taken by such Obligor or any ERISA Affiliate to terminate any ERISA Pension Plan;

               (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Pension Plan of such Obligor, or the receipt by such Obligor or any ERISA Affiliate of a notice that such a proceeding has been instituted by PBGC with respect to an ERISA Multiemployer Plan of such Obligor;

               (iv) the complete or partial withdrawal from an ERISA Multiemployer Plan by such Obligor or any ERISA Affiliate that results in liability under Section 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or
          Section 4201 of ERISA (in either case without regard to reduction or waiver of such liability under Section 4207 or 4208 of ERISA) or the receipt by such Obligor or any ERISA Affiliate of notice from an ERISA Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

               (v) the institution of a proceeding on behalf of any ERISA Multiemployer Plan against such Obligor or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

               (vi) the cessation of operations at a facility which would subject such Obligor or any ERISA Affiliate to the provisions of
          Section 4062(e) of ERISA;

               (vii) the withdrawal from an ERISA Pension Plan by such Obligor or any ERISA Affiliate that results in liability in accordance with the provisions of Section 4063 of ERISA;

               (viii) the termination of an ERISA Pension Plan to which such Obligor or any ERISA Affiliate contributed, or was required to contribute, at any time within the five plan years preceding the date of termination so as to become subject to the provisions of Section 4064 of ERISA;

               (ix) the adoption of an amendment to any ERISA Pension Plan that, pursuant to Section 307 of ERISA or Section 401(a)(29) the Code, would require such Obligor or any ERISA Affiliate timely to provide security to the plan in accordance with the provisions of said Section or would result in the loss of tax-exempt status of the trust of which such plan is a part if such security is not timely provided;

               (x) the funded current liability percentage, within the meaning of Section 302(d)(8) of ERISA and Section 412(l)(8) of the Code, of each ERISA Pension Plan of such Obligor is less than 60%.

               (xi) the aggregate amount of accumulated benefit obligations, determined in accordance with Statement of Accounting Standards No. 87, of all ERISA Plans of such Obligor which are ERISA Pension Plans exceeds the aggregate fair market value of plan assets of all such plans by more than $25,000,000;

               (xii) the aggregate amount of transition obligations, determined in accordance with Statement of Financial Accounting Standards No. 106 (or, before such Statement is applicable to such Obligor or any ERISA Affiliate, a good faith estimate of such transition obligation), of all ERISA Welfare Plans of such Obligor (other than ERISA Pension Plans) which has not been recognized as an income expense in the income statement of such Obligor and its Subsidiaries exceeds $25,000,000;

               (xiii) any transaction or occurrence proscribed by Section 406 of ERISA, or subject to tax under Section 4975 of the Code, for which a statutory exemption is not available;

               (xiv) the payment under any ERISA Plan of such Obligor (including but not limited to individual employment and severance agreements) which is not deductible for federal income tax purposes by virtue of Section 280G of the Code;

               (xv) the filing of any action, suit or claim (other than a routine claim for benefits), including but not limited to a civil or criminal action or civil penalty pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA, in respect of any ERISA Plan of such Obligor against such Plan, such Obligor or any ERISA

          Affiliate, or any other person which could result in liability of such Obligor or any ERISA Affiliate; and

               (xvi) from time to time such other information regarding any ERISA Plan of, and any reports or other information required to be filed under ERISA by, such Obligor or any of its Subsidiaries as any Lender or the Administrative Agent may reasonably request.

          Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Obligor proposes to take with respect thereto. Notice of any event described in this Section 8.05 which relates to more than one Obligor need only be given by one Obligor, provided
                                                                    --------
such notice specifies all Obligors to which such event applies.

          8.06  Limitation on Fundamental Changes.  Each Obligor shall not, and
                ---------------------------------
shall not permit its Material Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in the character of its present business, except:

          (a) such Obligor or any Subsidiary of such Obligor may be merged or consolidated with or into any Person (provided that the surviving entity
                                           --------
     shall be the Guarantor or a wholly owned direct or indirect Subsidiary of the Guarantor);

          (b) any Subsidiary of such Obligor (including any Borrower) may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to such Obligor or to any other wholly owned direct or indirect Subsidiary of the Guarantor; and

          (c) changes in the character of its present business if after giving effect to such change such Obligor and its Material Subsidiaries will be principally engaged in the business of offering, selling, servicing or owning consumer products and services (including, without limitation, consumer financial products and services).

          Nothing in this Section 8.06 shall prohibit any Obligor or its Material Subsidiaries from transferring or pledging Receivables pursuant to a Securitization.

          8.07  Limitation on Sale of Assets.  Each Obligor shall not, and shall
                ----------------------------
not permit its Material Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, Receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Material Subsidiary, issue or sell any shares of such Material Subsidiary's Capital Stock to any Person other than such Obligor or any wholly owned direct or indirect Subsidiary of the Guarantor, except:

          (a) the sale or other disposition of property which is obsolete, worn out or no longer used or useful in the ordinary course of business;

          (b)  as permitted under Section 8.09 hereof;

          (c) the sale of Receivables if (A) such sale is pursuant to a Securitization or an arrangement containing customary provisions generally limiting recourse to the Receivables sold and (B) after giving effect to such sale such Obligor will be in compliance with all of the applicable covenants contained in Sections 8 and 9, and no Default or Event of Default will occur by reason of such sale;

          (d) sales, leases and dispositions of assets other than Receivables in the ordinary course of its business in arm's length transactions for full and fair value;

          (e)  as permitted by Section 8.06(b); and

          (f) any sale of assets to any Person not covered by (a) through (e) above, if after giving effect to such sale such Obligor will be in compliance with all of the applicable covenants contained in Sections 8 and 9 and no Default or Event of Default will occur by reason of such sale.

          8.08  Limitation on Liens.  Each Obligor shall not, and shall not
                -------------------
permit its Material Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except:

          (a) Liens incidental to the conduct of the business of such Obligor or its Material Subsidiaries or the ownership of its assets or properties and not incurred in connection with the borrowing of money or the acquisition of any asset and which in the aggregate do not materially detract from the business, properties, condition (financial or otherwise) or operations, present or prospective, of such Obligor;

          (b) Liens securing purchase money debt, so long as each such Lien secures only the Indebtedness incurred to finance all or part of the cost of acquiring the property subject to such Lien, provided such Lien attaches to such property concurrently with, or within 90 days after the date of, such acquisition;

          (c) Liens on property resulting from the rights of vendors or lessors under conditional sales agreements, leases required to be capitalized under GAAP or other title retention agreements, provided such Lien is not extended to other property of such Obligor or its Material Subsidiaries;

          (d) Liens in existence on the date hereof as set forth in Schedule II, provided that, unless permitted under Section 8.08(a), no such Lien is
         --------
     spread to cover any additional property after the date hereof and that the amount of Indebtedness secured thereby is not increased;

          (e) Liens on the property of any Material Subsidiary of an Obligor in favor of such Obligor or any other wholly owned direct or indirect Subsidiary of the Guarantor;

          (f) Liens existing on the property of any Person at the time such Person becomes a Subsidiary of or is merged or consolidated with an Obligor or any of its Material Subsidiaries and not created in contemplation of such merger or consolidation, and Liens existing on property prior to such property being acquired by an Obligor or any of its Material Subsidiaries not created in contemplation of such acquisition;

          (g) Liens arising out of the refinancing, extension, renewal or refunding of Indebtedness secured by any Lien permitted by this Section 8.08, provided such Indebtedness is not increased and is not secured by any additional property;

          (h) Liens for taxes not yet due and payable and Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves in accordance with GAAP have been established;

          (i) in the case of a Borrower, Liens granted to any Federal Reserve Bank to secure advances or other transactions incidental to the conduct of the business of such Borrower, including loans to meet liquidity requirements;

          (j) Liens resulting from any Securitization (including Liens on assets retained by the transferor in connection with a Securitization);

          (k) Liens on cash and readily marketable securities securing obligations in respect of Swap Agreements (as defined in Section 101 of the Bankruptcy Code) in an amount not to exceed (i) the net mark to market exposure of the counterparty thereunder (subject to customary minimum transfer thresholds and periodic valuations) plus (ii) any additional amounts requested by counterparties in accordance with their general internal credit guidelines or policies with respect to particular types of Swap Agreements;

          (l) Liens for judgments or decrees that have been bonded and that have not resulted in the occurrence of an Event of Default under Section 11(i);

          (m) Liens on the property of any Obligor or its Material Subsidiaries not otherwise permitted by this Section 8.08 securing obligations not to exceed, in the aggregate, 10% of the Consolidated Tangible Capital of the Guarantor; and

          (n) other Liens consented to in writing by the Administrative Agent and the Majority Lenders; provided that the Administrative Agent and the
                               --------
     Lenders shall not unreasonably withhold such consent.

          8.09  Limitation on Transactions with Affiliates.  Each Obligor shall
                ------------------------------------------
not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is
(a) in the ordinary course of the Obligor's or such Affiliate's business, or upon fair and reasonable terms no less favorable to such Obligor than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, and (b) in compliance with all applicable law.

          Section 9.  Additional Obligor-Specific Covenants.
                      -------------------------------------

          9.01  Guarantor Covenants.  The Guarantor further covenants and agrees
                -------------------
with the Lenders that, so long as any Commitment or Loan is outstanding, the Guarantor will not:

          (a)  Maintenance of Consolidated Tangible Capital.  Permit its
               --------------------------------------------
Consolidated Tangible Capital at any time to be less than the sum of (i) $625,000,000 and (ii) 40% of its Consolidated Net Income for each fiscal quarter commencing after September 30, 1998 and ending on or before such date of determination (without any deduction for any Consolidated Net Loss for any such fiscal quarter).

          (b)  Maintenance of Ratio of Tier 1 Capital to Managed Receivables.
               -------------------------------------------------------------
Permit the ratio of its Tier 1 Capital to its Managed Receivables at any time to be less than 4.0%, provided that, for any period of up to three calendar months,
                   --------
such ratio may be as low as 3.50% during such three month period so long as it returns to 4.0% or more at the end of such three month period.

          (c)  Maximum Ratio of Non-Performing Assets to Managed Receivables.
               -------------------------------------------------------------
Permit the ratio of its Non-Performing Assets to its Managed Receivables on the last day of any calendar month to exceed 6%.

          9.02  Covenants of the Borrowers.  Each of the Borrowers further
                --------------------------
covenants and agrees with the Lenders that, so long as any Commitment or Loan is outstanding to it, it will (i) maintain at all times such amount of capital as may be prescribed by the Board of Governors of the Federal Reserve System from time to time, whether by regulation, agreement or order and (ii) be "adequately capitalized" (as defined in 12 U.S.C. 1831o, as amended, reenacted or redesignated from time to time).

          Section 10.  Guarantee.
                       ---------

          10.01  Guarantee.
                 ---------

          (a) The Guarantor hereby unconditionally and irrevocably guarantees to the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment by the Borrowers to the Administrative Agent on behalf of the Lenders when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (including, without limitation, any Obligations resulting from increases in the aggregate Commitments pursuant to Section 2.13 or 2.14) without set-off or counterclaim in Dollars at the Principal Office of the Administrative Agent in accordance with the terms of this Agreement.

          (b) The Guarantor further agrees to pay all reasonable out-of-pocket costs and expenses of the Lenders and the Administrative Agent (including, without limitation, reasonable counsels' fees) in connection with any Event of Default and any enforcement or collection proceedings resulting therefrom or in connection with the protection or preservation of rights or interests following an Event of Default or the negotiation of any restructuring or "work-out" (whether or not consummated) of the obligations of the Guarantor under this
Section 10 following an Event of Default.

          (c) No payment or payments made by any Borrower or any other Person or received or collected by the Administrative Agent or any Lender from any Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments, continue to be effective until the Obligations are paid in full and the Commitments are terminated.

          (d) The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability under this Section 10, it will notify the Administrative Agent and such Lender in writing that such payment is made under this Section 10 for such purpose.

          10.02  Right of Set-off.  The Administrative Agent and each Lender is
                 ----------------
hereby irrevocably authorized at any time and from time to time after the occurrence and during the continuation of an Event of Default, without notice to the Guarantor, any such notice being expressly waived by the Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender or any bank controlled by such Lender to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against or on account of the obligations and liabilities of the Guarantor to the Administrative Agent or such Lender hereunder as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or such Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify the Guarantor promptly of any such set-off and the application made by the Administrative Agent or such Lender, as the case may be, of the proceeds thereof; provided that the failure to give such notice shall not affect the
         --------
validity of such set-off and application. The rights of the Administrative Agent and each Lender under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

          10.03  Waiver of Subrogation.  Notwithstanding anything to the
                 ---------------------
contrary in this Agreement, as long as the Obligations remain outstanding the Guarantor hereby waives all rights which may have arisen in connection with this Agreement to be subrogated to any of the rights (whether contractual, under the Bankruptcy Code, including Section 509 thereof, under common law or otherwise) of the Lenders against the Borrowers or against any collateral security or guarantee or right of offset held by the Lenders for the payment of the Obligations. So long as the Obligations remain outstanding, if any amount shall be paid by or on behalf of the Borrowers to the Guarantor on account of any of the rights waived in this paragraph, such amount shall be held by the Guarantor in trust, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the form received by the Guarantor (duly indorsed by the Guarantor to the Lender, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine. The provisions of this paragraph shall survive the termination of this Agreement and the payment in full of the Obligations and the termination of the Commitments.

          10.04  Amendments, etc. re Obligations; Waiver of Rights.  The
                 -------------------------------------------------
Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent by the Guarantor (except as provided in Section 13.04), any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement and any other documents executed and delivered in connection herewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Majority Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against the Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on the related Borrower or any other guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from the Borrowers or any such other guarantor or any release of the Borrowers or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against the Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

          10.05  Guarantee Absolute and Unconditional.  The Guarantor waives any
                 ------------------------------------
and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the obligations of the Guarantor under this Agreement or acceptance of this guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the obligations of the Guarantor under this Agreement; and all dealings between the Borrowers or the Guarantor, on the one hand, and the

Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the obligations of the Guarantor under this Agreement. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Borrower or the Guarantor with respect to the Obligations. The obligations of the Guarantor under this Section 10 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, or enforceability of this Agreement, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrowers or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for the Obligations, or of the Guarantor under this Agreement, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from any Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Guarantor. The obligations of the Guarantor under this Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantor under this Agreement shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement the Borrowers may be free from any Obligations.

          10.06  Reinstatement.  The obligations of the Guarantor under this
                 -------------
Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

          Section 11.  Events of Default.
                       -----------------

          If any of the following events ("Events of Default") shall occur and
                                           -----------------
be continuing:

          (a) Any Borrower shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof; or any Borrower shall fail to pay any interest on any Loan, any Facility Fee, any Utilization Fee or any other amount payable by such Borrower hereunder, within five days after any such interest, fee or other amount becomes due in accordance with the terms thereof or hereof; or

          (b) The Guarantor shall fail to pay any amount pursuant to Section 10 hereof within five days after such amount becomes due in accordance with the terms thereof; or

          (c) Any representation or warranty made or deemed made by any Obligor herein or which is contained in any certificate furnished by it at any time under this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (d) Any Obligor shall default in the observance or performance of any agreement contained in Section 8.06, 8.07, 9.01 or 9.02; or

          (e) Any Obligor shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in paragraphs (a) through (d) of this Section), and such default shall continue unremedied for a period of 30 days after the Administrative Agent has given notice of such default to such Obligor; or

          (f) Any Obligor or any of its Material Subsidiaries shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation in an aggregate amount in excess of $25,000,000 in the case of any Obligor and its Material Subsidiaries, and such default shall remain uncured or unwaived within the cure period or grace period, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable and such default shall remain uncured or unwaived within the cure period or grace period, if any, provided therein; or

          (g) (i) Any Borrower or any of its Material Subsidiaries or the Guarantor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Borrower or any of its Material Subsidiaries or the Guarantor shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Borrower or any of its Material Subsidiaries or the Guarantor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Borrower or any of its Material Subsidiaries or the Guarantor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Borrower or any of its Material Subsidiaries or the Guarantor shall take any corporate action for the purpose of effecting any of the acts set forth in clause
     (i), (ii), or (iii) above; or (v) any Borrower or any of its Material Subsidiaries or the Guarantor shall admit in writing its inability to pay its debts as they become due; or

          (h) An event or condition specified in Section 8.05(c) hereof shall occur or exist with respect to any ERISA Plan and, as a result of such event or condition, together with all other such events or conditions, any Obligor or any ERISA Affiliate shall incur a liability to or in respect of an ERISA Plan or to PBGC (or any combination of the foregoing) which would constitute, in the determination of the Majority Lenders, a Material Adverse Effect with respect to such Obligor; or

          (i) One or more judgments or decrees shall be entered against any Obligor or any of its Material Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $25,000,000 or more, and shall remain unvacated, undischarged, unstayed or unbonded pending appeal within 30 days from the entry thereof; or

          (j) (i) Any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding voting stock of the Guarantor or (ii) the board of directors of the Guarantor shall cease to consist of a majority of Continuing Directors;

          (k) The Guarantor shall cease to own directly at least 95% of the outstanding voting stock of each Borrower; or

          (1) Any Borrower or any Material Subsidiary of such Borrower which is an Insured Depository Institution shall enter into a capital maintenance agreement or be required to submit a capital restoration plan of the type referred to in 12 U.S.C. 1831o(b)(2)(C);.

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (g) above with respect to the Guarantor (other than an Event of Default caused solely by a case, proceeding or other action with respect to a Borrower), automatically the Commitments and the Swing Line Commitments to lend to all Borrowers shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing by any Obligor under this Agreement shall immediately become due and payable, (B) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (g) above with respect to a Borrower, automatically the Commitments and the Swing Line Commitments to lend to such Borrower shall immediately terminate and the Loans to such Borrower hereunder (with accrued interest thereon) and all other amounts owing by such Borrower under this Agreement shall immediately become due and payable, (C) if such event is any other Event of Default with respect to the Guarantor or any Event of Default specified in paragraph (b), (j) or (k), either or both of the following actions may be taken:
(i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Guarantor and the Borrowers declare the Commitments and the Swing Line Commitments to lend to all Borrowers to be terminated forthwith, whereupon the Commitments and the Swing Line Commitments shall immediately terminate; and
(ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Guarantor and the Borrowers, declare the Loans to all Borrowers hereunder (with accrued interest thereon) and all other amounts owing by any Obligor under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable and (D) if such event is any other Event of Default with respect to any Borrower, either or both of the following actions may be taken: (i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to such Borrower declare the Commitments and the Swing Line Commitments to lend to such Borrower to be terminated forthwith, whereupon the Commitments and the Swing Line Commitments to lend to such Borrower shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to such Borrower, declare the Loans to such Borrower hereunder (with accrued interest thereon) and all other amounts owing by such Borrower under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 11, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

          Section 12.  The Administrative Agent.
                       ------------------------

          12.01  Appointment, Powers and Immunities.  Each Lender hereby
                 ----------------------------------
appoints and authorizes the Administrative Agent to act as its agent hereunder with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 12.05 and the first sentence of Section 12.06 shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents, and shall not by reason of this Agreement or any other Credit Document be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Credit Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Credit Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or any other document referred to or provided for herein or therein or for any failure by any Borrower or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Credit Document; (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Credit Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent, together with the consent of the Borrowers and the Administrative Agent to such assignment or transfer (to the extent provided in Section 13.06(b) hereof).

          12.02  Reliance by Administrative Agent.  The Administrative Agent
                 --------------------------------
shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Credit Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders or, if provided herein, in accordance with the instructions given by the Majority Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

          12.03  Defaults.  The Administrative Agent shall not be deemed to have
                 --------
knowledge or notice of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on Loans or of Facility Fee or Utilization Fee) unless the Administrative Agent has received notice from a Lender or an Obligor specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, the Administrative Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Administrative Agent shall (subject to Sections 12.01, 12.07 and 13.04 hereof) take such action with respect to such Default or Event of Default as shall be directed by the Majority Lenders, provided that, unless and until the
                                  --------
Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders or all of the Lenders.

          12.04  Rights as a Lender.  With respect to its Commitment and the
                 ------------------
Loans made by it, Chase (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Chase (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Obligors (and any of their respective Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent, and Chase and its affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

          12.05  Indemnification.  The Lenders agree to indemnify the
                 ---------------
Administrative Agent (to the extent not reimbursed under Section 13.03 or otherwise on behalf of the Borrowers, but without limiting the obligations of the Borrowers under Section 13.03) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (in its capacity as Administrative Agent) (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Credit Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that any Borrower is obligated to pay under
Section 13.03 hereof, but excluding, unless a Default or Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender
                                                        --------
shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

          12.06  Non-Reliance on Administrative Agent and Other Lenders.  Each
                 ------------------------------------------------------
Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Obligors and the decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Credit Document. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Obligors of this Agreement or any of the other Credit

Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Obligors. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of any Obligor or any Subsidiary of any Obligor (or any of their affiliates) that may come into the possession of the Administrative Agent or any of its affiliates.

          12.07  Failure to Act.  Except for action expressly required of the
                 --------------
Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its reasonable satisfaction from the Lenders of their indemnification obligations under Section 12.05 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

          12.08  Resignation of Administrative Agent.  Subject to the
                 -----------------------------------
appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers. If the Administrative Agent also then serves in the capacity of a Swing Line Lender, such resignation of the Administrative Agent shall not terminate its obligations as a Swing Line Lender. Upon any such resignation, the Majority Lenders shall with the consent of the Borrowers (which consent shall not be unreasonably withheld) have the right to appoint a successor Administrative Agent, which shall be a Lender; provided that if upon
                                                         --------
the date of such appointment an Event of Default shall exist, such consent of the Borrowers shall not be required. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent with the consent of the Borrowers (such consent not to be unreasonably withheld); provided that if upon
                                                          --------
the date of such appointment an Event of Default shall exist, such consent of the Borrowers shall not be required, that shall be a Lender with a combined capital and surplus of at least $2,000,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent (with the consent of the Borrowers as may be provided above), such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

          12.09  Syndication Agents. The Syndication Agents shall not have any
                 ------------------
duties or responsibilities, or be entitled to any of the rights of the Administrative Agent under, this Agreement or under any other Credit Document.

          Section 13.  Miscellaneous.
                       -------------

          13.01  Waiver.  No failure on the part of the Administrative Agent or
                 ------
any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any other Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          13.02  Notices.  All notices, requests and other communications
                 -------
provided for herein and under the other Credit Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy), or, with respect to notices that pursuant to Section 2.03 or 2.04 may be given by telephone, confirmed in writing by telecopy by the close of business on the day the notice is given, delivered (or telephoned, as the case may be) to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof, or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopy or personally delivered (or telephone in the case of notices that may be given by telephone pursuant to Section 2.03 or 2.04) or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          13.03  Expenses, Etc.  Each Borrower severally agrees to pay or
                 -------------
reimburse each of the Lenders and the Administrative Agent, as the case may be, within 15 days after receipt of written demand for: (a) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of Simpson Thacher & Bartlett, special New York counsel to the Administrative Agent and the Lenders), in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Credit Documents and the extension of credit hereunder and (ii) any modification, supplement or waiver of any of the terms of this Agreement or any of the other Credit Documents; (b) all reasonable out-of-pocket costs and expenses of the Lenders and the Administrative Agent (including, without limitation, reasonable counsels' fees) in connection with (i) any Event of Default and any enforcement or collection proceedings resulting therefrom or in connection with the protection or preservation of rights or interests following an Event of Default or the negotiation of any restructuring or "work-out" (whether or not consummated) of the obligations of the Obligors hereunder and under the other Credit Documents following an Event of Default and (ii) the enforcement of this Section 13.03; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Credit Documents or any other document referred to herein or therein, provided, that a
                                                               --------
Borrower shall have no payment or reimbursement obligations under this Section
13.03 in connection with any of the foregoing events or circumstances that relate solely to the other Borrower.

          Each Borrower hereby severally agrees (i) to indemnify the Administrative Agent and each Lender, their respective Affiliates and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Administrative Agent to any Lender) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings, but excluding any investigation, litigation or proceeding solely between Lenders or between the Administrative Agent and any Lender or Lenders), whether or not the Administrative Agent or any Lender or such other indemnified Person is a party thereto, relating to the extensions of credit hereunder or any actual or proposed use by the Borrowers or any of their Subsidiaries of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) and (ii) not to assert any claim against the Administrative Agent, any Lender, any of their affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein or in any other Credit Document, other than claims arising by reason of the gross negligence or willful misconduct of any such Person; provided that a Borrower
                                                     --------
shall have no indemnification obligation under this Section 13.03 in connection with any of the foregoing events or circumstances that related solely to the other Borrower.

          13.04  Amendments, Etc.  Except as otherwise expressly provided in
                 ---------------
this Agreement, any provision of any Credit Document may be modified or supplemented only by an instrument in writing signed by the Guarantor, the Borrowers and the Majority Lenders, or by the Guarantor, the Borrowers and the Administrative Agent acting with the consent of the Majority Lenders, and any provision of any Credit Document may be waived by the Majority Lenders or by the Administrative Agent acting with the consent of the Majority Lenders; provided
                                                                      --------
that: no modification, supplement or waiver shall: (a) unless by an instrument signed by each Lender affected thereby: (i) increase, or extend the term of any of the Commitments (other than as contemplated by Section 2.12, 2.13 or 2.14), or extend the time or waive any requirement for the reduction or termination of any of the Commitments (other than as contemplated by Section 2.12, 2.13 or 2.14), (ii) extend the date fixed for the payment of principal of or interest on any Loan (other than Swing Line Loans) or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder or (v) alter the rights or obligations of the Borrowers to prepay Loans; (b) unless by an instrument signed by all of the Lenders or by the Agent acting with the consent of all of the
Lenders: (i) alter the terms of this Section 13.04, (ii) modify the definition of the term "Majority Lenders" or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, (iii) alter the terms of
Section 10, or (iv) alter the terms of Section 4.02; (c) unless by an instrument signed by the Administrative Agent, modify or supplement Section 12 or impose any additional duties or obligations upon the Administrative Agent without the consent of the Administrative Agent; and (d) unless by an instrument signed by each of the Swing Line

Lenders, amend or modify any term or condition relating to the Swing Line Loans or affecting the rights or duties of the Swing Line Lenders; provided that the
                                                             --------
consent of all of the Lenders shall be required to extend the date of payment of any Swing Line Loan beyond the Termination Date.

          Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Administrative Agent and all future holders of the obligations owing hereunder. In the case of any waiver, the Borrowers, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under any other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          Anything in this Agreement to the contrary notwithstanding, if at a time when the conditions precedent set forth in Section 6 to any Syndicated Loan hereunder are, in the opinion of the Majority Lenders, satisfied, any Lender shall fail to fulfill its obligations to make such Loan, then, for so long as such failure shall continue, such Lender shall be deemed for all purposes relating to amendments, modifications, waivers or consents under this Agreement or any of the other Credit Documents (including, without limitation, under this
Section 13.04 and under Section 12.08) to have no Loans or Commitments, shall not be treated as a "Lender" hereunder when performing the computation of Majority Lenders, and shall have no rights under the first paragraph of this
Section 13.04; provided that any action taken by the other Lenders with respect
               --------
to the matters referred to in clause (a) of the first paragraph of this Section
13.04 shall not be effective as against such Lender unless consented to by such Lender.

          13.05  Successors and Assigns.  This Agreement shall be binding upon
                 ----------------------
and inure to the benefit of the parties hereto and their respective successors and permitted assigns.


          13.06  Assignments and Participations.
                 ------------------------------

          (a) No Obligor may assign any of its rights or obligations hereunder or under any other Credit Document without the prior consent of all of the Lenders and the Administrative Agent.

          (b) Each Lender may assign any of its Loans, and its Commitment (but only with the consent of the Obligors and the Administrative Agent, each such consent not to be unreasonably withheld or delayed), provided that (i) no such
                                                     --------
consent by the Obligors or the Administrative Agent shall be required in the case of any assignment to another Lender or if the assignee is an affiliate of the assigning Lender; (ii) any partial assignment shall be in an amount at least equal to $10,000,000 and, after giving effect thereto, the assigning Lender shall have Commitments and Loans aggregating at least $15,000,000, in each case unless otherwise agreed by the Obligors and the Administrative Agent; (iii) each such assignment by a Lender of its Syndicated Loans or Commitment shall be made in such manner so that the same portion of its

Syndicated Loans and Commitment is assigned to the respective assignee and, if Syndicated Loans held by such Lender are outstanding to more than one Borrower, such Syndicated Loans shall be assigned to such assignee pro rata in accordance
                                                         --- ----
with the amount thereof outstanding to each such Borrower and (iv) the parties to each such assignment shall execute and deliver to the Guarantor, the Borrowers and the Administrative Agent an Assignment and Acceptance. Upon such execution and delivery of the Assignment and Acceptance, and upon consent thereto by the Obligors and the Administrative Agent, to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Obligors and the Administrative Agent), the obligations, rights and benefits of a Lender hereunder holding the Commitment and Loans (or portions thereof) assigned to it (in addition to the Commitment and Loans, if any, theretofore held by such assignee) provided that, with respect to any Regulatory Change or other event entitling such assignee to receive any amount pursuant to Section 5.01, 5.05 or
5.06 which Regulatory Change or event has occurred prior to the date of such assignment, such assignee shall not be entitled to receive any greater amount with respect to such Regulatory Change or other event pursuant to Section 5.01,
5.05 or 5.06 than the assigning Lender would have been entitled to receive in respect of the amount of Commitment and Loans assigned to such assignee if such assignment had not occurred. The assigning Lender shall, to the extent of such assignment, be released from the Commitment (or portion thereof) so assigned. Upon each such assignment the assignee Lender or the assignor Lender shall pay the Administrative Agent an assignment fee of $2,500; provided that no fee shall
                                                      --------
be payable upon an assignment by a Lender to an affiliate of such Lender or an assignment or pledge by a Lender to a Federal Reserve Bank pursuant to Section 13.06(d).

          (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan
                          ------------
owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Credit Documents, provided that such
                                                             --------
Lender give concurrent written notice of such proposed participation (other than a participation to be sold to an affiliate of such Lender) to the Obligors. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such obligation owing to it under this Agreement for all purposes under this Agreement and the other Credit Documents, and the Borrowers, the Guarantor and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents. Each Obligor agrees that if amounts outstanding under this Agreement are due and payable, or shall have been declared or shall have become due and payable by such Obligor upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 4.07 as fully as if it were a Lender hereunder. The Borrowers also agree that each Participant shall be entitled to the benefits of

Sections 5.01, 5.05 and 5.06 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 5.06, such Participant shall have complied
--------
with the requirements of said Section; and provided, further, that no
                                           --------  -------
Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Credit Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of such Lender's related Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee, (v) alter the rights or obligations of the Borrowers to prepay the related Loans, (vi) release the Guarantor from its obligations under Section 10 or (vii) change the terms of
Section 4.02.

          (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 13.06, any Lender may assign and pledge all or any portion of its Loans to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder. In order to facilitate such pledge or assignment, each Borrower hereby agrees that, upon request of any Lender at any time and from time to time after such Borrower has made its initial borrowing hereunder, such Borrower shall provide to such Lender, at such Borrower's own expense, a promissory note, substantially in the form of Exhibit F-1 or F-2, as the case may be, evidencing the Loans owing to such Lender.

          (e) A Lender may furnish any information concerning the Guarantor and any of the Borrowers or any of their respective Subsidiaries in the possession of such Lender from time to time to permitted assignees and Participants (including prospective assignees and Participants) under this Section 13.06, subject, however, to the provisions of Section 13.06(g).

          (f) Anything in this Section 13.06 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to a Borrower or any of its Affiliates or Subsidiaries without the prior written consent of each Lender.

          (g) Each of the Lenders and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound Lending practices and not to disclose to any third party or any department or personnel of such Lender or the Administrative Agent engaged in a consumer finance business competitive with any Borrower, any non-public information supplied to it by the Guarantor or any Borrower pursuant to or in connection with this Agreement which is identified by the Guarantor or such Borrower as being confidential at the time the same is delivered to the Lenders or the Administrative Agent, provided that nothing herein shall limit the disclosure of
                      --------
any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Lenders or the Administrative Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Administrative Agent or any other Lender, (v) in connection with any litigation to which any one or more of the Lenders or the Administrative Agent is a party,
(vi) to any permitted assignee or Participant (or prospective assignee or Participant) under this Section 13.06 so long as such assignee or Participant (or prospective assignee or Participant) consents to the terms of this Section 13.06(g), (vii) which was in the possession of such Lender or its affiliates as shown by clear and convincing evidence prior to the Guarantor or Borrowers furnishing it to such Lender, or (viii) which is received by such Lender, without restriction as to its disclosure or use, from a Person who, to such Lender's knowledge or reasonable belief, was not prohibited from disclosing it by any duty of confidentiality; and provided further that such Lender shall, to
                                    -------- -------
the extent permitted by law, give the Obligors prior written notice of any disclosure permitted by clauses (i) or (v) in connection with any litigation or other legal process so that the Obligors may seek such protective orders as they may deem appropriate.

          (h) The Administrative Agent shall maintain at its address referred to in Section 13.02 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of
                 --------
the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded, and the Guarantor, the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection and copying by the Guarantor, the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          13.07  Survival.  The obligations of the Borrowers (and of the
                 --------
Guarantor as guarantor) under Sections 5.01, 5.05, 5.06 and 13.03 and the obligations of the Lenders under Section 12.05 shall survive the repayment of the Loans and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit, herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any extension of credit hereunder, any Default which may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

          13.08  Captions.  The table of contents and captions and section
                 --------
headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          13.09  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          13.10  Independence of Covenants.  All covenants under this Agreement
                 -------------------------
shall each be given independent effect so that if a particular action or condition is not permitted by any such covenant or any exception thereto, the fact that it would be permitted by another covenant, by an exception thereto, or be otherwise within the limitations thereof, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

          13.11  Severability.  Any provision of this Agreement which is
                 ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          13.12  Integration.  This Agreement and the other Credit Documents
                 -----------
represent the agreement of the Guarantor, the Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

          13.13  Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS
                 -------------
OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          13.14  Submission to Jurisdiction; Waivers.  Each of the Obligors
                 -----------------------------------
hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York sitting in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Obligor at its address set forth below or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

          13.15  Waivers of Jury Trial.  THE BORROWERS, THE GUARANTOR, THE
                 ---------------------
ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                              PROVIDIAN NATIONAL BANK, as a Borrower


                              By:  /s/ David J. Petrini
                                   -----------------------------------------
                              Name:    David J. Petrini
                              Title:   Chief Financial Officer, Executive
                                       Vice President and Treasurer

                              Address for Notices:
                              c/o Providian Financial Corporation
                              201 Mission Street
                              San Francisco, CA  94105
                              Attention:  Chief Financial Officer
                              Telecopier No.:  (415) 278-6028
                              Telephone No.:   (415) 543-0404


                              PROVIDIAN BANK, as a Borrower


                              By:  /s/ David J. Petrini
                                   -----------------------------------------
                              Name:    David J. Petrini
                              Title:   Chief Financial Officer, Executive
                                       Vice President and Treasurer

                              Address for Notices:
                              c/o Providian Financial Corporation
                              201 Mission Street
                              San Francisco, CA  94105
                              Attention:  Chief Financial Officer
                              Telecopier No.:  (415) 278-6028
                              Telephone No.:   (415) 543-0404

                              PROVIDIAN FINANCIAL CORPORATION, as
                              Guarantor


                              By:  /s/ David J. Petrini
                                   ----------------------------------------
                              Name:    David J. Petrini
                              Title:   Chief Financial Officer, Executive
                                       Vice President and Treasurer

                              Address for Notices:
                              c/o Providian Financial Corporation
                              201 Mission Street
                              San Francisco, CA  94105
                              Attention:  Chief Financial Officer
                              Telecopier No.:  (415) 278-6028
                              Telephone No.:   (415) 543-0404

Commitment
----------

$ 90,000,000
  ----------

                              THE CHASE MANHATTAN BANK,
                              as Administrative Agent and a Lender


                              By:  /s/ Christine Herrick
                                   -----------------------------------------
                              Name:    Christine Herrick
                              Title:   Vice President

                              Address for Notices to Chase as Administrative
                              Agent:
                                    The Chase Manhattan Bank
                                    270 Park Avenue
                                    New York, NY 10017
                                    Attention:  Christine Herrick
                                    Telecopier No.: 212-270-1789
                                    Telephone No.:  212-270-9747

                              Lending Office for ABR Loans:
                                    The Chase Manhattan Bank
                                    270 Park Avenue
                                    New York, NY 10017
                                    Attention:  Christine Herrick
                                    Telecopier No.:  212-270-1789
                                    Telephone No.:  212-270-9747

                              Lending Office for Loans other than ABR Loans:
                                    The Chase Manhattan Bank
                                    270 Park Avenue
                                    New York, NY 10017
                                    Attention:  Christine Herrick
                                    Telecopier No.: 212-270-1789
                                    Telephone No.:  212-270-9747

Commitment
----------

$ 85,000,000
  ----------

                              NATIONSBANK, N.A., as a Lender

                              By:  /s/ Mary P. Riggins
                                   -----------------------------------------
                              Name:    Mary Pat Riggins
                              Title:   Vice President

                              Lending Office for ABR Loans:
                                    Nationsbank, N.A.
                                    901 Main Street, 14th Floor
                                    Dallas, Texas 75202
                                    Attention:  Perla Perez
                                    Telecopier No.: 214-508-0944
                                    Telephone No.:  214-508-2513

                              Lending Office for Loans other than ABR Loans:
                                    Nationsbank,  N.A.
                                    901 Main Street, 14th Floor
                                    Dallas, Texas 75202
                                    Attention:  Perla Perez
                                    Telecopier No.: 214-508-0944
                                    Telephone No.:  214-508-2513

                              Address for Notices:
                                    Nationsbank, N.A.
                                    901 Main Street, 66th Floor
                                    Dallas, Texas 75202
                                    Attention:  Mary Pat Riggins
                                    Telecopier No.: 214-508-0604
                                    Telephone No.:  214-508-0585

                              NATIONSBANC MONTGOMERY SECURITIES
                              LLC, as Syndication Agent


                              By:  /s/ Greg Veneker
                                  ---------------------------------------------
                              Name:  Greg Veneker
                              Title: Managing Director

                              Lending Office for ABR Loans:
                                    Nationsbank, N.A.
                                    901 Main Street, 14th Floor
                                    Dallas, Texas 75202
                                    Attention:  Perla Perez
                                    Telecopier No.:  214-508-0604
                                    Telephone No.:  214-508-0584

                              Lending Office for Loans other than ABR Loans:
                                    Nationsbank,  N.A.
                                    901 Main Street, 14th Floor
                                    Dallas, Texas 75202
                                    Attention:  Perla Perez
                                    Telecopier No.:  214-508-0604
                                    Telephone No.:  214-508-0584

                              Address for Notices:
                                    Nationsbank, N.A.
                                    901 Main Street, 66th Floor
                                    Dallas, Texas 75202
                                    Attention:  Greg Veneker
                                    Telecopier No.:  214-508-0604
                                    Telephone No.:  214-508-0584

Commitment
----------


$ 85,000,000
  ----------
                              CITICORP USA, INC.,
                              as Syndication Agent and a Lender


                              By:  /s/ Daniel Brill
                                  ---------------------------------------------
                              Name:  Daniel Brill
                              Title: Attorney in fact


                              Lending Office for ABR Loans:
                                    Citicorp USA, Inc.
                                    399 Park Avenue
                                    New York,  NY 10043
                                    Attention:  Peter Bickford
                                    Telecopier No.:  212-935-4285
                                    Telephone No.:  212-559-8146

                              Lending Office for Loans other than ABR Loans:
                                    Citicorp USA, Inc.
                                    399 Park Avenue
                                    New York,  NY 10043
                                    Attention:  Peter Bickford
                                    Telecopier No.:  212-935-4285
                                    Telephone No.:  212-559-8146

                              Address for Notices:
                                    Citicorp USA, Inc.
                                    399 Park Avenue
                                    New York,  NY 10043
                                    Attention:  Peter Bickford
                                    Telecopier No.:  212-935-4285
                                    Telephone No.:  212-559-8146

Commitment
----------

$ 85,000,000
  ----------
                              CREDIT SUISSE FIRST BOSTON,
                              as Syndication Agent and a Lender


                              By:  /s/ Jay Chall    /s/ Andrea Shkane
                                   ----------------------------------
                              Name:  Jay Chall         Andrea Shkane
                              Title: Director          Vice President

                              Lending Office for ABR Loans:
                                    Credit Suisse First Boston
                                    11 Madison Avenue, 20th Floor
                                    New York, NY 10010-3692
                                    Attention:  Jay Chall
                                    Telecopier No.:  212-325-8320
                                    Telephone No.:  212-325-9010

                              Lending Office for Loans other than ABR Loans:
                                    Credit Suisse First Boston
                                    11 Madison Avenue, 20th Floor
                                    New York, NY 10010-3692
                                    Attention:  Jay Chall
                                    Telecopier No.:  212-325-8320
                                    Telephone No.:  212-325-9010

                              Address for Notices:
                                    Credit Suisse First Boston
                                    Five World Trade Center, 8th Floor
                                    New York, NY 10048
                                    Attention:  Andre Kopinski
                                    Telecopier No.:  212-322-1260
                                    Telephone No.:  212-335-0593

Commitment
----------

$ 80,000,000
  ----------
                              COMMERZBANK AG LOS ANGELES BRANCH, as Managing Agent and a Lender


                              By:  /s/ Christian Jagenberg
                                   ----------------------------------
                              Name:  Christian Jegenberg
                              Title: SVP and Manager



                              By:  /s/ Werner Schmidbauer
                                   ----------------------------------
                              Name:  Werner Schmidbauer
                              Title: Vice President

                              Lending Office for ABR Loans:
                                    Commerzbank AG
                                    Los Angeles Branch
                                    633 West 5th Street, Suite 6600
                                    Los Angeles, CA 90071
                                    Attention:  Werner Schmidbauer
                                    Telecopier No.:  213-623-0039
                                    Telephone No.:  213-623-8223

                              Lending Office for Loans other than ABR Loans:
                                    Commerzbank AG
                                    Los Angeles Branch
                                    633 West 5th Street, Suite 6600
                                    Los Angeles, CA 90071
                                    Attention:  Werner Schmidbauer
                                    Telecopier No.:  213-623-0039
                                    Telephone No.:  213-623-8223

                              Address for Notices:
                                    Commerzbank AG
                                    Los Angeles Branch
                                    633 West 5th Street, Suite 6600
                                    Los Angeles, CA 90071
                                    Attention:  Werner Schmidbauer
                                    Telecopier No.:  213-623-0039
                                    Telephone No.:  213-623-8223

Commitment
----------

$ 70,000,000
  ----------

                              DEUTSCHE BANK AG NEW YORK AND/OR
                              CAYMAN ISLANDS BRANCHES, as Co-Agent and a Lender



                              By:  /s/ Gayma Z. Shivnarain
                                   ----------------------------------
                              Name:  Gayma Z. Shivnarain
                              Title: Vice President


                              By:  /s/ Jonathan B.P. Mendes
                                   ----------------------------------
                              Name:  Jonathan B.P. Mendes
                              Title: Vice President

                              Lending Office for ABR Loans:
                                    Deutsche Bank AG NewYork and/or
                                    Cayman Islands Branches
                                    31 West 52nd Street
                                    New York, NY 10019
                                    Attention:  Gayma Shivnarain
                                    Telecopier No.:  212-469-8551
                                    Telephone No.:  212-469-8100

                              Lending Office for Loans other than ABR Loans:
                                    Deutsche Bank AG NewYork and/or
                                    Cayman Islands Branches
                                    31 West 52nd Street
                                    New York, NY 10019
                                    Attention:  Gayma Shivnarain
                                    Telecopier No.:  212-469-8551
                                    Telephone No.:  212-469-8100

                              Address for Notices:
                                    Deutsche Bank AG NewYork and/or
                                    Cayman Islands Branches
                                    31 West 52nd Street
                                    New York, NY 10019
                                    Attention:  Gayma Shivnarain
                                    Telecopier No.:  212-469-8551
                                    Telephone No.:  212-469-8100

Commitment
----------

$ 70,000,000
  ----------
                              THE BANK OF NEW YORK ( LOS ANGELES),
                              as Co-Agent and a Lender


                              By:  /s/ Jennifer Ellerman
                                   ----------------------------------
                              Name:  Jennifer Ellerman
                              Title: Assistant Vice President


                              Lending Office for ABR Loans:
                                    The Bank of New York
                                    One Wall Street BNOWS22
                                    New York, NY 10286
                                    Attention:  Sandra Morgan
                                    Telecopier No.:  212-635-6877
                                    Telephone No.:  212-635-6743

                              Lending Office for Loans other than ABR Loans:
                                    The Bank of New York
                                    One Wall Street BNOWS22
                                    New York, NY 10286
                                    Attention:  Sandra Morgan
                                    Telecopier No.:  212-635-6877
                                    Telephone No.:  212-635-6743

                              Address for Notices:
                                    The Bank of New York (Los Angeles)
                                    10990 Wilshire Blvd., Suite 1125
                                    Los Angeles, CA 90024
                                    Attention:  Jennifer Ellerman
                                    Telecopier No.:  310-996-8667
                                    Telephone No.:  310-996-8677

Commitment
----------

$ 70,000,000
  ----------
                              THE FIRST NATIONAL BANK OF CHICAGO,
                              as Co-Agent and a Lender


                              By:  /s/ Robert English
                                   ----------------------------------
                              Name:  Robert English
                              Title: First Vice President


                              Lending Office for ABR Loans:
                                    The First National Bank of Chicago
                                    One First National Plaza
                                    Chicago, IL 60670-0162
                                    Attention:  Robert English
                                    Telecopier No.:  312-732-6222
                                    Telephone No.:  312-732-1504

                              Lending Office for Loans other than ABR Loans:
                                    The First National Bank of Chicago
                                    One First National Plaza
                                    Chicago, IL 60670-0162
                                    Attention:  Robert English
                                    Telecopier No.:  312-732-6222
                                    Telephone No.:  312-732-1504

                              Address for Notices:
                                    The First National Bank of Chicago
                                    One First National Plaza
                                    Chicago, IL 60670-0162
                                    Attention:  Robert English
                                    Telecopier No.:  312-732-6222
                                    Telephone No.:  312-732-1504

Commitment
----------

$ 40,000,000
  ----------
                              BARCLAYS BANK PLC, as Lead Manager and a Lender


                              By:  /s/ Karen M. Wagner
                                   ----------------------------------
                              Name:  Karen M. Wagner
                              Title: Associate Director

                              Lending Office for ABR Loans:
                                    Barclays Bank Plc
                                    222 Broadway, 8th Floor
                                    New York, NY 10038
                                    Attention:  Christina Challenger
                                    Telecopier No.:  212-412-3701
                                    Telephone No.:  212-412-5306

                              Lending Office for Loans other than ABR Loans:
                                    Barclays Bank Plc
                                    222 Broadway, 8th Floor
                                    New York, NY 10038
                                    Attention:  Christina Challenger
                                    Telecopier No.:  212-412-3701
                                    Telephone No.:  212-412-5306

                              Address for Notices:
                                    Barclays Bank Plc
                                    222 Broadway, 8th Floor
                                    New York, NY 10038
                                    Attention:  Christina Challenger
                                    Telecopier No.:  212-412-3701
                                    Telephone No.:  212-412-5306

Commitment
----------

$ 40,000,000
  ----------
                              CREDIT LYONNAIS NEW YORK BRANCH, as Lead Manager and a Lender


                              By:  /s/ Edward W. Leong
                                   ----------------------------------
                              Name:  Edward W. Leong
                              Title: First Vice President & Manager


                              Lending Office for ABR Loans:
                                    Credit Lyonnais
                                    515 S. Flower Street, Suite 2200
                                    Los Angeles, CA 90071
                                    Attention:  Emiko Nagai
                                    Telecopier No.:  213-362-5949
                                    Telephone No.:  213-362-5940

                              Lending Office for Loans other than ABR Loans:
                                    Credit Lyonnais
                                    515 S. Flower Street, Suite 2200
                                    Los Angeles, CA 90071
                                    Attention:  Emiko Nagai
                                    Telecopier No.:  213-362-5949
                                    Telephone No.:  213-362-5940

                              Address for Notices:
                                    Credit Lyonnais
                                    515 S. Flower Street, Suite 2200
                                    Los Angeles, CA 90071
                                    Attention:  Elizabeth Moyer
                                    Telecopier No.:  213-362-5949
                                    Telephone No.:  213-362-5945

Commitment
----------

$ 40,000,000
  ----------
                              FLEET BANK, as a Lender


                              By: /s/ Kevin J. Batterton
                                  -----------------------------------
                              Name:  Kevin J. Batterton
                              Title: Senior Vice President

                              Lending Office for ABR Loans:
                                    Fleet Bank
                                    1185 Avenue of the Americas
                                    New York, NY 10036
                                    Attention:  Kevin Batterton
                                    Telecopier No.:  212-819-6207
                                    Telephone No.:  212-819-6076

                              Lending Office for Loans other than ABR Loans:
                                    Fleet Bank
                                    1185 Avenue of the Americas
                                    New York, NY 10036
                                    Attention:  Kevin Batterton
                                    Telecopier No.:  212-819-6207
                                    Telephone No.:  212-819-6076

                              Address for Notices:
                                    Fleet Bank
                                    1185 Avenue of the Americas
                                    New York, NY 10036
                                    Attention:  Kevin Batterton
                                    Telecopier No.:  212-819-6207
                                    Telephone No.:  212-819-6076

Commitment
----------

$ 40,000,000
  ----------
                              THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                              LOS ANGELES AGENCY, as Lead Manager and a Lender


                              By:  /s/ Vicente L. Timiraos
                                   ----------------------------------
                              Name:  Vicente L. Timiraos
                              Title: SVP & SDGM
                                    Lending Office for ABR Loans:
                                    The Industrial Bank of Japan, Limited,
                                    Los Angeles Agency
                                    350 S. Grand Avenue, Suite 1500
                                    Los Angeles, CA 90071
                                    Attention:  Maria Lopez/Mark Moss
                                    Telecopier No.: 213-688-7486
                                                    213-488-9840
                                    Telephone No.:  213-893-6355
                                                    213-893-6424

                              Lending Office for Loans other than ABR Loans:
                                    The Industrial Bank of Japan, Limited,
                                    Los Angeles Agency
                                    350 S. Grand Avenue, Suite 1500
                                    Los Angeles, CA 90071
                                    Attention: Maria Lopez/Mark Moss
                                    Telecopier No.: 213-688-7486
                                                    213-488-9840
                                    Telephone No.:  213-893-6355
                                                    213-893-6424
                              Address for Notices:
                                    The Industrial Bank of Japan, Limited,
                                    Los Angeles Agency
                                    350 S. Grand Avenue, Suite 1500
                                    Los Angeles, CA 90071
                                    Attention:  Maria Lopez/Mark Moss
                                    Telecopier No.: 213-688-7486/213-488-9840
                                    Telephone No.: 213-893-6355/213-893-6424

Commitment
----------

$40,000,000
-----------
                              MELLON BANK, N.A. (PITTSBURGH), as Lead
                              Manager and a Lender


                              By:  /s/ John R. Jehling
                                   ----------------------------------
                              Name:  John R. Jehling
                              Title: First Vice President

                              Lending Office for ABR Loans:
                                    Mellon Bank N.A. (Pittsburgh)
                                    One Mellon Bank Center, Room 1510370
                                    Pittsburgh, PA 15258-0001
                                    Attention:  John Jehling
                                    Telecopier No.:  412-234-9047
                                    Telephone No.:   412-234-9211

                              Lending Office for Loans other than ABR Loans:
                                    Mellon Bank N.A. (Pittsburgh)
                                    One Mellon Bank Center, Room 1510370
                                    Pittsburgh, PA 15258-0001
                                    Attention:  John Jehling
                                    Telecopier No.:  412-234-9047
                                    Telephone No.:   412-234-9211

                              Address for Notices:
                                    Mellon Bank N.A. (Pittsburgh)
                                    One Mellon Bank Center, Room 1510370
                                    Pittsburgh, PA 15258-0001
                                    Attention:  John Jehling
                                    Telecopier No.:  412-234-9047
                                    Telephone No.:   412-234-9211

Commitment
----------

$ 40,000,000
  ----------
                              SOCIETE GENERALE, NEW YORK BRANCH,
                              as Lead Manager and a Lender


                              By:  /s/ Janet M. Kagan
                                   ----------------------------------
                              Name:  Janet M. Kagan
                              Title: Director

                              Lending Office for ABR Loans:
                                    Societe Generale, New York Branch
                                    1221 Avenue of the Americas
                                    New York, NY 10020  Attention:  Janet Kagan
                                    Telecopier No.:  212-278-7614
                                    Telephone No.:  212-278-7049

                              Lending Office for Loans other than ABR Loans:
                                    Societe Generale, New York Branch
                                    1221 Avenue of the Americas
                                    New York, NY 10020
                                    Attention:  Janet Kagan
                                    Telecopier No.:  212-278-7614
                                    Telephone No.:   212-278-7049

                              Address for Notices:
                                    Societe Generale, New York Branch
                                    1221 Avenue of the Americas
                                    New York, NY 10020
                                    Attention:  Janet Kagan
                                    Telecopier No.:  212-278-7614
                                    Telephone No.:   212-278-7049

 Commitment
-----------

$  30,000,000
  -----------
                              CREDIT AGRICOLE INDOSUEZ, as a Lender


                              By:  /s/ Katherine L. Abbott
                                   ----------------------------------
                              Name:  Katherine L. Abbott
                              Title: First Vice President


                              By:  /s/ David Bouhl
                                   ----------------------------------
                              Name:  David Bouhl, FVP
                              Title: Head of Corporate Banking Chicago

                              Lending Office for ABR Loans:
                                    Credit Agricole Indosuez
                                    55 East Monroe Street
                                    Chicago, IL 60603-5702
                                    Attention:  Kathleen Martens
                                    Telecopier No.:  312-372-3455
                                    Telephone No.:   312-917-7444

                              Lending Office for Loans other than ABR Loans:
                                    Credit Agricole Indosuez
                                    55 East Monroe Street
                                    Chicago, IL 60603-5702
                                    Attention:  Kathleen Martens
                                    Telecopier No.:  312-372-3455
                                    Telephone No.:   312-917-7444

                              Address for Notices:
                                    Credit Agricole Indosuez
                                    55 East Monroe Street
                                    Chicago, IL 60603-5702
                                    Attention:  Kathleen Martens
                                    Telecopier No.:  312-372-3455
                                    Telephone No.:   312-917-7444

Commitment
----------

$ 25,000,000
  ----------
                              BANK OF MONTREAL (CHICAGO), as a Lender


                              By:  /s/ Inba Ponnusamy
                                   ----------------------------------
                              Name:  Inba Ponnusamy
                              Title: Director


                              Lending Office for ABR Loans:
                                    Bank of Montreal (Chicago)
                                    115 S. La Salle, 12th Floor
                                    Chicago, IL 60603
                                    Attention:  Dave Skrypkar
                                    Telecopier No.:  312-845-2199
                                    Telephone No.:   312-750-4327

                              Lending Office for Loans other than ABR Loans:
                                    Bank of Montreal (Chicago)
                                    115 S. La Salle, 12th Floor
                                    Chicago, IL 60603
                                    Attention:  Dave Skrypkar
                                    Telecopier No.:  312-845-2199
                                    Telephone No.:   312-750-4327

                              Address for Notices:
                                    Bank of Montreal (Chicago)
                                    115 S. La Salle, 12th Floor
                                    Chicago, IL 60603
                                    Attention:  Dave Skrypkar
                                    Telecopier No.:  312-845-2199
                                    Telephone No.:  312-750-4327

Commitment
----------

$ 25,000,000
  ----------
                              BANQUE NATIONALE DE PARIS
                              (SAN FRANCISCO), as a Lender


                              By:  /s/ Jennifer Y. Cho
                                   -----------------------------------
                              Name:  Jennifer Y. Cho
                              Title: Vice President


                              By:  /s/ Jennifer Y. Cho
                                   -----------------------------------
                              Name:  Jeffrey S. Kajisa
                              Title: Assistant Vice President

                              Lending Office for ABR Loans:
                                    Banque Nationale de Paris
                                    (San Francisco)
                                    180 Montgomery Street, 3rd Floor
                                    San Francisco, CA 94104
                                    Attention:  Jeffrey Kajisa, Don Hart
                                    Telecopier No.:  415-989-9041
                                    Telephone No.:   415-956-2511

                              Lending Office for Loans other than ABR Loans:
                                    Banque Nationale de Paris
                                    (San Francisco)
                                    180 Montgomery Street, 3rd Floor
                                    San Francisco, CA 94104
                                    Attention:  Jeffrey Kajisa, Don Hart
                                    Telecopier No.:  415-989-9041
                                    Telephone No.:   415-956-2511

                              Address for Notices:
                                    Banque Nationale de Paris
                                    (San Francisco)
                                    180 Montgomery Street, 3rd Floor
                                    San Francisco, CA 94104
                                    Attention:  Jeffrey Kajisa, Don Hart
                                    Telecopier No.:  415-989-9041
                                    Telephone No.:   415-956-2511

Commitment
----------

$ 25,000,000
  ----------
                              CIBC INC., as a Lender


                              By:  /s/ Gerald Girardi
                                   ----------------------------------
                              Name:  Gerald Girardi
                              Title: Executive Director

                              Lending Office for ABR Loans:
                                    CIBC INC.
                                    Two Paces West, Suite 1200
                                    2727 Paces Ferry Road, N.W.
                                    Atlanta, GA 30339
                                    Attention: Tonya Hunter
                                    Telecopier No.: 770-319-4950
                                    Telephone No.:  770-319-4819

                              Lending Office for Loans other than ABR Loans:
                                    CIBC INC.
                                    Two Paces West, Suite 1200
                                    2727 Paces Ferry Road, N.W.
                                    Atlanta, GA 30339
                                    Attention: Tonya Hunter
                                    Telecopier No.: 770-319-4950
                                    Telephone No.:  770-319-4819

                              Address for Notices:
                                    CIBC INC.
                                    425 Lexington Avenue, 8th Floor
                                    New York, NY 10017
                                    Attention:  Gerald Girardi
                                    Telecopier No.:  212-856-3558
                                    Telephone No.:   212-856-3649

Commitment
----------

$ 20,000,000
  ----------
                              BANKERS TRUST COMPANY, as a Lender


                              By:  /s/ Cynthia Berge O'Keefe
                                   -------------------------
                              Name:  Cynthia Berge O'Keefe
                              Title: Managing Director


                              Lending Office for ABR Loans:
                                    Bankers Trust (New York)
                                    One Bankers Trust Plaza
                                    New York, NY 10006
                                    Attention:  Jennifer Laino
                                    Telecopier No.:  212-250-7351
                                    Telephone No.:   212-250-5062

                              Lending Office for Loans other than ABR Loans:
                                    Bankers Trust (New York)
                                    One Bankers Trust Plaza
                                    New York, NY 10006
                                    Attention:  Jennifer Laino
                                    Telecopier No.:  212-250-7351
                                    Telephone No.:   212-250-5062

                              Address for Notices:
                                    Bankers Trust (New York)
                                    One Bankers Trust Plaza
                                    New York, NY 10006
                                    Attention:  Cindy Berge-O'Keeffe
                                    Telecopier No.:  212-747-7478
                                    Telephone No.:   212-250-7818

                                     SCHEDULE I

                                  Subsidiaries
                                  ------------


Subsidiaries of Providian Financial Corporation

Providian National Bank
Providian Bank
Providian Credit Corporation
First Select Corporation
First Deposit Life Insurance Company
Providian Capital I
Providian Investment Corporation
Providian Mauritius Investment Ltd.
Providian Bancorp Services
Commonwealth Premium Finance
Providian Services Corporation
     Providian Services LLC
     Robena LP
     Robena LLC
     Robena Feedstock LLC

                                  SCHEDULE II

                                 Existing Liens
                                 --------------

None except as permitted by Section 8.08

                                                                       EXHIBIT A



                       FORM OF ASSIGNMENT AND ACCEPTANCE
                                 Dated ________,

  Reference is made to the Credit Agreement, dated as of January 12, 1999 (as amended, modified or supplemented from time to time, the "Credit Agreement"),
                                                          -----------------
among Providian National Bank, a national banking association incorporated, organized and existing under the laws of the United States of America ("PNB"),
                                                                        ---
Providian Bank, a corporation organized and existing under the laws of the State of Utah ("PB"; together with PNB, the "Borrowers"); Providian Financial
                --                           ---------
Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Guarantor"; together with the Borrowers, the "Obligors"); the
               ---------                                     --------
several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"); and The Chase Manhattan Bank, a New York
                      -------
banking corporation, as Administrative Agent for the Lenders (in such capacity, together with any successor appointed pursuant to Section 12.08 thereof, the "Administrative Agent").
---------------------

Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

  ________________ (the "Assignor") and _______________ (the "Assignee") agree as follows:

  1. The Assignor hereby sells and assigns to the Assignee, without recourse, and the Assignee hereby purchases and assumes from the Assignor, that portion of the Assignor's rights and obligations under the Credit Agreement as of the date hereof (other than in respect of Competitive Bid Option Loans) specified in Section 1 of Schedule 1 hereto. Such portion of the Assignor's Commitment and of outstanding Syndicated Loans owing to the Assignor being purchased and assumed by the Assignee constitutes the percentage interest specified in Section 2 of Schedule 1 hereto in and to the aggregate Commitments of all of the Lenders and the aggregate principal amount of all of the Syndicated Loans outstanding.

  2. The Assignor (i) represents and warrants that as of the date hereof its Commitment (after giving effect to any assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect hereto or to any other assignments thereof also made on the date hereof) is in the dollar amount specified as the Assignor's Commitment in
Section 3 of Schedule 1 hereto and the aggregate outstanding principal amount of Syndicated Loans owing to it (after giving effect to any assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect hereto or to any other assignments thereof also made on the date hereof) is in the dollar amount specified as the aggregate outstanding principal amount of such Syndicated Loans owing to the Assignor in
Section 3 of Schedule l hereto; (ii) represents and warrants that as of the date hereof its

Commitment and the aggregate outstanding principal amount of Syndicated Loans owing to it (after giving effect to any assignments thereof made prior to the date hereof, whether or not such assignments have become effective, and after giving effect hereto and to any other assignments thereof also made on the date hereof) constitutes the percentage interest specified in Section 4 of Schedule 1 hereto in and to the aggregate Commitments of all of the Lenders and the aggregate principal amount of all Syndicated Loans outstanding and its Commitment (after giving effect to any assignments thereof made prior to the date hereof, whether or not such assignments have become effective, and after giving effect hereto and to any other assignments thereof also made on the date hereof) is in the dollar amount specified as the Assignor's Commitment in
Section 4 of Schedule 1 hereto and the aggregate outstanding principal amount of Syndicated Loans owing to it (after giving effect to any assignments thereof made prior to the date hereof, whether or not such assignments have become effective, and after giving effect hereto and to any other assignments thereof also made on the date hereof) is in the dollar amount specified as the aggregate outstanding principal amount of such Syndicated Loans owing to the Assignor in
Section 4 of Schedule 1 hereto; (iii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iv) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Credit Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the Credit Documents or any other instrument or document furnished pursuant thereto; and (v) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Borrowers or the Guarantor or the performance or observance by any of the Borrowers or the Guarantor of any of its obligations under any Credit Document to which it is a party or any other instrument or document furnished pursuant thereto.

  3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 7.01 thereof or the financial statements most recently delivered by the Borrowers and the Guarantor pursuant to Section 8.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees to be bound by the provisions of the Credit Agreement and agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender; (v) specifies as its Applicable Lending Offices (and address for notices) the office(s) set forth beneath its name on the signature page hereof; and (vi) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Documents or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty./1/

  4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Obligors and the Administrative Agent for acceptance, together with payment to the Administrative Agent of the $2,500 assignment fee; provided that no fee shall be payable upon an assignment
                       --------
by a Lender to an Affiliate of such Lender or upon an assignment or pledge by a Lender to a Federal Reserve Bank pursuant to Section 13.06(d) of the Credit Agreement. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Administrative Agent and the Obligors or such later date specified on Schedule 1 hereto (the "Effective Date").

  5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Documents.

  6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Documents in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Documents for periods prior to the Effective Date directly between themselves.

  7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.



  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on
Schedule 1 hereto.

-------------------
/1/ Clause (vi) applies if the Assignee is organized under the laws of a jurisdiction outside the United States.

                                  Schedule 1
                                      to
                           Assignment and Acceptance
                           Dated _______________,___

Section 1.
----------

             Assignee's purchased portion of
             Assignor's (i) Commitment and            (i)  $_____________
             (ii) outstanding Syndicated Loans
             owing to the Assignor:                   (ii) $_____________

Section 2.
----------

             Assignee's percentage interest in
             aggregate Commitments of all Lenders
             and in aggregate principal amount
             of Syndicated Loans outstanding
             (after giving effect hereto):            ___%

Section 3.
----------

             Assignor's Commitment
             (before giving effect hereto):           $___________

             Aggregate outstanding principal
             amount of Syndicated Loans
             owing to the Assignor
             (before giving effect hereto):           $___________

Section 4.
----------

             Assignor's percentage interest in
             aggregate Commitments of all
             Lenders and in aggregate
             principal amount of Syndicated
             Loans outstanding (after
             giving effect hereto):                   ____%

             Assignor's Commitment
             (after giving effect hereto):            $___________

             Aggregate outstanding principal amount
             of Syndicated Loans owing to
             the Assignor (after
             giving effect hereto):                   $___________

Section 5.
----------

                 Effective Date/1/: ___________________, 199_


                                    [NAME OF ASSIGNOR]


                                    By:_____________________________
                                       Title:



                                    [NAME OF ASSIGNEE]


                                    By:______________________________
                                       Title:

                                    Lending Office for ABR Loans:

                                    Lending Office for other Types of Loans:

                                    Address for Notices:



Accepted this     day

of ___________,__


THE CHASE MANHATTAN BANK,
as Administrative Agent


By:__________________________
   Title:

-----------------------
/1/ This date should be no earlier than the date of acceptance by the Agent and the Obligors (to the extent required by the Credit Agreement).

Accepted this ___________ day of _________,__/2/:

PROVIDIAN FINANCIAL CORPORATION,
as Guarantor


By:__________________________
  Title:

PROVIDIAN NATIONAL BANK


By:__________________________
  Title:

PROVIDIAN BANK

By:__________________________
  Title:

---------------------
/2/  Acceptance required only to the extent provided in the Credit Agreement.

                           FORM OF CBO QUOTE REQUEST

                                    [Date]

To:      The Chase Manhattan Bank, as Administrative Agent

From:    [Borrower]

Re:      CBO Quote Request

  Pursuant to Section 2.03(b) of the Credit Agreement dated as of January 12, 1999 ( as amended, modified or supplemented from time to time, the "Credit
                                                                    ------
Agreement") among the undersigned, the other Borrower party thereto, Providian
---------
Financial Corporation, as Guarantor, the Lenders named therein, and The Chase Manhattan Bank, as Administrative Agent, we hereby give notice that we request CBO Quotes for the following proposed Competitive Bid Option Borrowing(s):


  Borrowing Date     Quotation Date[1]        Amount[2]             Type[3]         Interest Period[4]
------------------  -------------------   ------------------   ------------------  --------------------

  Terms used herein have the meanings assigned to them in the Credit Agreement.

                                               [NAME OF BORROWER]

                                               By:
                                                  -----------------------------
                                                  Name:
                                                  Title:
____________________
[1]  For use if a Set Rate in a Set Rate Auction is requested to be submitted before the proposed date of borrowing.

[2]  Each amount must be $5,000,000 or a larger multiple of $1,000,000.

[3] Insert either "LIBO Margin" (in the case of LIBOR Market Loans) or "Set Rate" (in the case of Set Rate Loans).

[4] A whole number of months, in the case of a LIBOR Market Loan or, in the case of a Set Rate Loan, a period of at least 7 days after the making of such Set Rate Loan and ending on a Business Day.

                                 FORM OF CBO QUOTE

To:      The Chase Manhattan Bank, as Administrative Agent

From:    [Lender]

Re:      CBO Quote to [Borrower] (the "Borrower")

  This CBO Quote is given in accordance with Section 2.03(c) of the Credit Agreement dated as of January 12, 1999 ( as amended, modified or supplemented from time to time, the "Credit Agreement") among [Name of Borrower], the other Borrower party thereto, Providian Financial Corporation, as Guarantor, the Lenders named therein and The Chase Manhattan Bank, as Administrative Agent. Terms defined in the Credit Agreement are used herein as defined therein.

  In response to the Borrower's invitation dated __________,__ ,we hereby make the following CBO Quote(s) on the following terms:

  l.  Quoting Lender:

  2.  Person to contact at Quoting Lender:

  3. We hereby offer to make Competitive Bid Option Loan(s) in the following principal amount[s], for the following Interest Period(s) and at the following rate(s):



Borrowing      Quotation                                              Interest
  Date         Date[*1]            Amount[*2]        Type[*3]        Period[*4]          Rate[*5]
---------      ---------         --------------   --------------    ------------        ---------







___________________________

* All numbered footnotes appear on the last page of this Exhibit.

          We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate[s] us to make the Competitive Bid Option Loan(s) for which any offer(s) (is/are) accepted, in whole or in part (subject to Section 2.03 of the Credit Agreement).

                                        Very truly yours,

                                        [NAME OF LENDER]


                                            ---------------------------------
                                        By:
                                            Authorized Officer

Dated:
       ----------------------------


-----------------------------------

[1]       As specified in the related CBO Quote Request.

[2] The principal amount bid for each Interest Period may not exceed the principal amount requested. Bids must be made for at least $5,000,000 or a larger multiple of $1,000,000.

[3] Indicate "LIBO Margin" (in the case of LIBOR Market Loans) or "Set Rate" (in the case of Set Rate Loans).

[4] A whole number of months, in the case of a LIBOR Market Loan or, in the case of a Set Rate Loan, a period of at least 7 days after the making of such Set Rate Loan and ending on a Business Day, as specified in the related CBO Quote Request.

[5] For a LIBOR Market Loan, specify margin over or under the LIBO Rate determined for the applicable Interest Period. Specify percentage (rounded, if necessary, to the nearest 1/10,000th of 1%) and specify whether "PLUS" or "MINUS". For a Set Rate Loan, specify rate of interest per annum (rounded, if necessary, to the nearest 1/10,000th of 1%).

                                                                     EXHIBIT D-1

                          FORM OF NOTICE OF BORROWING
                        OF COMPETITIVE BID OPTION LOANS

                                    [Date]

TO:       The Chase Manhattan Bank, as Administrative Agent

FROM:     [Name of Borrower]

RE:       Notice of Borrowing of Competitive Bid Option Loans

          The undersigned refers to the Credit Agreement, dated as of January 12, 1999 ( as amended, modified or supplemented from time to time, the "Credit Agreement"; terms defined therein being used herein as therein defined) among the undersigned, the other Borrower party thereto, Providian Financial Corporation, as Guarantor, the Lenders party thereto and The Chase Manhattan Bank, as Administrative Agent; and hereby gives you notice, irrevocably, pursuant to and in accordance with Section 2.03(e) of the Credit Agreement, that the undersigned hereby accepts the following offers notified to the undersigned pursuant to Section 2.03(d), in an aggregate principal amount of $____________, in respect of the CBO Quote Request dated _________, delivered by the undersigned to the Administrative Agent pursuant to Section 2.03(b):

               Borrowing      Quotation                                     Interest
   Lender         Date           Date           Amount          Type         Period           Rate
------------  -----------    -----------     ------------   ------------   -----------    ------------



          The undersigned hereby certifies that the following statements will be true on the date[s] set forth under the caption "Borrowing Date" above:

          (A) the representations and warranties made by the undersigned and the Guarantor in Section 7 of the Credit Agreement and in each of the other Credit Documents to which it is a party are true and complete before and after giving effect to the Competitive Bid Option Loans specified above, with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

          (B) no Default or Event of Default with respect to the undersigned or the Guarantor has occurred and is continuing, or would result from the making of such Competitive Bid Option Loans.

                                                                     EXHIBIT D-1

                                       Very truly yours,

                                       [NAME OF BORROWER]

                                       By:
                                           -------------------------------
                                              Title:

                                                                     EXHIBIT D-2
                          FORM OF NOTICE OF BORROWING
                              OF SYNDICATED LOANS

                                    [Date]

TO:       The Chase Manhattan Bank, as Administrative Agent

FROM:     [Name of Borrower] (the "Borrower")

RE:       Notice of Borrowing of Syndicated Loans

          The undersigned refers to the Credit Agreement, dated as of January 12, 1999, (as amended, modified or supplemented from time to time, the "Credit Agreement"; terms defined therein being used herein as therein defined) among the undersigned, the other Borrower party thereto, Providian Financial Corporation, as Guarantor, the Lenders party thereto, and The Chase Manhattan Bank, as Administrative Agent; and hereby gives you notice, irrevocably, pursuant to Section 4.05 of the Credit Agreement, that the undersigned hereby requests a borrowing or borrowings of Syndicated Loans under the Credit Agreement, and in connection therewith sets forth below the information relating to such borrowing or borrowings (the "Proposed Borrowing") as required by
Section 4.05 of the Credit Agreement:

          (i)   The Business Day of the Proposed Borrowing is __________,__.

          (ii) The aggregate amount of the Proposed Borrowing is $_______/1/ [which shall be comprised of Loans of $________ ("Borrowing 1") and $________ ("Borrowing 2")]./2/

          (iii) The Loans comprising the Proposed Borrowing are [ABR Loans] Eurodollar Loans].

       /3/(iv)  The Interest Period for each Eurodollar Loan made as
     part of the   Proposed Borrowing is _____ month[s]/4/ [with respect to
     Borrowing 1 and _____ month[s] with respect to Borrowing 2].


----------------------
/1/ To be used if different Interest Periods are selected with respect to different borrowings of Eurodollar Loans included in the Proposed Borrowing.

/2/  To be expanded to "Borrowing 3" etc., if necessary.

/3/ To be included for a Proposed Borrowing comprised, in whole or in part, of Eurodollar Loans.

/4/ To be used if the Proposed Borrowing is comprised of more than one borrowing of Eurodollar Loans and different Interest Periods are selected with respect to different borrowings of Eurodollar Loans.

                                                                     EXHIBIT D-2

          The undersigned hereby certifies that the following statements will be true on the date of the Proposed Borrowing:

          (A) the representations and warranties made by the undersigned and the Guarantor in Section 7 of the Credit Agreement and in each of the other Credit Documents to which it is a party are true and complete before and after giving effect to the Proposed Borrowing, with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

          (B) no Default or Event of Default with respect to the undersigned or the Guarantor has occurred and is continuing, or would result from the making of such Proposed Borrowing.


                                        Very truly yours,

                                        [NAME OF BORROWER]

                                        By:
                                            ---------------------------------
                                            Title:

                                                                     EXHIBIT D-3


                          FORM OF NOTICE OF BORROWING
                              OF SWING LINE LOANS

                                    [Date]

TO:       The Chase Manhattan Bank, as Administrative Agent

FROM:     [Name of Borrower]

RE:       Notice of Borrowing of Swing Line Loans

          The undersigned refers to the Credit Agreement, dated as of January 12, 1999 (as amended, modified or supplemented from time to time, the "Credit
                                                                       ------
Agreement"; terms defined therein being used herein as therein defined) among
---------
the undersigned, the other Borrower party thereto, Providian Financial Corporation, as Guarantor, the Lenders party thereto, and The Chase Manhattan Bank, as Administrative Agent; and hereby gives you notice, irrevocably, pursuant to Section 2.04 of the Credit Agreement, that the undersigned hereby requests a borrowing of Swing Line Loans under the Credit Agreement, and in connection therewith sets forth below the information relating to such borrowing (the "Proposed Borrowing") as required by Section 2.04 of the Credit Agreement:

          (i)   The Proposed Borrowing is requested from the Swing Line
     Lenders.

          (ii)  The Business Day of the Proposed Borrowing is ______,__.

          (ii)  The aggregate amount of the Proposed Borrowing is $_____.

          (iii) The Loans comprising the Proposed Borrowing will bear interest at the [ABR] [Swing Line Federal Funds Rate].

          The undersigned hereby certifies that the following statements will be true on the date of the Proposed Borrowing:

          (A) the representations and warranties made by the undersigned and the Guarantor in Section 7 of the Credit Agreement and in each of the other Credit Documents to which it is a party are true and complete before and after giving effect to the Proposed Borrowing, with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

                                                                     EXHIBIT D-3

          (B) no Default or Event of Default with respect to the undersigned or the Guarantor has occurred and is continuing, or would result from the making of such Proposed Borrowing.

                                        Very truly yours,

                                        [NAME OF BORROWER]

                                        By:
                                            -------------------------------
                                            Name:
                                            Title:

                                                                     EXHIBIT E-1


                               January 12, 1999

The Chase Manhattan Bank,
     as Administrative Agent,
Each of the Lenders party to the Credit Agreement
     (as hereinafter defined)

Ladies/Gentlemen:

          We have acted as special counsel to Providian National Bank ("PNB"), Providian Bank ("PB") and Providian Financial Corporation (the "Guarantor") in connection with the Credit Agreement, dated as of January 12, 1999 (the "Credit Agreement"), by and among PNB and PB (collectively, the "Borrowers"), the Guarantor (together with the Borrowers, the "Obligors"), each of the Lenders named in the Credit Agreement (the "Lenders") and The Chase Manhattan Bank, as Administrative Agent for the Lenders (the "Administrative Agent"). This opinion is furnished to you pursuant to Section 6.01(b)(iii) of the Credit Agreement. Capitalized terms used in this opinion, unless specifically defined in this opinion, have the meanings given to them in the Credit Agreement.

Materials Examined

          In this regard, we have examined executed originals or copies of the following:

          (a)  the Credit Agreement;

          (b)  the Fee Letter dated October 20, 1998;

          (c) the opinion of even date addressed to you from Ellen Richey, General Counsel to the Guarantor (the "General Counsel's Opinion");and

          (d) such other instruments, corporate records, certificates and other documents that we have deemed necessary as a basis for the opinions hereinafter expressed.

          The Credit Agreement and the Fee Letter are sometimes collectively referred to as the "Credit Documents."

Opinions

          Based upon such examination, and having regard for legal considerations which we deem relevant, and subject to the assumptions, limitations and qualifications below, we are of the opinion that:

          1. The Credit Documents constitute valid and binding obligations of each of the Obligors, enforceable against each of them in accordance with their respective terms.

                                                                     EXHIBIT E-1

          2. No order, consent, permit or approval of any governmental authority of the United States of America or the State of New York pursuant to any statute of the United States of America or of the State of New York, that we in the exercise of customary professional diligence would reasonably recognize to be applicable to any of the Obligors in connection with the transactions contemplated by the Credit Agreement, is required to be obtained by any of the Obligors for the execution, delivery and performance of its obligations under the Credit Documents to which it is a party.

          3. The execution, delivery and performance by each of the Obligors of the Credit Documents to which it is a party neither is prohibited by, nor subjects any of the Obligors to a fine, penalty or similar sanction that would be materially adverse to any of them under, any statute of the United States of America or any statute of the State of New York that we in the exercise of customary professional diligence would reasonably recognize to be applicable to such Obligor in connection with the transactions contemplated by the Credit Agreement.

Certain Assumptions

          With your permission we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) with respect to factual matters therein, the truth, accuracy and completeness of the information, representations and warranties contained in the Credit Agreement; (d) the due authorization, execution and delivery of all Credit Documents by the respective parties thereto; (e) the Credit Documents are valid and binding obligations of, and enforceable against, the respective parties thereto, other than the Obligors; and (f) the absence of any evidence extrinsic to the provisions of written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions.

Certain Limitations and Qualifications

          We express no opinion as to matters of law other than the law of the State of New York and the United States of America. No opinion is given in paragraphs 2 or 3 with respect to any federal bank regulatory law or regulation. With respect to paragraph 1, to the extent federal bank regulatory laws or regulations are applicable to the transactions contemplated by the Credit Agreement, we have relied on the General Counsel's Opinion as to compliance by the Obligors with any such bank regulatory law or regulation. Finally, we express no opinion as to any matters of municipal law or the laws of any other local agencies or governmental or regulatory authorities within any state.

          Our opinion that any Credit Document is valid, binding or enforceable against the any Obligor in accordance with its terms is qualified as to:

          (a) limitations imposed by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally;

                                                                     EXHIBIT E-1

          (b) rights to indemnification and contribution which may be limited by applicable law or equitable principles or otherwise unenforceable as against public policy;

          (c) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law; and

          (d) the enforceability of the obligations of the Guarantor under
Section 10 of the Credit Agreement with respect to any Obligation which is invalid or unenforceable.

          We also advise you that subsequent actions by the Lenders or the Administrative Agent may give rise to defenses afforded to guarantors under New York law.

Use of Opinion


     This opinion letter addresses the legal consequences of only the facts existing or assumed as of the date hereof.k The opinions expressed herein are based on an analysis of existing laws and court decisions and cover certain matters not directly addressed by such authorities. Such opinions may be affected by actions taken or omitted, events occurring, or changes in relevant facts, after the date hereof. We have not undertaken to determine, or to inform any person of, the occurrence or non-occurrence of any such actions, events or changes. This opinion letter is solely for your benefit in connection with the transactions covered by the first paragraph of this letter and may not be relied upon or used by, circulated, quoted, or referred to, nor may copies hereof be delivered to, any other person without our prior written approval, except that (i) copies of this opinion letter may be provided to your attorneys and accountants and bank regulatory authorities, and (ii) this opinion letter may be relied upon by, and copies may be delivered to, permitted transferees of a Lender in connection with such transfer. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

                              Very truly yours,


                              /s/ Orrick, Herrington & Sutcliffe LLP
                              --------------------------------------
                              ORRICK, HERRINGTON & SUTCLIFFE LLP

                                                                     EXHIBIT E-2


January 12, 1999


The Chase Manhattan Bank, as
Administrative Agent, and the
Lenders party to the Credit
Agreement (as hereinafter defined)

                        Re:  Providian Credit Agreement
                             --------------------------

Ladies and Gentlemen:

     I have acted as in-house counsel for Providian Financial Corporation, a Delaware corporation ("PFC"), Providian National Bank, a national banking association ("PNB"), and Providian Bank, a Utah corporation ("PB"), in connection with the Credit Agreement, dated as of January 12, 1999 (the "Credit Agreement"), among PNB and PB (the "Borrowers"), PFC (the "Guarantor" and, together with the Borrowers, the "Obligors"), the Lenders party thereto (the "Lenders") and The Chase Manhattan Bank, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent").

     This opinion is being furnished to you pursuant to Section 6.01(b)(iii) of the Credit Agreement. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

     For purposes of rendering this opinion, I have examined originals or copies identified to my satisfaction of the following documents:

          (a)  the Credit Agreement;

          (b)  the Fee Letter dated October 20, 1998;

          (c) the articles of association, articles of incorporation or certificate of incorporation, as the case may be, and by-laws, each as amended to the date hereof, of each of the Obligors;

          (d) a certificate of good standing with respect to PFC issued by the Delaware Secretary of State, dated January 11, 1999;

          (e) a certificate of good standing with respect to PNB issued by the Comptroller of the Currency, dated January 8, 1999; and

                                                                     EXHIBIT E-2

          (f) a certificate of good standing with respect to PB issued by the Utah Secretary of State, dated January 11, 1999.

          The documents referred to in items (a) and (b) above are sometimes referred to herein as the "Credit Documents."

          In addition, except as otherwise provided below, I have made such inquiries and investigations and examined such corporate records of the Obligors as I have deemed necessary to render the opinions set forth herein. As used herein, the phrase "to my knowledge" refers to my actual knowledge based on my review of the documents listed above and the information, inquiries and investigations described herein and no others.

          For purposes of this opinion, I have assumed (i) the due authorization, execution and delivery of Documents by each of the parties thereto other than the Obligors; (ii) that each such other party thereto has the legal power to act in the capacities in which it is to act under the Credit Documents; (iii) the conformity to the originals of any documents submitted to me as certified or photostatic copies, the authenticity of such documents and the genuineness of all signatures on such documents; (iv) that each of the Credit Documents is the legal, valid and binding obligation of each of the parties thereto other than the Obligors, enforceable against each such party in accordance with its terms; and (v) that each such other party has performed and will perform its obligations thereunder.

          Based upon the foregoing, and subject to the qualifications, limitations and assumptions hereinafter set forth, I am of the opinion that:

          1. Each of the Obligors is validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to own and operate its properties, to conduct its business in the manner in which it presently is conducted and to execute, deliver and perform its obligations under the Credit Documents to which it is a party.

          2. Each of the Credit Documents to which an Obligor is a party has been duly authorized by all necessary corporate action on the part of such Obligor and has been duly executed and delivered by such Obligor.

          3. Neither the execution and delivery by any Obligor of the Credit Documents to which it is a party nor the performance by such Obligor of its obligations thereunder (i) constitutes or will result in a breach of such Obligor's charter or by-laws or, to my knowledge, any order of any court or governmental authority having jurisdiction over such Obligor or constitutes a violation of applicable law, (ii) will conflict with, or result in any material breach of, or constitute a default under, or result in the creation or imposition of any lien upon any property or assets of such Obligor or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, agreement or other instrument to which such Obligor or any of its Subsidiaries is a party or by which such Obligor or any of its Subsidiaries is bound or (iii) will require any consent, approval, authorization or order of, or filing with, any governmental authority be obtained or effected by any Obligor, except such as have been obtained or effected.

                                                                     EXHIBIT E-2

          4. Except as disclosed in the Credit Agreement, there is no pending or, to my knowledge, threatened, action, suit or proceeding or governmental investigation against any Obligor or any of its Subsidiaries before or by any court, arbitrator or governmental or administrative body (i) with respect to any of the Credit Documents or the any of transactions contemplated thereby or (ii) which would reasonably be expected to have a material adverse effect on the financial condition of such Obligor and its Subsidiaries taken as a whole or the ability of such Obligor to perform its obligations under the Credit Documents to which it is a party.

          5. None of the Obligors is an "investment company" or a person directly or indirectly controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. None of the Obligors is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          The foregoing opinions are subject to the following qualifications, limitations and assumptions:

          I render no opinion herein as to matters involving the laws of any jurisdiction other than the laws of the State of California, the General Corporation Law of the State of Delaware, the Revised Business Corporation Act of the State of Utah and applicable federal bank regulatory laws and regulations of the United States of America. No opinion is expressed herein with respect to any securities or "blue sky" laws of any state. This opinion is limited to the effect of the present state of such laws, as applied to the facts on which I have relied (as set forth above), in existence on the date hereof. I express no opinion as to the laws of any other time or jurisdiction or the applicability of the laws of any particular jurisdiction. I assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts, and I assume no responsibility to advise you of any such changes.

          This opinion is delivered solely for your benefit in connection with the transactions contemplated by the Credit Agreement and may not be relied upon or used by, circulated, quoted or referred to, nor may any copies of this opinion be delivered to, any other person without my prior written approval, except that (i) copies of this opinion may be provided to your attorneys and accountants and to bank examiners and other regulatory authorities, (ii) this opinion may be relied upon by, and copies may be delivered to, permitted transferees of a Lender in connection with such transfer and (iii) this opinion may be relied upon by Orrick, Herrington & Sutcliffe LLP in giving their opinion of even date to you.


Very truly yours,


/s/ Ellen Richey
--------------------
Ellen Richey
General Counsel

                                                                     EXHIBIT E-2

                                                                     EXHIBIT F-1

                           [FORM OF SYNDICATED NOTE]
                                PROMISSORY NOTE

$_______________                                            [ __ ,]
                                                            New York, New York

          FOR VALUE RECEIVED, [NAME OF BORROWER], a [national banking association incorporated, organized and existing under the laws of the United States of America] [corporation organized and existing under the laws of the State of Utah] (the "Borrower"), hereby promises to pay to the order of
                     --------
_____________ (the "Lender"), for the account of its respective Applicable
                    ------
Lending Offices provided for in the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank at 270 Park Avenue, New York, New York 10017, Attention: Financial Institutions Division, 36th Floor, the principal sum of ______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Syndicated Loans made by the Lender to the Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Syndicated Loan, at such office, in like money and funds, for the period commencing on the date of such Syndicated Loan until such Syndicated Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Syndicated Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, each of which recordations or endorsements shall constitute prima facie evidence of the matters set forth therein; provided that the failure of the Lender to make any
                           --------
such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Syndicated Loans made by the Lender.

          This Note is one of the promissory notes referred to in Section 13.06(d) of the Credit Agreement dated as of January 12, 1999 (as amended, modified and supplemented and in effect from time to time, the "Credit
                                                                ------
Agreement") among the Borrower, the other Borrower party thereto, Providian
---------
Financial Corporation, as Guarantor, the Lenders named therein and The Chase Manhattan Bank, as Administrative Agent, and evidences Syndicated Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

                                                                     EXHIBIT F-1

          Except as permitted by Section 13.06 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

          The Borrower hereby waives diligence, presentment, protest, demand and notice of every kind.

          This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                                        [NAME OF BORROWER]


                                        By
                                           ---------------------------------
                                           Title:

                                                                     EXHIBIT F-1


                         SCHEDULE OF SYNDICATED LOANS

          This Note evidences Syndicated Loans made, Continued or Converted under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:

-------------------------------------------------------------------------------------------------------------
Date Made,     Principal      Type of      Interest      Duration    Amount Paid      Unpaid       Notation
 Continued     Amount of       Loan          Rate           of         Prepaid,     Principal      Made by
    or           Loan                                    Interest      Continued      Amount
 Converted                                                Period          or
                                                                       Converted




                                                                     EXHIBIT F-2

                     [FORM OF COMPETITIVE BID OPTION NOTE]

                                PROMISSORY NOTE

$_______________                                            [__,]
                                                            New York, New York

          FOR VALUE RECEIVED, [NAME OF BORROWER], a [national banking association incorporated, organized and existing under the laws of the United States of America] [corporation organized and existing under the laws of the State of Utah] (the "Borrower"), hereby promises to pay to the order
                     --------
of_____________ (the "Lender"), for the account of its respective Applicable Lending Offices provided for in the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank at 270 Park Avenue, New York, New York 10017, Attention: Financial Institutions Division, 36th Floor, the aggregate unpaid principal amount of the Competitive Bid Option Loans made by the Lender to the Borrower under the Credit Agreement, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Competitive Bid Option Loan, at such office, in like money and funds, for the period commencing on the date of such Competitive Bid Option Loan until such Competitive Bid Option Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          The date, amount, Type, interest rate and maturity date of each Competitive Bid Option Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, each of which recordations or endorsements shall constitute prima facie evidence of the matters set forth therein; provided that the failure of the Lender to make any such recordation or
         --------
endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Competitive Bid Option Loans made by the Lender.

          This Note is one of the promissory notes referred to in Section 13.06(d) of the Credit Agreement dated as of January 12, 1999 (as amended, modified and supplemented and in effect from time to time, the "Credit
                                                                ------
Agreement") among the Borrower, the other Borrower party thereto, Providian
---------
Financial Corporation, as Guarantor, the Lenders named therein (including the Lender) and The Chase Manhattan Bank, as Administrative Agent, and evidences Competitive Bid Option Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

                                                                     EXHIBIT F-2

          Except as permitted by Section 13.06 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

          The Borrower hereby waives diligence, presentment, protest, demand and notice of every kind.

          This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                                        [NAME OF BORROWER]


                                        By
                                           ----------------------------
                                           Title

                                                                     EXHIBIT F-2


                               SCHEDULE OF LOANS

          This Note evidences Competitive Bid Option Loans made under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts, of the Types, bearing interest at the rates and maturing on the dates set forth below, subject to the payments and prepayments of principal set forth below:



--------------------------------------------------------------------------------------------------------------
  Date of      Principal      Type of      Interest      Maturity       Amount        Unpaid       Notation
   Loan        Amount of       Loan          Rate         Date of       Paid or      Principal      Made by
                 Loan                                      Loan         Prepaid       Amount


                                                                       EXHIBIT G

                          ADDITIONAL LENDER ADDENDUM

          ADDENDUM, dated _____________________, to the Credit Agreement, dated as of January 12, 1999 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among Providian National Bank, a national banking
     ----------------
association incorporated, organized and existing under the laws of the United States of America ("PNB"), Providian Bank, a corporation, organized and existing
                    ---
under the laws of the State of Utah ("PB"; together with PNB, the "Borrowers");
                                      --                           ---------
Providian Financial Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Guarantor"; together with the Borrowers, the
                                    ---------
"Obligors"); the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"); and The Chase Manhattan Bank, a New York banking corporation, as Administrative Agent for the Lenders (in such capacity, together with any successor appointed pursuant to Section 12.08 thereof, the "Administrative Agent").
              --------------------



                             W I T N E S S E T H :

          WHEREAS, the Credit Agreement provides that a financial institution; although not originally a party thereto, may become a party to the Credit Agreement with the consent of the Obligors by executing and delivering to the Obligors and the Administrative Agent an addendum to the Credit Agreement in substantially the form of this Addendum; and

          WHEREAS, the undersigned was not an original party to the Credit Agreement but now desires to become a party thereto;

          NOW, THEREFORE, the undersigned hereby agrees as follows:

          1. The undersigned (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 7.01 thereof or the financial statements most recently delivered by the Borrowers and the Guarantor pursuant to Section 8.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to become a Lender; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees to be bound by the provisions of the Credit Agreement and agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender; (v) specifies as its Applicable Lending Offices (and address for notices) the office(s) set forth beneath its name on the signature page hereof; (vi) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the status of the undersigned for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to it under the Credit Documents or such other documents as are necessary to indicate that all such payments are subject to such rates

                                                                       EXHIBIT G

at a rate reduced by an applicable tax treaty; and (vii) and agrees that it shall on the date this Addendum is accepted by the Borrowers and the Administrative Agent become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto.

          2.  The amount of the Commitment of the undersigned shall be $_______.

          3. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

          IN WITNESS WHEREOF, the undersigned has caused this Addendum to be executed and delivered by a duly authorized officer on the date first above written



                                   [NAME OF LENDER]

                                   By:
                                       ------------------------------------
                                       Title:


                                   Lending Office for ABR Loans:

                                   Lending Office for Loans other than
                                   ABR Loans:

                                   Address for Notices:

                                   Attention:

                                   Telex No.:

                                   Telecopier No.:

                                   Telephone No.:



Accepted this ___ day of
____________, __.

THE CHASE MANHATTAN BANK,
 as Administrative Agent


By:
    ---------------------------
    Title:

                                                                       EXHIBIT G

Accepted this ___ day of
____________,__.


PROVIDIAN FINANCIAL CORPORATION
 as Guarantor


By:
    -----------------------------
    Title:


PROVIDIAN NATIONAL BANK


By:
    ------------------------------
    Title:


PROVIDIAN BANK


By:
    -------------------------------
    Title:

                                                                       EXHIBIT H



                         INCREASED COMMITMENT ADDENDUM

          ADDENDUM, dated _____________________, to the Credit Agreement, dated as of January 12, 1999 (as amended, modified or supplemented from time to time, the ?Credit Agreement?), among Providian National Bank, a national banking
     ----------------
association incorporated, organized and existing under the laws of the United States of America ("PNB"), Providian Bank, a corporation organized and existing
                    ---
under the laws of the State of Utah ("PB"; together with PNB, the "Borrowers");
                                      --                           ---------
Providian Financial Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Guarantor"; together with the Borrowers, the
                                    ---------
"Obligors"); the several banks and other financial institutions or entities from
 --------
time to time party thereto (the "Lenders"); and The Chase Manhattan Bank, a New York banking corporation, as Administrative Agent for the Lenders (in such capacity, together with any successor appointed pursuant to Section 12.08 thereof, the "Administrative Agent").
              --------------------



                             W I T N E S S E T H :

          WHEREAS, the Credit Agreement provides in subsection 2.14 thereof that any Lender with the consent of the Obligors may increase the amount of its Commitment by executing and delivering to the Obligors and the Administrative Agent an addendum to the Credit Agreement in substantially the form of this Addendum; and

          WHEREAS, the undersigned now desires to increase the amount of its Commitment under the Credit Agreement;

          NOW, THEREFORE, the undersigned hereby agrees as follows:

          1. The undersigned agrees, subject to the terms and conditions of the Credit Agreement, that it shall on the date this Addendum is accepted by the Obligors and the Administrative Agent have its Commitment increased $____________, thereby making the amount of its Commitment
     $_______________.

          2. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

          IN WITNESS WHEREOF, the undersigned has caused this Addendum to be executed and delivered by a duly authorized officer on the date first above written

                                        [NAME OF LENDER]
                                        By:
                                            -------------------------------
                                            Title:

                                                                       EXHIBIT H

Accepted this ___ day of
____________, __.

THE CHASE MANHATTAN BANK,
as Administrative Agent


By:
    ----------------------------
    Title:


Accepted this ___ day of
____________, __.


PROVIDIAN FINANCIAL CORPORATION,
as Guarantor


By:
    ----------------------------
    Title:


PROVIDIAN NATIONAL BANK


By:
    ----------------------------
    Title:


PROVIDIAN BANK


By:
    ----------------------------
    Title:

                                                                       EXHIBIT I



                                 January 12, 1999



The Chase Manhattan Bank, as Administrative Agent under
     the Credit Agreement, as hereinafter
     defined (the "Administrative Agent")
                   --------------------

     and

The Lenders listed on Schedule I hereto
     which are parties to the Credit Agreement on the date hereof

     Re: Credit Agreement, dated as of January 12, 1999, among Providian National Bank, a national banking association incorporated, organized and existing under the laws of the United States of America ("PNB"), Providian Bank, a
                                     ---
          Corporation organized and existing under the laws of the State of Utah ("PB"; together with PNB, the "Borrowers");
                    --                           ---------
          Providian Financial Corporation, a corporation organized and Existing under the laws of the State of Delaware (the "Guarantor"; together with the Borrowers, the "Obligors"); the
           ---------                                     --------
          lending institutions identified in the Credit Agreement (the "Lenders"); the Administrative Agent, and Nationsbanc
           -------
          Montgomery Securities LLC, Citicorp USA Inc. and Credit
          Suisse First Boston, as Syndication Agents.

-------------------------------------------------------------------------------

Ladies and Gentlemen:

          We have acted as counsel to the Administrative Agent in connection with the preparation, execution and delivery of the Credit Agreement. Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement. This opinion is furnished to you pursuant to Section 6.01(b)(iv) of the Credit Agreement.

          In connection with this opinion, we have examined the Credit Agreement, signed by each Obligor and by the Administrative Agent and certain of the Lenders. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Obligors. In addition, we have examined, and have relied as to matters of fact upon, the representations made in the Credit Agreement.

                                                                       EXHIBIT I

          In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

          In rendering the opinion set forth below, we have assumed that (1) the Credit Agreement is a valid and legally binding obligation of each of the Lenders parties thereto, (2)(a) each of the Obligors is validly existing and in good standing under the laws of the jurisdiction in which it is organized and has duly authorized, executed and delivered the Credit Agreement in accordance with its organizational documents, (b) execution, delivery and performance by each Obligor of the Credit Agreement do not violate the laws of the jurisdiction in which it is organized or any other applicable laws (excepting the laws of the State of New York and the Federal laws of the United States) and (c) execution, delivery and performance by each Obligor of the Credit Agreement do not constitute a breach or vioilation of any agreement or instrument which is binding upon such Obligor and (3) no Obligor is an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940.

          Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Credit Agreement constitutes the valid and legally binding obligation of each Obligor, enforceable against such Obligor in accordance with its terms.

          Our opinion set forth above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

          We express no opinion with respect to:

          (A) the effect of any provision of the Credit Agreement which is intended to permit modification thereof only by means of an agreement in writing by the parties thereto;

          (B) the effect of any provision of the Credit Agreement insofar as it provides that any Person purchasing a participation from a Lender or other Person may exercise set-off or similar rights with respect to such participation or that any Lender or other Person may exercise set-off or similar rights other than in accordance with applicable law;

          (C) the effect of any provision of the Credit Agreement imposing penalties or forfeitures;

          (D) the enforceability of any provision of the Credit Agreement to the extent that such provision constitutes a waiver of illegality as a defense to performance of contract obligations; or

          (E) the effect of any provision of the Credit Agreement relating to indemnification or

                                                                       EXHIBIT I

exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated Person or the Person receiving contribution.

          We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York and the Federal law of the United States.

          This opinion letter is rendered to you in connection with the above described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

                                        Very truly yours,


                                        /s/ Simpson Thacher & Bartlett
                                        ------------------------------
                                        SIMPSON THACHER & BARTLETT